Execution Version
SENIOR SECURED SUPERPRIORITY DEBTOR-IN-POSSESSION REVOLVING CREDIT AGREEMENT

Dated as of
October 2, 2020
among
Oasis Petroleum Inc.,
as Parent and a Debtor and Debtor-in-Possession,

Oasis Petroleum North America LLC,
as Borrower and a Debtor and Debtor-in-Possession,
the other Credit Parties party hereto,
each as a Guarantor and a Debtor and Debtor-in-Possession,

Wells Fargo Bank, N.A.,
as Administrative Agent and Issuing Bank,
and
The Lenders Party Hereto

Sole Lead Arranger and Sole Bookrunner
Wells Fargo Securities, LLC

TABLE OF CONTENTS
Page
Article I
Definitions and Accounting Matters
Section 1.01    Terms Defined Above    2
Section 1.02    Certain Defined Terms    2
Section 1.03    Types of Loans and Borrowings    35
Section 1.04    Terms Generally; Rules of Construction    35
Section 1.05    Accounting Terms and Determinations; GAAP    35
Section 1.06    Rates    35
Section 1.07    Divisions    36
Article II
The Credits
Section 2.01     Commitments    36
Section 2.02    Loans and Borrowings    37
Section 2.03    Requests for Borrowings    38
Section 2.04    Interest Elections    39
Section 2.05    Funding of Borrowings; Funding by Lenders    40
Section 2.06    Scheduled Termination of Commitments    41
Section 2.07    [Reserved]    41
Section 2.08    Letters of Credit    41
Section 2.09    Conversion    47
Article III
Payments of Principal and Interest; Prepayments; Fees
Section 3.01     Repayment of Loans    48
Section 3.02    Interest    48
Section 3.03    Alternate Rate of Interest    49
Section 3.04    Prepayments    50
Section 3.05    Fees    51
Article IV
Payments; Pro Rata Treatment; Sharing of Set-offs
Section 4.01     Payments Generally; Pro Rata Treatment; Sharing of Set-offs    53
Section 4.02    Presumption of Payment by the Borrower    54
Section 4.03    Certain Deductions by the Administrative Agent    54
Section 4.04    Disposition of Proceeds    54
Article V
Increased Costs; Break Funding Payments; Taxes
Section 5.01     Increased Costs    55
Section 5.02    Break Funding Payments    56
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Section 5.03    Taxes    56
Section 5.04    Mitigation Obligations; Replacement of Lenders    59
Section 5.05    Illegality    60
Article VI
Conditions Precedent
Section 6.01     Effective Date    60
Section 6.02    Each Credit Event    64
Article VII
Representations and Warranties
Section 7.01     Organization; Powers    66
Section 7.02    Authority; Enforceability    66
Section 7.03    Approvals; No Conflicts    66
Section 7.04    Financial Condition; No Material Adverse Change    67
Section 7.05    Litigation    67
Section 7.06    Environmental Matters    68
Section 7.07    Compliance with the Laws and Agreements; No Defaults    69
Section 7.08    Investment Company Act    69
Section 7.09    Taxes    69
Section 7.10    ERISA    69
Section 7.11    Disclosure; No Material Misstatements    70
Section 7.12    Insurance    71
Section 7.13    Restriction on Liens    71
Section 7.14    Subsidiaries    71
Section 7.15    Location of Business and Offices    71
Section 7.16    Properties; Titles, Etc    72
Section 7.17    Maintenance of Properties    73
Section 7.18    Gas Imbalances, Prepayments    73
Section 7.19    Marketing of Production    74
Section 7.20    Swap Agreements and Qualified ECP Guarantor    74
Section 7.21    Use of Loans and Letters of Credit    74
Section 7.22    [Reserved]    74
Section 7.23    Anti-Corruption Laws    74
Section 7.24    Sanctions    75
Section 7.25    OP International    75
Section 7.26    EEA Financial Institutions    75
Section 7.27    DevCo Properties    75
Section 7.28    FERC    77
Section 7.29    State Regulation    77
Section 7.30    Title to Refined Products    77
Section 7.31    [Reserved]    77
Section 7.32    Beneficial Ownership Certification    78
Section 7.33    Security Interests    78
Section 7.34    Reorganization Matters    78
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Article VIII
Affirmative Covenants
Section 8.01     Financial Statements; Other Information    79
Section 8.02    Notices of Material Events    84
Section 8.03    Existence; Conduct of Business    84
Section 8.04    Payment of Obligations    84
Section 8.05    Performance of Obligations under Loan Documents    85
Section 8.06    Operation and Maintenance of Properties    85
Section 8.07    Insurance    85
Section 8.08    Books and Records; Inspection Rights    86
Section 8.09    Compliance with Laws    86
Section 8.10    Environmental Matters    86
Section 8.11    Further Assurances    87
Section 8.12    Reserve Reports    88
Section 8.13    Title Information    89
Section 8.14    ERISA Compliance    89
Section 8.15    DevCo Properties    89
Section 8.16    Marketing Activities    90
Section 8.17    Commodity Exchange Act Keepwell Provisions    91
Section 8.18    DevCo Parent Undertaking    91
Section 8.19    Ownership of DevCo Equity Interests    91
Section 8.20    Ownership of General Partner Equity Interests    91
Section 8.21    Accounts    91
Section 8.22    Case Milestones    92
Section 8.23    Cash Management    93
Section 8.24    Pleadings    93
Section 8.25    Bankruptcy Related Matters    93
Article IX
Negative Covenants
Section 9.01     Financial Covenants.    94
Section 9.02    Debt    94
Section 9.03    Liens    95
Section 9.04    Dividends, Distributions and Redemptions; Repayment of Debt    96
Section 9.05    Investments, Loans and Advances    97
Section 9.06    Nature of Business; International Operations    98
Section 9.07    Proceeds of Notes    98
Section 9.08    ERISA Compliance    99
Section 9.09    Sale or Discount of Receivables    99
Section 9.10    Mergers, Etc    99
Section 9.11    Sale of Properties and Liquidation of Swap Agreements    100
Section 9.12    Environmental Matters    100
Section 9.13    Transactions with Affiliates    100
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Section 9.14    Subsidiaries    101
Section 9.15    Negative Pledge Agreements; Dividend Restrictions    101
Section 9.16    Gas Imbalances, Take-or-Pay or Other Prepayments    101
Section 9.17    Swap Agreements    101
Section 9.18    Covenants of Parent, OP LLC and the General Partner    102
Section 9.19    Changes to Organizational Documents of General Partner, DevCos and Credit Parties    103
Section 9.20    Chapter 11 Claims    103
Section 9.21    Other Financings    103
Section 9.22    Superpriority Claims    103
Article X
Events of Default; Remedies
Section 10.01     Events of Default    104
Section 10.02    Remedies    107
Article XI
The Agents
Section 11.01     Appointment; Powers    109
Section 11.02    Duties and Obligations of Administrative Agent    109
Section 11.03    Action by Administrative Agent    110
Section 11.04    Reliance by Administrative Agent    110
Section 11.05    Subagents    111
Section 11.06    Resignation of Administrative Agent    111
Section 11.07    Agents as Lenders    111
Section 11.08    No Reliance    111
Section 11.09    Administrative Agent May File Proofs of Claim    112
Section 11.10    Authority of Administrative Agent to Release Collateral and Liens    113
Section 11.11    The Arranger    113
Article XII
Miscellaneous
Section 12.01     Notices    113
Section 12.02    Waivers; Amendments    114
Section 12.03    Expenses, Indemnity; Damage Waiver    115
Section 12.04    Successors and Assigns    118
Section 12.05    Survival; Revival; Reinstatement    121
Section 12.06    Counterparts; Integration; Effectiveness    122
Section 12.07    Severability    122
Section 12.08    Right of Setoff    123
Section 12.09    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS    123
Section 12.10    Headings    124
Section 12.11    Confidentiality    124
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Section 12.12    Interest Rate Limitation    125
Section 12.13    EXCULPATION PROVISIONS    126
Section 12.14    Collateral Matters; Swap Agreements    127
Section 12.15    No Third Party Beneficiaries    127
Section 12.16    USA Patriot Act Notice    127
Section 12.17    [Reserved]    127
Section 12.18    [Reserved]    127
Section 12.19    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    127
Section 12.20    No Advisory or Fiduciary Responsibility    128
Section 12.21    Acknowledgement Regarding Any Supported QFCs    129
Section 12.22    Incorporation of DIP Order by Reference    129
Section 12.23    CREDIT PARTY RELEASE    129
Article XIII
Guarantee
Section 13.01     Guarantee; Limitation of Liability.    130
Section 13.02    Guarantee Absolute    130
Section 13.03    Waivers and Acknowledgments    132
Section 13.04    Subrogation    132
Section 13.05    Continuing Guaranty; Assignment    133
Section 13.06    Release    133
Article XIV
Section 14.01     Grant of Security Interest    134
Section 14.02    Assignment of As-Extracted Collateral    135
Section 14.03    Perfection of Security Interest    136
Section 14.04    Right to Cure    137
Section 14.05    The Administrative Agent’s and Lenders’ Rights, Duties, and Liabilities    137
Section 14.06    Rights in Respect of Investment Property    137
Section 14.07    Remedies    138

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ANNEXES, EXHIBITS AND SCHEDULES
Annex I        List of Commitments
Exhibit A        Form of Note
Exhibit B        Form of Borrowing Request
Exhibit C        Form of Interest Election Request
Exhibit D        Form of Compliance Certificate
Exhibit E        Form of Assignment and Assumption
Exhibit F        Effective Date DIP Budget
Exhibit G-1        Form of U.S. Tax Compliance Certificate (Foreign Lenders; Not Partnerships)
Exhibit G-2        Form of U.S. Tax Compliance Certificate (Foreign Participants; Not Partnerships)
Exhibit G-3        Form of U.S. Tax Compliance Certificate (Foreign Participants; Partnerships)
Exhibit G-4        Form of U.S. Tax Compliance Certificate (Foreign Lenders; Partnerships)
Exhibit H        Exit Facility Term Sheet

Schedule 2.08        Pre-Petition Letters of Credit
Schedule 7.05        Litigation
Schedule 7.06        Environmental Matters
Schedule 7.14        Subsidiaries
Schedule 7.16        Title Defects
Schedule 7.18        Gas Imbalances
Schedule 7.19        Marketing Contracts
Schedule 7.20        Swap Agreements
Schedule 9.05        Investments
Schedule 14.01    Commercial Tort Claims

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THIS SENIOR SECURED SUPERPRIORITY DEBTOR-IN-POSSESSION REVOLVING CREDIT AGREEMENT dated as of October 2, 2020, is among: Oasis Petroleum Inc., a Delaware corporation (the “Parent”); Oasis Petroleum North America LLC, a Delaware limited liability company (the “Borrower”); each of the other Guarantors party hereto; each of the Lenders from time to time party hereto; Wells Fargo Bank, N.A. (in its individual capacity, “Wells Fargo”) as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and as Issuing Bank (capitalized terms used but not defined in this introductory paragraph or in the recitals below have the meaning provided in Section 1.02).
R E C I T A L S
A.    On September 30, 2020 (the “Petition Date”), the Parent, the Borrower and its Subsidiaries (as defined below) each commenced a voluntary case (each a “Chapter 11 Case”, and collectively, the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the Bankruptcy Code, and the Chapter 11 Cases are being jointly administered in the Bankruptcy Court (as defined below).
B.    From and after the Petition Date, the Parent, the Borrower and its Subsidiaries continue to operate their businesses and manage their properties as debtors and debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.
C.    Prior to the Petition Date, financing was provided to the Borrower pursuant to that certain Third Amended and Restated Credit Agreement dated as of October 16, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Petition Date, the “Pre-Petition Credit Agreement”), among the Borrower, the Parent, OP LLC, the lenders from time to time party thereto (the “Pre-Petition Lenders”), Wells Fargo Bank, in its capacities as “Administrative Agent” for the Pre-Petition Lenders (in such capacity, the “Pre-Petition Agent”) and “Issuing Bank” (in such capacity, the “Pre-Petition Issuing Bank”) and Wells Fargo Bank and JPMorgan Chase Bank, N.A., in their respective capacities as “Swingline Lender” (in such capacity, the “Pre-Petition Swingline Lenders”), pursuant to which the Pre-Petition Lenders extended “Loans” (as defined in the Pre-Petition Credit Agreement), the Pre-Petition Issuing Bank issued “Letters of Credit” (as defined in the Pre-Petition Credit Agreement) and the Pre-Petition Swingline Lenders extended “Swingline Loans” (as defined in the Pre-Petition Credit Agreement).
D.    The Borrower seeks to obtain post-petition debtor-in-possession credit financing (the “DIP Facility”) consisting of (i) new money revolving credit in an aggregate principal amount not to exceed $150,000,000 and (ii) a roll-up in an aggregate amount of up to $300,000,000 upon entry of the DIP Order, in accordance with the terms and conditions set forth in the Loan Documents.
E.    The relative priority of the DIP Facility with respect to the Collateral granted to secure the Indebtedness shall be as set forth in the DIP Order upon entry thereof by the Bankruptcy Court and subject to, among other things, the Carve Out.

F.    In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:
Article I.
Definitions and Accounting Matters
Section 1.01Terms Defined Above
As used in this Agreement, each term defined above has the meaning indicated above.
Section 2.01Certain Defined Terms
As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acceptable Plan” means a Chapter 11 Plan that  provides for the termination of the unused commitments under the DIP Facility and the Payment in Full of the Indebtedness (and, as applicable, cash collateralization of any issued and undrawn Letters of Credit (or other arrangements satisfactory to the Issuing Bank and the Administrative Agent)) upon the effective date of such plan,  provides that the effective date of such plan shall occur by a date that is within the applicable Case Milestones,  contains customary releases and other exculpatory provisions for the benefit of the Administrative Agent, the Lenders, the Pre-Petition Agent, the Pre-Petition Issuing Bank and the Pre-Petition Lenders,  shall be in full force and effect, with respect to foregoing clauses (a) through (d), shall not have been modified, altered, amended or otherwise changed or supplemented without the prior written consent of the Administrative Agent and the Pre-Petition Agent and (f) is otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Pre-Petition Agent (it being understood and agreed that the Chapter 11 Plan of the Borrower and its Affiliates filed with the Bankruptcy Court as of September 30, 2020 is satisfactory to the Administrative Agent and the Pre-Petition Agent and meets the requirements of clauses (a) through (d) and clause (f) of this definition).
“Account Control Agreement” means any control agreement which grants the Administrative Agent “control” as defined in the Uniform Commercial Code in effect in the applicable jurisdiction over the applicable Deposit Account, Securities Account or Commodity Account and executed by the institutions maintaining a Deposit Account, Securities Account or Commodity Account (as applicable) in the name of the applicable Credit Parties, in each case, as required by Section 8.21, in form and substance acceptable to the Administrative Agent.
“Accounts” means all “accounts” (as defined in Article 9 of the UCC) now owned or hereafter created or acquired by any Credit Party, including without limitation all of the following now owned or hereafter created or acquired by any Credit Party: (a) accounts receivable, payment intangibles, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to any such Credit Party arising from the sale, lease or exchange of goods or other property and/or the performance of services; (b) any Credit Party’s rights in, to and under all purchase orders for goods, services or other property; (c) any Credit Party’s rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers’ rights of rescission, replevin, reclamation and rights to stoppage in transit); (d) monies due to or to become due to any Credit Party under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges with respect thereto (whether or not yet earned by performance on the part of such Credit Party); and (e) all collateral security and guaranties of any kind given by any Person with respect to any of the foregoing.
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the LIBO Rate for such Interest Period multiplied by the Statutory Reserve Rate.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Loans” has the meaning assigned such term in Section 5.05.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agents” means, collectively, the Administrative Agent, the Syndication Agent and any other agent for the Lenders from time to time appointed under this Agreement.
“Agreement” means this Senior Secured Superpriority Debtor-in-Possession Revolving Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“Allowed Professional Fees” has the meaning set forth in the DIP Order.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of  the Prime Rate in effect on such day,  the Federal Funds Effective Rate in effect on such day plus ½ of 1.00% and  the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively. For the avoidance of doubt, if the Alternate Base Rate shall be less than 2.00% per annum, such rate shall be deemed to be 2.00% per annum for purposes of this Agreement.

“Alternate Base Rate Margin” means, for any day, (a) with respect to any ABR Borrowing made (i) pursuant to Section 2.01(a) (and any conversion of a Borrowing made pursuant to Section 2.01(a) to an ABR Borrowing) or (ii) in respect of an LC Disbursement for any Letter of Credit (other than a Roll-Up Letter of Credit) and any continuation thereof, 4.50% per annum and (b) with respect to any ABR Borrowing deemed made (i) pursuant to Section 2.01(b) (and any conversion of a Borrowing deemed made pursuant to Section 2.01(b) to an ABR Borrowing) or (ii) in respect of an LC Disbursement for any Roll-Up Letter of Credit (and any continuation thereof), 3.25% per annum.
“Anti-Corruption Laws” means all state or federal laws, rules, and regulations applicable to the Parent, OP LLC, Borrower or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including the FCPA.
“Anti-Money Laundering Laws” means any and all laws, statues, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing or money laundering (including, without limitation, the USA Patriot Act, the Money Laundering Control Act of 1986, the Bank Secrecy Act, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), and the rules and regulations promulgated thereunder) of the jurisdictions in which the Parent, OP LLC, the Borrower or any of its Subsidiaries operates or in which the proceeds of the Loans or Letters of Credit will be used in connection with the operations of the Parent, OP LLC, the Borrower or any of their respective Subsidiaries.
“Applicable Percentage” means, at any time, for each Lender, the percentage obtained by dividing (a) such Lender’s Commitment at such time by (b) the amount of the Total Commitment at such time; provided that at any time when the Total Commitment shall have been terminated, each Lender’s Applicable Percentage shall be the percentage obtained by dividing such Lender’s Revolving Credit Exposure at such time by the aggregate Revolving Credit Exposures of all Lenders at such time.
“Approved Counterparty” shall mean any Person who, with respect to a Swap Agreement, is  a Secured Swap Party, or  any other Person whose issuer rating or long term senior unsecured debt ratings at the time of entry into such Swap Agreement is A-/A3 by S&P or Moody’s (or their equivalent) or higher (or whose obligations under the applicable Swap Agreement are guaranteed by an Affiliate of such Person meeting such rating standards).
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by  a Lender,  an Affiliate of a Lender or  an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Petroleum Engineers” means  Netherland, Sewell & Associates, Inc.,  Ryder Scott Company Petroleum Consultants, L.P.,  W. D. Von Gonten & Co.,  DeGolyer and MacNaughton and  any other independent petroleum engineers reasonably acceptable to the Administrative Agent.

“Arranger” means Wells Fargo Securities, LLC, in its capacities as the sole lead arranger and sole bookrunner hereunder.
“As-Extracted Collateral” has the meaning assigned to such term in the Uniform Commercial Code presently in effect in the jurisdiction in which the relevant Collateral is situated or which otherwise is applicable to the creation or perfection of the Liens described herein or the rights and remedies of the Administrative Agent under Article XIV of this Agreement.
“Asset Sale” means any sale, transfer, assignment, conveyance or other disposition by any Credit Party of any of its Property to any Person that is not a Credit Party, but excluding sales and other dispositions of Property permitted pursuant to Section 9.11(a) or Section 9.11(b).
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit E or any other form approved by the Administrative Agent.
“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.
“Avoidance Actions” has the meaning set forth in the DIP Order.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Products” means any of the following bank services:  commercial credit cards,  stored value cards, and  treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Bank Products Provider” means any Lender or Affiliate of a Lender that provides Bank Products to the Borrower or any Guarantor.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” now and hereafter in effect, or any applicable successor statute.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division, any appellate court having jurisdiction over the Chapter 11 Cases from time to time, or any other court having jurisdiction over the Chapter 11 Cases from time to time.
“Beartooth” means Beartooth DevCo LLC, a Delaware limited liability company.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.
“Bobcat” means Bobcat DevCo LLC, a Delaware limited liability company.
“Borrowing” means Loans of the same Type, made (or deemed made), converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
“Budgeted Expenditures” means expenditures permitted to be paid by the Credit Parties in accordance with the DIP Budget, subject to the Permitted Variances.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.
“Call Spread Counterparties” means one or more financial institutions selected by the Parent to sell the options contemplated by the Permitted Bond Hedge Transaction(s) and purchase the warrants contemplated by the Permitted Warrant Transaction(s).
“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.
“Carve Out” has the meaning provided in the DIP Order.

“Carve Out Reserves” has the meaning provided in the DIP Order.
“Case Milestones” has the meaning provided in Section 8.22.
“Cash Management Order” means an order in form and substance approved by the Administrative Agent regarding the Credit Parties’ cash management system, bank accounts, cash collections and disbursements, intercompany transactions, bank fees, business forms, corporate cards and related matters, as such order may be amended, supplemented or modified with the prior approval of the Administrative Agent.
“CFC” means any subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Control” means  the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), other than by the Designated Equity Holders, of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent,  occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were not  initial members of the board of directors of Parent,  nominated (or whose nomination was approved) by the board of directors of the Parent or  appointed (or whose appointment was approved) by directors so nominated (or whose nomination was so approved),  the Parent fails to own directly or indirectly all of the Equity Interests of the Borrower,  the General Partner shall cease to be the sole general partner of the Midstream MLP, with substantially the same powers to manage the Midstream MLP as are granted to the General Partner under the Midstream MLP Partnership Agreement on the Effective Date,  the failure of the Parent, OP LLC and the Borrower to own directly or indirectly  all of the Equity Interests of the General Partner other than the Class B Units and  Equity Interests representing at least 85% of total number of Units (as defined in the General Partner LLC Agreement) issued by the General Partner or  the failure of the Parent to have direct or indirect sole Control of the General Partner.
“Change in Law” means  the adoption of any law, rule or regulation after the date of this Agreement,  any change in any law, rule or regulation or in the interpretation, implementation or application thereof by any Governmental Authority after the date of this Agreement or  compliance by any Lender or the Issuing Bank (or, for purposes of Section 5.01(b)), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, for the purposes of this Agreement, each of the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith or promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall be deemed to be a change in law regardless of when such law, rule or regulation goes into effect or is adopted.

“Chapter 11 Plan” means a plan of reorganization or liquidation filed in any of the Chapter 11 Cases under Section 1121 of the Bankruptcy Code.
“Chattel Paper” means “chattel paper” as defined in Article 9 of the UCC.
“Class B Unit” has the meaning set forth in the General Partner LLC Agreement, as in effect on the Effective Date.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
“Collateral” has the meaning given thereto in Section 14.01.
“Commercial Tort Claims” means those certain currently existing commercial tort claims of any Credit Party, including without limitation, each commercial tort claim specifically described in Schedule 14.01.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make (or be deemed to make) Loans and to acquire (or be deemed to acquire) participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b). The amount representing each Lender’s Commitment shall at any time be the amount set forth opposite such Lender’s name on Annex I under each column to the extent in effect at such time, as the same may be reduced, terminated, or otherwise modified from time to time pursuant to the terms hereof.
“Commitment Fee Rate” means a rate of 0.50% per annum on the average daily unused amount of the New Money Commitment of such Lender during the period from and including the Effective Date to but excluding the Termination Date.
“Commodity Account” shall have the meaning set forth in Article 9 of the UCC.
“Commodity Contracts” means “Commodity contract” as defined in Article 9 of the UCC.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Confirmation Order” has the meaning provided in Section 8.22(c)(iii).
“Consolidated Subsidiaries” means each Subsidiary of the Parent (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Parent in accordance with GAAP. For the avoidance of doubt, in no event shall the Midstream MLP, any of subsidiaries of the Midstream MLP or any DevCo be a Consolidated Subsidiary for purposes of the Loan Documents.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.
“Conversion Date” means the date upon which the conditions precedent to the effectiveness of the Exit Credit Agreement shall have been satisfied or waived, including the execution of the Exit Credit Agreement by the Administrative Agent and the Borrower.
“Convertible Notes” means any unsecured senior or senior subordinated Debt securities (whether registered or privately placed) convertible into Equity Interests of the Parent (other than Disqualified Capital Stock) incurred pursuant to a Convertible Notes Indenture.
“Convertible Notes Indenture” means any indenture among the Parent, as issuer, the subsidiary guarantors party thereto and the trustee named therein, pursuant to which the Convertibles Notes are issued, as the same may be amended or supplemented in accordance with Section 9.04(b).
“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R.§ 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R.§ 382.2(b).
“Covered Party” has the meaning assigned to it in Section 12.21.
“Credit Parties” means, collectively, the Borrower and each Guarantor, and “Credit Party” means any one of the foregoing. For the avoidance of doubt, no DevCo shall be a Credit Party for purposes of the Loan Documents.

“Current Production” means the lesser of  the prior month’s production of each of crude oil and natural gas, calculated separately, of the Borrower and its Subsidiaries and  the forecasted production, as reasonably determined by the Borrower, of each of crude oil and natural gas, calculated separately, of the Borrower and its Subsidiaries for each month for the period ending no sooner than the latest month for which volumes are hedged under Swap Agreements.
“Debt” means, for any Person, the sum of the following (without duplication):  all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments;  all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments;  all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services;  all obligations under Capital Leases;  all obligations under Synthetic Leases;  all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person;  all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss;  all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others to purchase the Debt or Property of others;  obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business;  obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person (other than firm transportation or storage, or drilling contracts);  any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability;  Disqualified Capital Stock; and  the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that  has failed, within three (3) Business Days of the date required to be funded or paid, to  fund any portion of its Loans,  fund any portion of its participations in Letters of Credit or  pay over to any Credit Party any other amount required to be paid by it hereunder;  has notified the Borrower or any other Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit;  has failed, within three (3) Business Days after request by the Administrative Agent or a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent; or  has (or whose bank holding company has) been placed into receivership, conservatorship or bankruptcy or has become subject to a Bail-In Action; provided that (x) a Lender shall not become a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or Person controlling such Lender or the exercise of control over a Lender or Person controlling such Lender by a Governmental Authority or an instrumentality thereof and (y) the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Lender or Person under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation) shall not be deemed an event described in clause (d) hereof, so long as, in the case of each of clauses (x) and (y), such ownership interest or such appointment, as applicable, does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“De Minimis Accounts” means any Deposit Account, Commodity Account or Securities Account so long as the balance in each such account, individually, does not exceed $1,000,000 at any time and the aggregate balance of all such Deposit Accounts, Commodity Accounts and Securities Accounts does not at any time exceed $2,000,000.
“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.
“Designated Equity Holders” means  EnCap Investments L.P. and  any of its Affiliates and funds or partnerships managed or advised by it or any of its Affiliates, but not including their respective portfolio companies.
“DevCo” means Beartooth and Bobcat; provided that any such Person shall only constitute a DevCo so long as  the Parent and OP LLC directly or indirectly owns Equity Interests in such Person (other than any Equity Interests indirectly held by the Parent and OP LLC through the Midstream MLP and its subsidiaries) and  less than 100% of the Equity Interests in such Person are owned directly or indirectly by the Parent and OP LLC (excluding any Equity Interests held directly or indirectly by the Midstream MLP and its subsidiaries).
“DevCo Parent Undertaking” means either of the DevCo Parent Undertaking Agreements in respect of a DevCo, dated as of the date hereof, between OMS and the Administrative Agent, as the same may be amended, modified, supplemented or restated from time to time.

“DIP Budget” means a 13-week cash flow budget detailing the Credit Parties’ anticipated cash receipts and expenditures (including capital expenditures, debt service, adequate protection payments, professional fees and expenses), as amended, supplemented, or replaced from time to time in accordance with this Agreement and the DIP Order, which budget (and any amendments thereto or replacements thereof) shall be in form and substance acceptable to the Administrative Agent. The DIP Budget in effect as of the Effective Date is attached as Exhibit F hereto.
“DIP Order” means, collectively, the Interim DIP Order and, from and after its entry by the Bankruptcy Court, the Final DIP Order.
“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of  the Maturity Date and  the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.
“Documents” means all “documents” (as defined in Article 9 of the UCC) or other receipts covering, evidencing or representing goods now owned or hereafter acquired by any Credit Party including, without limitation, all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.
“EEA Financial Institution” means  any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority,  any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or  any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).
“Environmental Laws” means any and all Governmental Requirements pertaining in any way to occupational health and worker safety, the protection of the environment, the preservation or reclamation of natural resources, or the management, release or threatened release of any hazardous substance, in effect in any and all jurisdictions in which the Parent, the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements. The term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA and the term “oil and gas waste” shall have the meaning specified in Section 91.1011 of the Texas Natural Resources Code (“Section 91.1011”); provided, however, that  in the event either OPA, CERCLA, RCRA or Section 91.1011 is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and  to the extent the Environmental Laws of the state or other jurisdiction in which any Property of the Borrower or any Subsidiary is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste,” “disposal” or “oil and gas waste” which is broader than that specified in either OPA, CERCLA, RCRA or Section 91.1011, such broader meaning shall apply.
“Environmental Permit” means any permit, registration, license, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.
“Equipment” means all “equipment” (as defined in Article 9 the UCC) now owned or hereafter acquired by any Credit Party including, without limitation, all machinery, vessels, and aircraft, and all other tangible personal property (other than Inventory) and all parts thereof and all additions and accessions thereto and replacements therefor.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Eurodollar Margin” means, for any day, (a) with respect to any Eurodollar Borrowing made pursuant to Section 2.01(a) (and any continuation or conversion of a Borrowing made pursuant to Section 2.01(a) as a Eurodollar Borrowing), 5.50% per annum and (b) with respect to any Eurodollar Borrowing deemed made pursuant to Section 2.01(b) (and any continuation or conversion of a Borrowing deemed made pursuant to Section 2.01(b) as a Eurodollar Borrowing), 4.25% per annum.
“Event of Default” has the meaning assigned such term in Section 10.01.
“Excepted Liens” means:  Liens for Taxes, assessments or other governmental charges or levies (other than Liens imposed pursuant to Section 401(a)(29) or 412(n) of the Code or by ERISA) that arose prior to the Petition Date and which were, as of the Petition Date, not delinquent or which were being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;  Liens arising by operation of law in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;  statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties (or in the case of the DevCos, of the Midstream Properties) each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;  contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business (or in the case of the DevCos, usual and customary in the midstream business) and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of any material Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or any DevCo or materially impair the value of such Property subject thereto;  Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrower or any of its Subsidiaries or any DevCo to provide collateral to the depository institution;  easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any Subsidiary or any DevCo for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of any material Property for the purposes of which such Property is held by the Borrower or any Subsidiary or materially impair the value of any material Property subject thereto;  to the extent in accordance with the DIP Budget, subject to Permitted Variances, Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and  to the extent arising prior to the Petition Date, judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further that  Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced (unless subject to the automatic stay of Section 362 of the Bankruptcy Code) and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens and  the term “Excepted Liens” shall not include any Lien securing Debt for borrowed money other than the Indebtedness.
“Excluded Assets” means, collectively, any voting Equity Interests of any Foreign Subsidiary or FSHCO, solely to the extent that such voting Equity Interests represent more than 65% of the outstanding voting Equity Interests of such Foreign Subsidiary or FSHCO and any Avoidance Actions, other than, subject to and effective upon the Final DIP Order Entry Date, all proceeds, products, rents, revenues and profits of the Avoidance Actions.
“Excluded Swap Obligation” means, with respect to any Credit Party or any DevCo individually determined on a Credit Party by Credit Party basis (or a DevCo by DevCo, as applicable), any Indebtedness in respect of any Swap Agreement if, and solely to the extent that, all or a portion of the guarantee of such Person of, or the grant by such Person of a security interest to secure, such Indebtedness in respect of any Swap Agreement (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Person’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guarantee or grant of a security interest becomes effective with respect to such related Indebtedness in respect of any Swap Agreement. If any Indebtedness in respect of any Swap Agreement arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Indebtedness in respect of any Swap Agreement that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) its net income, franchise Taxes, and branch profits Taxes imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), (b) in the case of a Lender, any U.S. federal withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement or designates a new lending office, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(a) or Section 5.03(c), (c) any withholding tax that is attributable to any Lender’s failure to comply with Section 5.03(f), and (d) any United States federal withholding taxes imposed by FATCA.
“Exit Credit Agreement” means the credit agreement to be entered into on the Conversion Date as contemplated by the terms specified in the Exit Facility Term Sheet.
“Exit Facility Term Sheet” means the term sheet in respect of the Exit Credit Agreement attached hereto as Exhibit H.
“Extraordinary Receipts” means the cash proceeds received by any Credit Party that constitute (a) proceeds under any insurance policy on account of damage or destruction of any assets or property of such Credit Party, (b) indemnity payments, (c) foreign, United States, state or local tax refunds, (d) pension plan reversions and (e) cash judgments, cash proceeds of settlements or other cash consideration in connection with any cause of action.
“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of the foregoing.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“FERC” means the Federal Energy Regulatory Commission or any of its successors.
“Financial Officer” means, for any Person, any vice president, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.
“Financial Statements” means the financial statement or statements of the Parent and its Consolidated Subsidiaries referred to in Section 7.04(a).
“Final DIP Order” means a final order of the Bankruptcy Court in substantially the form of the Interim DIP Order (with only such modifications thereto as are necessary to convert the Interim DIP Order to a final order and to authorize and approve the portion of the Roll-Up to be consummated on the Final DIP Order Entry Date, as applicable, and such other modifications as are satisfactory in form and substance to the Administrative Agent), which order shall not have been vacated, reversed, modified or stayed, and as the same may be amended, supplemented or modified from time to time after entry thereof in accordance with the terms hereof but only with the written consent of the Administrative Agent and the Credit Parties.
“Final DIP Order Entry Date” means the entry by, and approval of, the Final DIP Order by the Bankruptcy Court on a final basis.
“Final Roll-Up Loan Amount” means $60,000,000, which amount is equal to  $300,000,000, minus the amount of the Roll-Up effectuated pursuant to Section 2.01(b)(i) in a principal amount equal to $240,000,000.
“Final Roll-Up Loans” has the meaning provided in Section 2.01(b)(ii).
“First Day Orders” has the meaning provided in Section 6.01(q).
“Fixtures” means all “fixtures” (as defined in Article 9 of the UCC) now owned or hereafter acquired by any Credit Party including, without limitation, plant fixtures, trade fixtures and business fixtures, wherever located, and all additions and accessions thereto and replacements therefor.
“Flood Insurance Regulations” means  the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto,  the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto,  the National Flood Insurance

Reform Act of 1994 (amending 42 USC § 4001, et seq.), as the same may be amended or recodified from time to time, and  the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FSHCO” means any domestic subsidiary, substantially all the assets of which consist of equity interests, or debt and equity interests, in CFCs.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.
“Gathering System” means the Midstream Properties of the Credit Parties and the DevCos, as applicable, comprised of any pipeline or gathering system owned or leased from time to time by any Credit Party or DevCo that is used in the business of such Credit Party or DevCo.
“General Intangibles” means all “general intangibles” (as defined in Article 9 of the UCC) now owned or hereafter created or acquired by any Credit Party including, without limitation, (a) all agreements, leases, licenses and contracts to which any such Credit Party is or may become a party; (b) all obligations or indebtedness owing to any such Credit Party (other than Accounts) or other rights to receive payments of money from whatever source arising and all collateral security therefor; (c) all tax refunds and tax refund claims; (d) all Intellectual Property; (e) all choses in action and causes of action; and (f) all trade secrets and other confidential information relating to the business of any such Credit Party including, without limitation: the names and addresses of, and credit and other business information concerning, any such Credit Party’s past, present or future customers; the prices which any Credit Party obtains for its services or at which it sells merchandise; policies and procedures pertaining to the sale and design of equipment, components, devices and services furnished by any such Credit Party; information concerning suppliers of any such Credit Party; and information concerning the manner of operation, business plans, projections, and all other information of any kind or character, whether or not reduced to writing, with respect to the conduct by any such Credit Party of its business not generally known by the public.
“Goods” means “goods” as defined in Article 9 of the UCC.
“General Partner” means OMP GP LLC, a Delaware limited liability company.
“General Partner LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of May 22, 2017, and as such agreement may be amended, amended and restated, supplemented or otherwise modified in compliance with Section 9.19.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Parent, the Borrower, any Subsidiary, any of their Properties, any Agent, the Issuing Bank or any Lender.
“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rule of common law, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.
“Guarantee” has the meaning given thereto in Section 13.01(a).
“Guarantors” means:
i.the Parent;
ii.Oasis Petroleum LLC, a Delaware limited liability company (“OP LLC”);
iii.Oasis Petroleum Marketing LLC, a Delaware limited liability company;
iv.Oasis Well Services LLC, a Delaware limited liability company;
v.Oasis Midstream Services LLC, a Delaware limited liability company (“OMS”);
vi.OMS Holdings LLC, a Delaware limited liability company;
vii.Oasis Petroleum Permian LLC, a Delaware limited liability company; and
viii.the General Partner;
provided that, for the avoidance of doubt, no DevCo shall be a Guarantor for purposes of the Loan Documents.
“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law and including, without limitation:  any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law;  Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and  radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.
“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests therein or thereto, of whatever nature.
“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.
“Indebtedness” means, without duplication, any and all amounts and obligations of every nature owing or to be owing by the Borrower, any Subsidiary or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising):  to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document;  to any Secured Swap Party under any Secured Swap Agreement;  to any Bank Products Provider in respect of Bank Products; and  all renewals, extensions and/or rearrangements of any of the above; provided that solely with respect to any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder, Excluded Swap Obligations of such Guarantor shall in any event be excluded from “Indebtedness” owing by such Guarantor.
“Indemnified Taxes” means (a) Taxes other than Excluded Taxes and (b) to the extent not otherwise described in (a), Other Taxes.
“Industry Competitor” means any Person (other than Borrower, any Guarantor or any of their Affiliates or Subsidiaries) that is (or one or more of whose Affiliates are) actively engaged as one of its principal businesses in lease acquisitions, exploration and production operations or development of oil and gas properties (including the drilling and completion of producing wells).
“Instruments” means all “instruments,” “chattel paper” and “letters of credit” (each as defined in Article 9 of the UCC) in which any Credit Party now has or hereafter acquires any rights including, without limitation, all checks, drafts, notes, bonds, debentures, payment intangibles, supporting obligations and certificates of deposit.
“Intellectual Property” means collectively all of the following: Copyrights, Patents and Trademarks.
“Intercreditor Agreement” means  the Amended and Restated Intercreditor Agreement dated as of November 7, 2017 among the DevCos, OMS, the Administrative Agent, and Wells

Fargo Bank, N.A. (or any successor administrative agent), as administrative agent under the OMP Credit Facility, and  if the OMP Credit Facility is refinanced or replaced in accordance with the terms of the Intercreditor Agreement, any successor intercreditor agreement entered into in connection therewith, in each case as the same may be amended, modified, supplemented or restated from time to time.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each calendar month and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.
“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter; provided, that  if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and  any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interim Cap” means an amount equal to the sum of (a) the aggregate principal amount of the Interim Roll-Up Loans deemed funded on the Effective Date and (b) (i) the Interim New Money Cap less (ii) the Stated Amount of the Roll-Up Letters of Credit then issued and outstanding on any date of determination.
“Interim DIP Order” means an interim order of the Bankruptcy Court authorizing and approving, among other things,  the DIP Facility and the extensions of credit thereunder including the incurrence by the Credit Parties of secured indebtedness in accordance with this Agreement,  the form of this Agreement and the other Loan Documents,  the granting of superpriority claims and other liens and claims in favor of the Administrative Agent and Lenders,  the payment by the Credit Parties of the fees contemplated by this Agreement,  the provision of adequate protection to the Pre-Petition Lenders, the portion of the Roll-Up to be consummated on the Effective Date consisting of $240,000,000 in the principal amount of Pre-Petition Secured Loans funded as Interim Roll-Up Loans and 100% of the Pre-Petition Letters of Credit deemed issued as Roll-Up Letters of Credit hereunder, and  such other matters as are usual and customary for orders of this kind, which order shall be in form and substance satisfactory to the Administrative Agent and the Credit Parties in all respects and shall not have been vacated, reversed, modified or stayed, and as the same may be amended, supplemented or modified from time to time after entry thereof in accordance with the terms hereof but only with the prior written consent of the Administrative Agent and the Credit Parties. For purposes hereof, it is agreed and understood that the form of order attached to the Credit Parties’ Emergency Motion for Entry of Interim and Final Orders (A) Authorizing the Debtors to Obtain Postpetition Financing, (B) Authorizing the Debtors to Use Cash Collateral, (C) Granting Liens and Providing Claims with Superpriority Administrative Expense Status, (D) Granting Adequate Protection to the Secured Parties, (E) Modifying the Automatic Stay, (F) Scheduling a Final Hearing, and (G) Granting Related Relief, dated as of September 30, 2020, and filed with the Bankruptcy Court is acceptable to the Administrative Agent.
“Interim New Money Cap” means $120,000,000.
“Interim Roll-Up Loans” has the meaning provided in Section 2.01(b)(i).
“Inventory” means all “inventory” (as defined in Article 9 of the UCC) now owned or hereafter acquired by any Credit Party, wherever located, including, without limitation, finished goods, raw materials, work in process and other materials and supplies (including packaging and shipping materials) used or consumed in the manufacture or production thereof and goods which are returned to or repossessed by any such Credit Party, including further, without limitation, all oil, natural gas and other hydrocarbons and hydrocarbon distillates, condensates and products or byproducts of every kind and description, including all crude oil, gasoline, fuel oils, liquefied petroleum, helium or natural gases, and other liquid or gaseous fuels and chemicals, wherever located (and whether in storage in tanks or other facilities owned by any Credit Party or others, in process of transportation and in any tanker, barge, tank car, truck or pipeline, or elsewhere, in the United States or any foreign country).
“Investment” means, for any Person:  the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale);  the making of any deposit with, or advance, loan or capital contribution to, the assumption of Debt of, the purchase or other acquisition of any other Debt of or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory, material, equipment or supplies sold by such Person in the ordinary course of business and in amounts included in the DIP Budget (subject to Permitted Variances));  the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or  the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; provided that in no event shall any Permitted Bond Hedge Transactions or any Permitted Warrant Transaction be considered an “Investment” for purposes of this Agreement.
“Investment Property” means all “investment property” (as defined in Article 9 of the UCC) now owned or hereafter acquired by any Credit Party or including, without limitation, all

Securities (certificated and uncertificated), Securities Accounts, Securities Entitlements, Commodity Contracts and Commodity Accounts.
“Issuing Bank” means Wells Fargo Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.08(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“LC Commitment” means (a) at any time between the Effective Date through and including the Final DIP Order Entry Date, $80,000,000 and (b) thereafter, $100,000,000.
“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of  the aggregate undrawn amount of all outstanding Letters of Credit at such time plus  the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“Lender-Related Parties” has the meaning assigned to such term in Section 12.23.
“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Letter of Credit” means any letter of credit issued (or deemed issued) pursuant to this Agreement, including any Roll-Up Letters of Credit deemed issued pursuant to Section 2.08(a).
“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with the Issuing Bank relating to any Letter of Credit.
“Letter-of-Credit Rights” means “letter of credit rights” as defined in Article 9 of the UCC.
“LIBO Rate” means, subject to the implementation of a Replacement Rate in accordance with Section 3.03(b), with respect to any Eurodollar Borrowing for any Interest Period, the greater of  1.00% per annum and  the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.

In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which dollar deposits of an amount comparable to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. Notwithstanding the foregoing, unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 3.03(b), in the event that a Replacement Rate with respect to LIBO Rate is implemented then all references herein to LIBO Rate shall be deemed references to such Replacement Rate.
“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to  the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or  production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Parent, OP LLC, the Borrower, the Subsidiaries and the DevCos shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
“Liquidate” means, with respect to any Swap Agreement, the sale, assignment, novation, unwind or termination of all or any part of such Swap Agreement; provided that for purposes of this definition, a Swap Agreement shall not be deemed to have been Liquidated if, such Swap Agreement is novated from the existing counterparty to an Approved Counterparty, with the Borrower or another Credit Party being the “remaining party” for purposes of such novation, or upon its termination, it is replaced, in a substantially contemporaneous transaction, with one or more Swap Agreements with approximately the same mark-to-market value and without cash payments to the Borrower or any other Credit Party in connection therewith. The terms “Liquidated” and “Liquidation” have correlative meanings thereto.
“Liquidity” means, as of any date of determination, the sum of (a) the unused portion of the Commitment on such date and (b) all unrestricted (other than by the Liens securing the Indebtedness or the Pre-Petition Secured Indebtedness) cash and cash equivalents of the Credit Parties on such date.
“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Security Instruments, each DevCo Parent Undertaking and the DIP Orders.
“Loan Limit” means, at any time, the Total Commitment at such time minus the amount of any Carve Out Reserves.

“Loans” means the loans made by the Lenders to the Borrower from time to time pursuant to Section 2.01(a), and including any Roll-Up Loans deemed funded pursuant to Section 2.01(b).
“Majority Lenders” means, at any time while no Loans or LC Exposure is outstanding, Lenders having more than fifty percent (50%) of the Total Commitment; and at any time while any Loans or LC Exposure is outstanding, Lenders holding more than fifty percent (50%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Commitments and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Majority Lenders.
“Material Adverse Effect” means a material adverse change in, or material adverse effect on  the business, operations, Property or condition (financial or otherwise) of the Credit Parties, taken as a whole, other than any change, event, effect, or occurrence, arising individually or in the aggregate, solely from (i) events leading up to the commencement of the Chapter 11 Cases, (ii) events that would reasonably be expected to result from the filing or commencement of the Chapter 11 Cases or the announcement of the filing of the Chapter 11 Cases, or (iii) the commencement of the Chapter 11 Cases,  the ability of the Credit Parties to perform any of their obligations under any Loan Document,  the validity or enforceability of any Loan Document or  the rights and remedies of or benefits available to the Administrative Agent, any other Agent, the Issuing Bank or any Lender under any Loan Document.
“Material Indebtedness” means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Parent, OP LLC, the Borrower, the Subsidiaries and the DevCos in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent, OP LLC, the Borrower, any Subsidiary or any DevCo in respect of any Swap Agreement at any time shall be the Swap Termination Value owed by the Parent, OP LLC, the Borrower, the Subsidiaries and the DevCos, as applicable.
“Maturity Date” means March 30, 2021; provided that the Borrower shall have the right to extend the Maturity Date for a period of three (3) calendar months subject to satisfaction of the following conditions precedent: (i) the Borrower shall have provided the Administrative Agent with not less than five (5) Business Days’ prior written notice of its request for such extension; (ii) the Majority Lenders shall have consented to such extension; (iii) the RSA shall be effective; (iv) no Default or Event of Default shall have occurred and be continuing; (v) all representations and warranties made by any Credit Party contained herein or in the other Loan Documents shall be true and correct in all material respects (unless such representations and warranties are already qualified by materiality, material adverse effect or a similar qualification, in which case such representation and warranties shall be true and correct in all respects) as of the date of such extension, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (unless such representations and warranties are already qualified by materiality, material adverse effect or a similar qualification, in which case such representation and warranties shall be true and correct in all respects) as of such specified earlier date; and (iv) the Borrower shall have paid to the Administrative Agent for the benefit of each Lender that consents to the extension within four (4) Business Days of the Borrower’s request, an extension fee in an amount equal to 0.50% of such Lender’s Applicable Percentage of the New Money Commitment, which fee shall be payable on the date of such extension and shall be paid in cash, it being understood that such extension shall be binding on all of the Lenders to the extent such extension is approved by the Majority Lenders and the other conditions for such extension are satisfied.
“Midstream MLP” means Oasis Midstream Partners, LP, a Delaware limited partnership.
“Midstream MLP Partnership Agreement” means that certain Amended and Restated Agreement of Limited Partnership of the Midstream MLP dated as of September 25, 2017, as the same may be amended, restated or otherwise modified from time to time to the extent permitted under this Agreement.
“Midstream Properties” means all tangible property used in  gathering, compressing, treating, processing and transporting natural gas, crude, condensate and natural gas liquids;  fractionating and transporting natural gas, crude, condensate and natural gas liquids;  marketing natural gas, crude, condensate and natural gas liquids; and  water distribution, supply, treatment and disposal services thereof, including, Gathering Systems, Processing Plants, storage facilities, surface leases, Rights of Way and servitudes related to each of the foregoing. Unless otherwise specified herein, “Midstream Properties” shall be deemed to refer to such properties owned or leased by the Credit Parties, any Subsidiary or the DevCos, as applicable. Notwithstanding the foregoing, in no event shall any interest in, or any interest or right derived from, any oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests or production payment interests be deemed to be Midstream Properties for purposes of the Loan Documents.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.
“Mortgaged Property” means any real Property owned by the Borrower or any Guarantor, including all Oil and Gas Properties that constitute real Property.
“Net Proceeds” means the aggregate cash proceeds received by a Credit Party in respect of any sale, lease, conveyance, disposition or other transfer of Property (including any cash subsequently received upon the sale or other disposition or collection of any noncash consideration received in any sale) net of (a) the direct costs relating to such sale of Property (including legal, accounting and investment banking fees, and sales commissions paid to unaffiliated third parties) and (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).
“New Money Commitment” means an amount equal to (a) the New Money Facility minus (b) the face amount of the Roll-Up Letters of Credit deemed issued on the Effective Date.

“New Money Facility” means an amount equal to $150,000,000.
“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Oil and Gas Properties” means  Hydrocarbon Interests;  the Properties now or hereafter pooled or unitized with Hydrocarbon Interests;  all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests;  all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests;  all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests;  all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and  all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.
“OMP” means OMP Operating LLC, a Delaware limited liability company.
“OMP Credit Facility” means any senior secured credit facility pursuant to that certain Credit Agreement dated September 25, 2017, among OMP, as borrower, the other credit parties thereto, Wells Fargo Bank, N.A., as administrative agent and the lenders party thereto, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“OP International” means Oasis Petroleum International LLC, a Delaware limited liability company.

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement and any other Loan Document.
“Patents” means, with respect to any Person, all of such Person’s right, title, and interest (other than as a licensee) in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.
“Participant” has the meaning set forth in Section 12.04(c)(i).
“Participant Register” has the meaning set forth in Section 12.04(c)(i).
“Payment in Full” or “Paid in Full” means (a) the Indebtedness has been indefeasibly paid in full in cash, including any interest, fees and other charges with respect thereto accruing during the Chapter 11 Cases, whether or not allowed in the proceeding (in each case, other than (i) contingent indemnification obligations for which no claim has been asserted and (ii) any Letters of Credit outstanding that have been cash collateralized pursuant to Section 2.08(j) or have had other arrangements made with respect to such Letters of Credit, in each case, on terms and conditions satisfactory to the Issuing Bank in its sole discretion) or such other treatment satisfactory to the holders of the Indebtedness and (b) the Commitments have been terminated.
“Permitted Bond Hedge Transaction(s)” means the bond hedge or capped call options purchased by the Parent or any other Credit Party from the Call Spread Counterparties to hedge the Parent’s payment and/or delivery obligations due upon conversion of the Convertible Notes.
“Permitted OMP Credit Facility Liens” means Liens on Midstream Properties owned by any DevCo that are in favor of Wells Fargo Bank, N.A. (or any successor administrative agent), as administrative agent under the OMP Credit Facility to secure the obligations and indebtedness under such OMP Credit Facility and which Liens are subject to the Intercreditor Agreement.
“Permitted Variance” has the meaning set forth in Section 9.01(b).
“Permitted Warrant Transaction(s)” means one or more net share or cash settled warrants sold by the Credit Parties to the Call Spread Counterparties, concurrently with the purchase by the Parent of the Permitted Bond Hedge Transactions, to offset the cost to the Parent of the Permitted Bond Hedge Transactions.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which  is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or  was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower or a Subsidiary or an ERISA Affiliate.
“Post-Default Rate” means, for any day, a rate per annum equal to the sum of (a) the Alternate Base Rate and (b) 6.75%.
“Pre-Petition Collateral” has the meaning assigned to the term “Collateral” under the Pre-Petition Credit Agreement.
“Pre-Petition Debt” means the Debt of the Credit Parties outstanding immediately prior to the Petition Date.
“Pre-Petition Letters of Credit” means the letters of credit described on Schedule 2.08 hereto and issued and outstanding under the Pre-Petition Credit Agreement immediately prior to the Effective Date.
“Pre-Petition Loan Documents” has the meaning assigned to the term “Loan Documents” under the Pre-Petition Credit Agreement.
“Pre-Petition Reserve Report” means the reserve report as of July 1, 2020 delivered by the Borrower’s to the Pre-Petition Agent pursuant to Section 8.12(a) of the Pre-Petition Credit Agreement.
“Pre-Petition Secured Indebtedness” means the “Indebtedness” under and as defined in the Pre-Petition Credit Agreement outstanding immediately prior to the Petition Date.
“Pre-Petition Secured Loans” means the “Loans” under and as defined in the Pre-Petition Credit Agreement made by the Pre-Petition Lenders to the Borrower pursuant to the Pre-Petition Credit Agreement that are outstanding as of any date of determination.
“Pre-Petition Secured Parties” has the meaning assigned to the term “Secured Parties” under the Pre-Petition Credit Agreement.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by Wells Fargo, as its prime rate in effect at its principal office in San Francisco; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“Proceeds” means all “proceeds” as such term is defined in Section 9102(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Collateral, collections thereon or distributions or payments with respect thereto.
“Processing Plants” means the Midstream Properties of the Credit Parties or DevCos, as applicable, comprised of any processing plants owned or leased from time to time by any Credit Party or DevCo that are used in the business of such Credit Party or DevCo.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 12.21.
“Qualified ECP Guarantor” means, in respect of any Swap Agreement, each Credit Party and each DevCo that  has total assets exceeding $10,000,000 at the time any guaranty of obligations under such Swap Agreement becomes effective or  otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.
“Refined Products” means gasoline, diesel fuel, jet fuel, asphalt and asphalt products, and other refined products of crude oil.
“Register” has the meaning assigned such term in Section 12.04(b)(iv).
“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.
“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Remedial Work” has the meaning assigned such term in Section 8.10(a).
“Replacement Rate” has the meaning set forth in Section 3.03(b).
“Reserve Report” means (a) the Pre-Petition Reserve Report and (b) any other subsequent report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each January 1st or July 1st the oil and gas reserves located in the United States attributable to the Oil and Gas Properties of the Credit Parties, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the economic assumptions consistent with the Administrative Agent’s lending requirements at the time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property and including any transfer of cash, securities or other Property by division of any Person) with respect to any Equity Interests in the Borrower or any of its Subsidiaries or any DevCo, or any payment (whether in cash, securities or other Property and including any transfer of cash, securities or other Property by division of any Person), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any of its Subsidiaries or any DevCo or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any of its Subsidiaries or any DevCo.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans plus such Lender’s LC Exposure at such time with respect to all Letters of Credit (including, for the avoidance of doubt, the Revolving Credit Exposure with respect to any Roll-Up Loans and Roll-Up Letters of Credit that have been deemed funded and/or issued in accordance with this Agreement).
“Roll-Up” means (a) the substitution and exchange of Pre-Petition Secured Loans into Roll-Up Loans and the unpaid and accrued interest and fees due as of the date of the Interim DIP Order in respect of, and as a result of, the Pre-Petition Secured Indebtedness rolled under the DIP Facility as Indebtedness, in each case, as set forth in Section 2.01(b) and (b) the deemed issuance of the Roll-Up Letters of Credit as set forth in Section 2.08(a).
“Roll-Up Letters of Credit” has the meaning provided in Section 2.08(a).
“Roll-Up Loans” has the meaning provided in Section 2.01(b)(ii).

“RSA” means that certain Restructuring Support Agreement dated as of September 29, 2020, by and among the Credit Parties, the Pre-Petition Lenders party thereto and the “Consenting Noteholders” referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“RSA Termination Event” means the termination of the RSA by any party thereto in accordance with Section 10 of the RSA.
“S&P” means S&P Global Ratings and any successor thereto that is a nationally recognized rating agency.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Effective Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time,  any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority,  any Person operating, organized or resident in a Sanctioned Country or  any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or clause (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by  the U.S. government, including those administered by OFAC or the U.S. Department of State, or  the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Bank Products Providers and the Secured Swap Parties, and “Secured Party” means any of them individually.
“Secured Swap Agreements” means any Swap Agreement between the Parent, OP LLC, the Borrower or any other Credit Party and any Person entered into prior to the time, or during the time, that such Person or its Affiliate is a Lender (including any Swap Agreement between such Person in existence prior to the date hereof), even if such Person subsequently ceases to be a Lender (or an Affiliate thereof) for any reason (any such Person, a “Secured Swap Party”).
“Secured Swap Indebtedness” means Indebtedness of the type referred to in clause (b) of the definition of Indebtedness.
“Secured Swap Party” has the meaning assigned to such term in the definition of Secured Swap Agreement.

“Securities Account” shall have the meaning set forth in Article 8 of the UCC.
“Securities Entitlement” means “security entitlement” as defined in Article 8 of the UCC.
“Security” means “security” as defined in Article 8 of the UCC.
“Security Instruments” means this Agreement, the DIP Order, any Account Control Agreement and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Parent, OP LLC, the Borrower, any other Guarantor or any other Person (other than Secured Swap Agreements or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) as security for the payment or performance of the Indebtedness, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.
“Senior Notes” means any unsecured senior or senior subordinated Debt securities (whether registered or privately placed) issued pursuant to a Senior Notes Indenture including, for the avoidance of doubt, any Convertible Notes.
“Senior Notes Indenture” means any indenture among the Parent, as issuer, the subsidiary guarantors party thereto and the trustee named therein, pursuant to which the Senior Notes are issued, as the same may be amended or supplemented in accordance with Section 9.04(b), including, for the avoidance of doubt, any Convertible Note Indenture.
“Specified Default Interest” has the meaning assigned to such term in that certain Limited Waiver to Credit Agreement dated as of May 15, 2020, among the Borrower, the Pre-Petition Agent and the Pre-Petition Lenders party thereto.
“Stated Amount” of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.
“Statutory Reserve Rate” means, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” means  any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower and/or one or more of its Subsidiaries and  any partnership of which the Borrower or any of its Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Parent; provided, that OP International and its Subsidiaries shall not be considered “Subsidiaries” for purposes of the Loan Documents; provided further, that none of the Midstream MLP, any of its subsidiaries or any DevCo shall be considered a “Subsidiary” of the Parent, OP LLC or the Borrower for purposes of the Loan Documents.
“Superpriority Claim” means a claim against a Credit Party in any of the Chapter 11 Cases that is a superpriority administrative expense claim, subject and junior only to the Carve Out, having priority over any or all administrative expenses and other claims of the kind specified in, or otherwise arising or ordered under, any sections of the Bankruptcy Code (including, without limitation, Sections 105, 326, 328, 330, 331, 503(b), 507(a), 507(b), 546, 726, 1113 and/or 1114 thereof), whether or not such claim or expenses may become secured by a judgment Lien or other non-consensual Lien, levy or attachment.
“Supported QFC” has the meaning assigned to it in Section 12.21.
“Supporting Obligations” means “supporting obligations” as defined in Article 9 of the UCC.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall be a Swap Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements,  for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and  for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.
“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means the earliest of  the Maturity Date, (b) the entry of an order pursuant to section 363 of the Bankruptcy Code approving the sale of substantially all of the Credit Parties’ assets, (c) the effective date of an Acceptable Plan or the effective date of any other Chapter 11 Plan that has been confirmed by an order of the Bankruptcy Court, (d) the entry of an order for the conversion of the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code, (e) the entry of an order for the dismissal of the Chapter 11 Cases and (f) at the election of the Administrative Agent in its sole discretion or at the request of the Majority Lenders, the date on which any Event of Default is continuing.
“Total Commitment” means the sum of the Commitments of the Lenders. The Total Commitment as of the Effective Date is $450,000,000.
“Trademarks” means collectively all of the following now owned or hereafter created or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith; (b) all renewals thereof; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing including, without limitation, damages and payments for past, present and future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing.
“Transactions” means, with respect to  the Borrower, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing (or deemed borrowing) of Loans, the use of the proceeds thereof and the issuance (or deemed issuance) of Letters of Credit hereunder, and the grant of Liens by the Borrower on the Collateral pursuant to the Security Instruments and  each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Indebtedness and the other obligations by such Guarantor and such Guarantor’s grant of the security interests and provision of collateral under the Security Instruments, and the grant of Liens by such Guarantor on the Collateral pursuant to the Security Instruments.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“U.S. Special Resolution Regime” has the meaning assigned to it in Section 12.21.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f).
“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Parent or one or more of the Wholly-Owned Subsidiaries or are owned by the Parent and one or more of the Wholly-Owned Subsidiaries.
“Withholding Agent” means any Credit Party or the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.03Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).
Section 1.04Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise  any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents),  any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time,  any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents),  the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof,  with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including”,  any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement and (g) for purposes of determining compliance with any provision of this Agreement which requires a determination of whether a certain action or transaction is included in the DIP Budget, permitted under the DIP Budget, or any other analogous phrase, the projections set forth in the DIP Budget as in effect at the time of the applicable action or transaction shall be used to determine compliance. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.
Section 1.05Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which Borrower’s independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.
Section 1.06Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any successor rate thereto or replacement rate therefor.
Section 1.07Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
Article II.
The Credits
Section 2.01Commitments.
a.Loans. Subject to the terms and conditions set forth herein and in the DIP Order, each Lender severally, but not jointly, agrees to make revolving Loans in U.S. Dollars to the Borrower from time to time during the Availability Period, but not more frequently than once per week (unless otherwise agreed to in advance in writing by the Majority Lenders), in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Applicable Percentage of the Loan Limit, (ii) the Lenders’ aggregate Revolving Credit Exposures exceeding the Loan Limit and (iii) at any time between the Effective Date through and including the Final DIP Order Entry Date, after giving effect thereto and to the application of the proceeds thereof, (A) such Lender’s Revolving Credit Exposure at such time exceeding such Lender’s Applicable Percentage of the Interim Cap and (B) the Lenders’ aggregate Revolving Credit Exposures at such time exceeding the Interim Cap. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Loans (including any Roll-Up Loans, which the reborrowing thereof shall, for the avoidance of doubt, constitute Loans hereunder). Notwithstanding anything to the contrary in this clause (a), no Loan shall be made if the making of such Loan would cause the Lenders’ aggregate Revolving Credit Exposures to then exceed the amount then authorized under the DIP Order then in effect.
b.Roll-Up Loans. Subject to the terms and conditions set forth herein and in the DIP Order, (i) upon entry of the Interim DIP Order, a portion of the Pre-Petition Secured Loans held by the Pre-Petition Lenders which are also Lenders (or Affiliates of Lenders) hereunder shall be automatically substituted and exchanged for (and repaid by) loans hereunder in an aggregate principal amount equal to $240,000,000, constituting for each Lender $2.00 of Pre-Petition Secured Loans of such Lender (or its Affiliate) for each $1.00 of such Lender’s Applicable Percentage of the Interim New Money Cap (the “Interim Roll-Up Loans”), and such Interim Roll-Up Loans shall be deemed funded on the Effective Date, and shall constitute and be deemed to be Loans hereunder as of such date, and (ii) upon the Final DIP Order Entry Date, a portion of the Pre-Petition Secured Loans held by the Pre-Petition Lenders which are also Lenders (or Affiliates of Lenders) hereunder shall be automatically substituted and exchanged for (and repaid by) loans hereunder in an aggregate principal amount equal to the Final Roll-Up Loan Amount, constituting for each Lender $2.00 of Pre-Petition Secured Loans of such Lender (or its Affiliate) for each $1.00 of such Lender’s Applicable Percentage of an amount equal to the difference between the New Money Facility and the Interim New Money Cap (the “Final Roll-Up Loans”, and together with the Interim Roll-Up Loans, collectively, “Roll-Up Loans”), and such Final Roll-Up Loans shall be deemed funded on the Final DIP Order Entry Date, and shall constitute and shall be deemed to be Loans for all purposes hereunder and under the other Loan Documents as of such date. Without limiting the foregoing, such Roll-Up Loans shall be allocated among the Lenders based on each Lender’s Applicable Percentage, in each case without constituting a novation or satisfaction of the exchanged Pre-Petition Secured Loans. The parties hereto acknowledge and agree that, upon entry of the Interim DIP Order, any accrued and unpaid interest (other than, for the avoidance of doubt, the Specified Default Interest) and fees due as of the date of the Interim DIP Order in respect of, and as a result of, the Pre-Petition Secured Indebtedness shall be rolled into the DIP Facility and deemed to constitute Indebtedness.

Section 2.02Loans and Borrowings.
a.Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
b.Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
c.Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of ten (10) Eurodollar Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
d.Notes. If requested by a Lender, the Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated, in the case of  any Lender party hereto as of the date of this Agreement, as of the date of this Agreement or  any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, payable to such Lender in a principal amount equal to its Commitment as in effect on such date, and otherwise duly completed. In the event that any Lender’s Commitment increases or decreases for any reason (whether pursuant to Section 12.04(b) or otherwise), the Borrower shall deliver or cause to be delivered, to the extent such Lender is then holding a Note, on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Commitment after giving effect to such increase or decrease, and otherwise duly completed and such Lender shall promptly return to the Borrower the previously issued Note held by such Lender. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be recorded by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.
Section 2.03Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone or e-mail  in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or  in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) or for the deemed funding of the Roll-Up Loans pursuant to Section 2.01(b). Each such telephonic or e-mail Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Parent, OP LLC and the Borrower. Each such telephonic/e-mail and written Borrowing Request shall specify the following information in compliance with Section 2.02:
i.the aggregate amount of the requested Borrowing;
ii.the date of such Borrowing, which shall be a Business Day;
iii.whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
iv.in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
v.the amount of the current total Revolving Credit Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing);
vi.that the proposed use of proceeds thereof is for Budgeted Expenditures; and
vii.the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. The Administrative Agent may condition the disbursement of Loans on receipt of such documentation as it shall reasonably require to evidence that the proceeds of such Loans shall be used for Budgeted Expenditures both as to amount of such Loans and as to the timing of such Loans. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation that the conditions set forth in Section 6.02 are satisfied.
Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04Interest Elections.
a.Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
b.Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone or e-mail by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic or e-mail Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower.
c.Information in Interest Election Requests. Each telephonic/e-mail and written Interest Election Request shall specify the following information in compliance with Section 2.02:
i.the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);
ii.the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
iii.whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

iv.if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
d.Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
e.Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing:  no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and  unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 2.05Funding of Borrowings; Funding by Lenders.
a.Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Houston, Texas and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the Issuing Bank. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.
b.Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at  in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or  in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
Section 2.06Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Termination Date.
Section 2.07[Reserved].
Section 2.08Letters of Credit.
a.General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any of its Subsidiaries that is a Credit Party, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything to the contrary in the foregoing, subject to the Interim DIP Order, the Pre-Petition Letters of Credit shall be deemed to have been issued hereunder as “Letters of Credit” as of the Effective Date (the “Roll-Up Letters of Credit”).
b.Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (other than with respect to any Roll-Up Letters of Credit issued pursuant to Section 2.08(a)), or the amendment, renewal or extension of an outstanding Letter of Credit, the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not less than five (5) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:
i.requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;
ii.specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);
iii.specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));
iv.specifying the amount of such Letter of Credit;

v.specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and
vi.specifying the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).
Each notice shall constitute a representation by the Borrower that after giving effect to the requested issuance, amendment, renewal or extension, as applicable,  the LC Exposure shall not exceed the LC Commitment,  the total Revolving Credit Exposures shall not exceed the Loan Limit, (iii) with respect to any request for an issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit) at any time between the Effective Date through and including the Final DIP Order Entry Date, the Stated Amount shall not cause the Lenders’ aggregate Revolving Credit Exposures to exceed the Interim Cap or the amount authorized under the DIP Order then in effect and (iv) the conditions set forth in Section 6.02 are satisfied.
If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that, in the event of any conflict between such application or any Letter of Credit Agreement and the terms of this Agreement, the terms of this Agreement shall control.
c.Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of  the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and  other than with respect to the Roll-Up Letters of Credit, the date that is five Business Days prior to the Maturity Date.
d.Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

e.Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 3:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 3:00 p.m., New York City time, on  the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or  the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.08(e) to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this Section 2.08(e) to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
f.Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of  any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein,  any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect,  payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or  any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
g.Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or e-mail) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.
h.Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed the Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans. Interest accrued pursuant to this Section 2.08(h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.08(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
i.Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b). From and after the effective date of any such replacement, the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and  references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
j.Cash Collateralization. If  any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this Section 2.08(j) or  the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default, 102.5% of the LC Exposure, and in the case of a payment required by Section 3.04(c), 102.5% of the amount of such excess as provided in Section 3.04(c) plus any accrued and unpaid interest thereon. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any of its Subsidiaries may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the Borrower’s and the Guarantor’s obligations under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement or the other

Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
k.Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, and any LC Exposure exists at the time a Lender becomes a Defaulting Lender, then:
i.all or any part of such LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures does not exceed the total of all non-Defaulting Lenders’ Applicable Percentages of the Loan Limit and (y) the conditions set forth in Section 6.02 are satisfied at such time;
ii.if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable law, within one (1) Business Day following notice by the Administrative Agent cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.08(j) for so long as such LC Exposure is outstanding;
iii.if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 2.08(k), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
iv.if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.08(k), then the fees payable to the Lenders pursuant to Section 3.05(a) and Section 3.05(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or
v.if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.08(k), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) under Section 3.05(a) and letter of credit fees payable under Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated.

If the Borrower, the Administrative Agent and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.08(k)(i)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Notwithstanding any provision of this Agreement to the contrary, so long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.08(j), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.08(k)(i) (and any Defaulting Lender shall not participate therein). Subject to Section 12.19, no reallocation hereunder shall constitute a waiver or release of any claim by any party hereunder against a Defaulting Lender arising from such Lender having become a Defaulting Lender.
Section 2.09Conversion. On the Conversion Date, automatically and without any further consent or action required by any Lender or notice by the Borrower,  the aggregate principal amount of the Loans outstanding as of such date and the aggregate amount of all Pre-Petition Secured Loans outstanding as of such date owing to the Lenders (or their Affiliates) that did not become Roll-Up Loans shall, in each case, be automatically converted on a dollar-for-dollar basis for “Loans” (as defined in the Exit Facility Term Sheet) in accordance with the Exit Facility Term Sheet and funded under the Exit Credit Agreement, and  all outstanding Letters of Credit as of such date shall be deemed to be issued as “Letters of Credit” (as defined in the Exit Facility Term Sheet) under the Exit Credit Agreement in accordance with the Exit Facility Term Sheet (this clause (a), the “DIP Debt Conversion”),  the Credit Parties (or the entities assuming the operations and assets of the Credit Parties in the Acceptable Plan, to the extent such Person is required under the Exit Facility Term Sheet or the Acceptable Plan to continue to be an obligor thereunder) shall assume all obligations in respect of the Loans hereunder that are converted into “Loans” (as defined in the Exit Facility Term Sheet) and deemed funded under the Exit Credit Agreement and all Letters of Credit that are issued as “Letters of Credit” under the Exit Credit Agreement and all other monetary obligations in connection therewith, all Secured Swap Agreements shall be deemed to be “Secured Swap Agreements” (which term will have a correlative meaning as set forth in this Agreement) under the Exit Credit Agreement and all Secured Swap Indebtedness under such Secured Swap Agreements will be deemed to be

“Indebtedness” (which term will have a correlative meaning as set forth in this Agreement) under the Exit Credit Agreement,  all obligations owing or to be owing by the Borrower, any Subsidiary or any Guarantor to any Bank Products Provider in respect of Bank Products shall be deemed to be “Indebtedness” (which term will have a correlative meaning as set forth in this Agreement) under the Exit Credit Agreement,  each Lender party to the RSA shall be a lender under the Exit Credit Agreement in accordance with the RSA and the Exit Facility Term Sheet and  upon Payment in Full, this Agreement shall terminate and be superseded and replaced in its entirety by the Exit Credit Agreement. Notwithstanding the foregoing, all obligations of Borrowers and the other Credit Parties to Administrative Agent and the Lenders under this Agreement and any other Loan Document which are expressly stated in this Agreement or such other Loan Document as surviving such agreement’s termination shall, as so specified, survive without prejudice and remain in full force and effect. Each of the Credit Parties, Administrative Agent and the Lenders shall take such actions and execute and deliver such agreements, instruments or other documents as Administrative Agent or the Majority Lenders may reasonably request to give effect to the provisions of this Section 2.09 and as are required to complete the schedules to the Exit Credit Agreement or other agreements contemplated thereby. Each Lender hereto hereby agrees that, on the Conversion Date, the Administrative Agent (in its capacity as administrative agent under the Exit Credit Agreement) may execute and deliver the Exit Credit Agreement (and any guaranty contemplated thereby) on its own behalf and on behalf of each Lender.
Article III.
Payments of Principal and Interest; Prepayments; Fees
1.Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.
a.Interest.
a.ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Alternate Base Rate Margin, but in no event to exceed the Highest Lawful Rate.
1.Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Eurodollar Margin, but in no event to exceed the Highest Lawful Rate.
2.[Reserved].
3.Post-Default Rate. Notwithstanding the foregoing, (i) if any Event of Default of the type described in Section 10.01(a) or Section 10.01(b) has occurred and is continuing, or (ii) the Majority Lenders (or the Administrative Agent at their direction) provide written notice to the Borrower of their election in connection with the occurrence and continuance of any other Event of Default, then in each case all Loans outstanding shall bear interest, after as well as before judgment, at a rate per annum equal to the Post-Default Rate, but in no event to exceed the Highest Lawful Rate. In the case of the foregoing clause (i), such increase in the interest rate shall become effective automatically upon the occurrence of any such Event of Default. In the case of the foregoing clause (ii), such increase in the interest rate shall become effective upon delivery of written notice to the Borrower of the election of the Majority Lenders (or the election of the Administrative Agent at the direction of the Majority Lenders) during the continuance of such Event of Default. In the case of each of the foregoing clauses (i) and (ii), upon such increase in the interest rate becoming effective, such increase in the interest rate shall accrue from and including the first date on which the Event of Default occurred and ending on the date on which such Event of Default has been cured or waived in accordance with Section 12.02.
4.Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that  interest accrued pursuant to Section 3.02(d) shall be payable on demand,  in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and  in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
5.Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.
b.Alternate Rate of Interest.
6.Unless and until a Replacement Rate is implemented in accordance with clause (b) below, if prior to the commencement of any Interest Period for a Eurodollar Borrowing:
i.the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or
ii.the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist,  any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and  if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
7.Notwithstanding anything to the contrary in Section 3.03(a) above, if the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (i) the circumstances described in Section 3.03(a)(i) or Section 3.03(a)(ii) have arisen and that such circumstances are unlikely to be temporary or (ii) the applicable supervisor or administrator (if any) of the LIBO Rate or any Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate shall no longer be used for determining interest rates for loans in the United States syndicated loan market in the applicable currency, then the Administrative Agent may, to the extent practicable (with the consent of the Borrower and as determined by the Administrative Agent and the Borrower to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate for the LIBO Rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such LIBO Rate for all purposes under the Loan Documents unless and until an event described in Section 3.03(a)(i), (a)(ii), (b)(i) or (b)(ii) occurs with respect to the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent and the Borrower, as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 3.03(b). Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 12.02), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Majority Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects). To the extent the Replacement Rate is approved by the Administrative Agent and the Borrower in connection with this clause (b), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Lenders).

c.Prepayments.
8.Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).
9.Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone or e-mail (confirmed by facsimile) of any prepayment hereunder  in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, or  in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.
10.Mandatory Prepayments.
iii.If, at any time, the Lenders’ total Revolving Credit Exposures exceeds the Loan Limit, then the Borrower shall promptly  prepay the Borrowings (other than Roll-Up Loans) in an aggregate principal amount equal to such excess, and  if any excess remains after prepaying all of the Borrowings (other than Roll-Up Loans) as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).
iv.Promptly following the receipt by one or more of the Credit Parties of (A) Net Proceeds from any Asset Sale or (B) any Extraordinary Receipt in excess of $5,000,000, individually or in the aggregate, on a combined basis for the foregoing clauses (A) and (B) during the term of this Agreement, an amount equal to 100% of the amount of such excess shall be applied as a mandatory repayment in accordance with the requirements of Section 3.04(c)(iii)-(v). Nothing in this paragraph is intended to permit any Credit Party to consummate any Asset Sale other than as permitted under Section 9.11, and any such Asset Sale not permitted under Section 9.11 shall be a breach of this Agreement, unless consented to by the Majority Lenders in accordance with the terms hereof.
v.Each prepayment of Borrowings pursuant to Section 3.04(c)(ii) shall be applied by the Borrower, in accordance with the DIP Order, and to the extent not in contravention with the DIP Order: (i) first, to be remitted by the Borrower to the Administrative Agent and applied by the Administrative Agent ratably to repay the Loans then outstanding and (ii) second, to be remitted by the Borrower to the Pre-Petition Agent to repay the Pre-Petition Secured Indebtedness.

vi.Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.
vii.Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.
viii.The Borrower shall notify the Administrative Agent by written notice of any mandatory prepayment under Section 3.04(c) not later than 11:00 a.m., New York City time, two Business Days before the date of such prepayment. Each such notice shall specify the prepayment date (which shall be a Business Day), the principal amount of each Borrowing or portion thereof to be prepaid and a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.
11.No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.
d.Fees.
12.Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Commitment Fee Rate on such Lender’s Applicable Percentage of the average daily unused amount of the New Money Commitment in effect on such day during the period from and including the date of this Agreement to but excluding the Termination Date. Accrued commitment fees shall be payable monthly in arrears and on the Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
13.Letter of Credit Fees. The Borrower agrees to pay  to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at (i) 4.25% per annum for Roll-Up Letters of Credit and (ii) 5.50% per annum for any other Letter of Credit, in each case, on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure (during the continuation of an Event of Default, to the extent the Post-Default Rate is then applicable to the Loans, such participation fee shall increase by 2% per annum over the then applicable rate),  to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, and  to the Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
14.Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
15.Defaulting Lender Fees. Subject to Section 2.08(k), the Borrower shall not be obligated to pay the Administrative Agent any Defaulting Lender’s ratable share of the fees described in Section 3.05(a) and (b) for the period commencing on the day such Defaulting Lender becomes a Defaulting Lender and continuing for so long as such Lender continues to be a Defaulting Lender.
Article IV.
Payments; Pro Rata Treatment; Sharing of Set-offs
e.Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
16.Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances absent manifest error. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
17.Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied  first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and  second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
18.Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that  if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and  the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
f.Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
g.Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b), Section 2.08(d), Section 2.08(e) or Section 4.02, or otherwise hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. If at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of an LC Disbursement while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowing(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Loans then outstanding. After acceleration or maturity of the Loans, all principal will be paid ratably as provided in Section 10.02(c).
h.Disposition of Proceeds. Section 14.02 contains an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Secured Parties of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and the Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Subsidiaries.
Article V.
Increased Costs; Break Funding Payments; Taxes
i.Increased Costs.
19.Eurodollar Changes in Law. If any Change in Law shall:
ix.impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or
x.impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
20.Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
21.Certificates. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
22.Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided, further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

j.Break Funding Payments. In the event of  the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default),  the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto,  the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or  the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of  the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over  the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.
A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 and reasonably detailed calculations therefore, upon request of the Borrower, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
k.Taxes.
23.Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then  the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,  the Borrower or such Guarantor shall make such deductions and  the Borrower or such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
24.Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
25.Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative

Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Administrative Agent, a Lender (with a copy to the Administrative Agent) or the Issuing Bank specifying the amount of such payment or liability delivered to the Borrower and shall be conclusive absent manifest error.
26.Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for  any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so),  any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register and  any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
27.Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
28.Status of Lenders.
xi.Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(f)(ii)(A) and Section 5.03(f)(ii)(B) and Section 5.03(g) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
xii.Without limiting the generality of the foregoing, in the event that the Borrower is a “United States person” as defined in Section 7701(a)(30) of the Code,
A.any Lender that is a “United States person” as defined in Section 7701(a)(3) of the Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
a.any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
i.in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;
ii.executed copies of IRS Form W-8ECI;
iii.in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable); or
iv.to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner; and
b.any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Withholding Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
29.FATCA. If a payment made to a Lender under this Agreement would be subject to United States federal withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.03(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
30.For purposes of this Section 5.03, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
l.Mitigation Obligations; Replacement of Lenders.
31.Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment  would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and  would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The

Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
32.Replacement of Lenders. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, if it becomes unlawful for any Lender or its applicable lending office to make Eurodollar Loans, as described in Section 5.05, or while a Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that  the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld,  such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and  in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
m.Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.
Article VI.
Conditions Precedent
n.Effective Date. This Agreement, and the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder, including (x) the deemed funding of the Interim Roll-Up Loans pursuant to Section 2.01(b)(i) and (y) the deemed issuance of the Roll-Up Letters of Credit pursuant to Section 2.08(a), shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):
33.The Administrative Agent, the Arranger and the Lenders shall have received all commitment, facility, upfront, arrangement and agency fees and all other fees and amounts due and payable by the Credit Parties on or prior to the Effective Date, including, to the extent invoiced at least one (1) Business Day prior thereto, reimbursement or payment of all reasonable and documented (in summary form) fees and expenses required to be reimbursed or paid by the Credit Parties hereunder (including the fees and expenses of Vinson & Elkins L.L.P., counsel to the Administrative Agent, and FTI Consulting, Inc., financial advisor to the Administrative Agent).
34.The Pre-Petition Agent and the Pre-Petition Lenders shall have received all reasonable and documented (in summary form) fees and expenses due and payable by the Credit Parties on or prior to the Effective Date pursuant to the Pre-Petition Loan Documents, including, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Credit Parties thereunder, in each case to the extent invoiced at least one (1) Business Day prior thereto.
35.The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Parent, OP LLC, the Borrower and each other Guarantor setting forth  resolutions of its board of directors or other appropriate governing body with respect to the authorization of the Parent, OP LLC, the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents,  the officers of the Parent, OP LLC, the Borrower or such Guarantor (y) who are authorized to sign the Loan Documents to which the Parent, OP LLC, the Borrower or such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby,  specimen signatures of such authorized officers, and  the articles or certificate of incorporation and by-laws or other applicable organizational documents of the Parent, OP LLC, the Borrower, each Guarantor and each DevCo, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.
36.The Administrative Agent shall have received certificates with respect to the existence and good standing of the Parent, OP LLC, the Borrower, each other Guarantor and each DevCo in the state in which such Credit Party or DevCo is organized.
37.The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

38.To the extent requested by a Lender, the Administrative Agent shall have received duly executed Notes payable to each Lender in a principal amount equal to its Commitment dated as of the date hereof.
39.The Administrative Agent shall be satisfied that the DIP Order creates (or will create, upon the entry thereof) perfected Liens having the priorities set forth in the DIP Order on substantially all of the tangible and intangible Property of the Credit Parties other than the Excluded Assets.
40.The Administrative Agent shall have received (or its bailee pursuant to the DIP Order has received) certificates, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests of each of the Guarantors (other than the Parent).
41.[Reserved.]
42.[Reserved.]
43.The Administrative Agent shall have received a certificate of a Responsible Officer of the Parent, OP LLC and the Borrower certifying that the Parent, OP LLC and the Borrower has received all consents and approvals required by Section 7.03.
44.The Administrative Agent shall have received (a) the financial statements referred to in Section 7.04(a) and (b) a model of the projected consolidated cash flow, cash balance and balance of Debt for borrowed money of the Parent on a monthly basis from the first day of the month immediately following the Effective Date through December 31, 2020, in form and substance satisfactory to the Administrative Agent.
45.The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Parent, OP LLC, the Borrower and the Subsidiaries for each of the following jurisdictions: Delaware, North Dakota, Montana and from the Secretary of State in the state in which such Credit Party is organized; other than Liens being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03.
46.The Borrower, to the extent qualifying as a “legal entity customer” under the Beneficial Ownership Regulation, shall deliver to the Administrative Agent a Beneficial Ownership Certification.
47.The Administrative Agent shall have received the initial DIP Budget which shall be in form and substance satisfactory to the Administrative Agent.
48.The Petition Date shall have occurred, and each Credit Party shall be a debtor and a debtor-in-possession in the Chapter 11 Cases.
49.The “first day” orders (including, without limitation, any motions related to the Loan Documents, cash management, debtor-in-possession cash collateral and any critical vendor or supplier motions, but excluding retention applications), in each case, in form, scope and substance satisfactory to the Administrative Agent shall have been entered in the Chapter 11 Cases (the “First Day Orders”), and such First Day Orders shall not have been (i) stayed, vacated or reversed, or (ii) amended or modified except as otherwise agreed to in writing by the Administrative Agent in its sole discretion (it being understood and agreed that drafts approved by counsel to the Administrative Agent on or prior to the Effective Date are satisfactory to the Administrative Agent).
50.The Bankruptcy Court shall have entered the Interim DIP Order in form and substance acceptable to the Administrative Agent, which Interim DIP Order (i) shall have been entered on the docket of the Bankruptcy Court within 3 Business Days of the Petition Date and (ii) shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended in any respect except as otherwise agreed to in writing by the Administrative Agent in its sole discretion; provided that no Lender shall be required to fund any Borrowing and the Issuing Bank shall not be required to issue, amend, renew or extend any Letter of Credit to the extent that the Interim DIP Order does not approve the Roll-Up that is to be consummated pursuant to Section 2.01(b)(i).
51.To the extent the Borrower requests the making of a Loan on the Effective Date (other than with respect to any Interim Roll-Up Loans deemed funded pursuant to Section 2.01(b)(i)), the Administrative Agent shall have received a Borrowing Request (whether in writing or by telephone) meeting the requirements of Section 2.03.
52.To the extent the Borrower requests the issuance of a Letter of Credit on the Effective Date (other than with respect to any Roll-Up Letters of Credit deemed issued pursuant to Section 2.08(a)), the Administrative Agent and the Issuing Bank shall have received a Letter of Credit request meeting the requirements of Section 2.08(b).
53.On the Effective Date and immediately after giving effect to this Agreement and the initial funding or deemed funding hereunder, (i) no Default or Event of Default shall exist, and (ii) all representations and warranties made by any Credit Party contained herein or in the other Loan Documents shall be true and correct in all material respects (unless such representations and warranties are already qualified by materiality, material adverse effect or a similar qualification in which case such representations and warranties shall be true and correct in all respects) except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (unless such representations and warranties are already qualified by materiality, material adverse effect or a similar qualification in which case such representations and warranties shall be true and correct in all respects) as of such specified earlier date.
54.The Credit Parties and the other Subsidiaries shall have (A) used commercially reasonable efforts to, with respect to each Swap Agreement entered into by any of them prior to the Effective Date, either (1) Liquidate such Swap Agreement or (2) reset the terms of such Swap Agreement to then-current terms in exchange for a lump-sum cash payment to the applicable Credit Party or Subsidiary similar to the payment that it would be entitled to in respect of a Liquidation and (B) applied all proceeds of such Liquidation or reset to the payment of the Pre-Petition Secured Indebtedness.
55.The Administrative Agent and the Lenders shall have received, by at least three (3) Business Days (or such later date as agreed to by the Administrative Agent in its sole discretion) prior to the Effective Date, all documentation and other information about the Borrower and the Guarantors as shall have been requested in writing by the Administrative Agent or the Lenders required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
56.The RSA shall be in full force and effect and no RSA Termination Event or notice delivered by any party thereto in respect thereof shall have occurred.
57.The sum of the LC Exposure (under and as defined in the Pre-Petition Credit Agreement) and the principal amount of the Pre-Petition Secured Loans shall not be more than $500,000,000.
Without limiting the generality of the provisions of Section 11.04, for purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 6.01 to be consented to or approved by or acceptable or reasonably satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto. All documents executed or submitted pursuant to this Section 6.01 by and on behalf of the Borrower or any of its Subsidiaries shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel. The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
o.Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit (other than the Roll-Up Letters of Credit), is subject to the satisfaction of the following conditions:
58.At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
59.At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no event, development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.
60.The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (unless such representations and warranties are already qualified by materiality, Material

Adverse Effect or a similar qualification in which case such representations and warranties shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date (unless such representations and warranties are already qualified by materiality, Material Adverse Effect or a similar qualification in which case such representations and warranties shall be true and correct in all respects as of such specified earlier date).
61.(i) The making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, would not conflict with, or cause any Lender or the Issuing Bank to violate or exceed, any applicable Governmental Requirement, and (ii) no Change in Law shall have occurred, and no litigation shall be pending or threatened, which in either case does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Loan, the issuance, amendment, renewal, extension or repayment of any Letter of Credit or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document.
62.The making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, will not result in (i) any Lender’s Revolving Credit Exposure exceeding such Lender’s Applicable Percentage of the Loan Limit, (ii) the Lenders’ aggregate Revolving Credit Exposures exceeding the Loan Limit, (iii) at any time between the Effective Date through and including the Final DIP Order Entry Date, after giving effect thereto and to the application of the proceeds thereof, (A) such Lender’s Revolving Credit Exposure at such time exceeding such Lender’s Applicable Percentage of the Interim Cap and (B) the Lenders’ aggregate Revolving Credit Exposures at such time exceeding the Interim Cap and (iv) the LC Exposure to exceed the LC Commitment.
63.Solely with respect to the making of any Loan or the issuance, amendment, renewal or extension of any Letter of Credit, as applicable, that would cause the aggregate Revolving Credit Exposures of the Lenders to exceed the Interim Cap, the Final DIP Order Entry Date shall have occurred within thirty (30) days of the Petition Date (or such later date as the Administrative Agent may agree to in writing; provided that the foregoing deadline shall automatically be extended to forty (40) days after the Petition Date in the event the Credit Parties commence the Chapter 11 Cases on a “prepackaged” basis by commencing solicitation of a chapter 11 plan of reorganization prior to the Petition Date; provided further, however, that in no event shall such deadline be later than immediately preceding the hearing on confirmation of the Chapter 11 Plan), and the DIP Order shall be in full force and effect and shall not have been vacated, reversed, modified, or amended unless otherwise consented to by the Administrative Agent in writing and, in the event that such order is the subject of any pending appeal, no performance of any obligation of any party hereto shall have been stayed pending appeal (it being understood, for the avoidance of doubt, that no Lender shall be required to make any

Loans and the Issuing Bank shall not be required to issue, renew or extend any Letter of Credit to the extent that the Final DIP Order does not approve any portion of the Roll-Up).
64.The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit (or an amendment, extension or renewal of a Letter of Credit) in accordance with Section 2.08(b), as applicable.
Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Parent, OP LLC and the Borrower on the date thereof as to the matters specified in Section 6.02(a) through (f).
Article VII.
Representations and Warranties
Each of the Parent, OP LLC and the Borrower represents and warrants to the Lenders that:
p.Organization; Powers. Subject to any restriction arising on account of each Credit Party’s status as a “debtor” under the Bankruptcy Code and any required approvals of the Bankruptcy Court, each of the Parent, OP LLC, the Borrower, the Subsidiaries and each DevCo is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, have all requisite power and authority, and have all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.
q.Authority; Enforceability. Subject to the entry of the DIP Order, the Transactions are within the Parent’s, OP LLC’s, the Borrower’s, each Guarantor’s and each DevCo’s corporate, limited liability company or partnership, as applicable, powers and have been duly authorized by all necessary corporate, limited liability company, partnership and, if required, shareholder, member or partner action (including, without limitation, any action required to be taken by any class of directors of the Parent, OP LLC, the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Subject to the entry of the DIP Order, each Loan Document to which the Parent, OP LLC, the Borrower, each Guarantor and each DevCo is a party has been duly executed and delivered by the Borrower, such Guarantor and such DevCo and constitutes a legal, valid and binding obligation of the Parent, OP LLC, the Borrower, such Guarantor and such DevCo, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

r.Approvals; No Conflicts. Subject to the entry of the DIP Order, the Transactions  do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Parent, OP LLC, the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than  the recording and filing of the Security Instruments as required by this Agreement,  those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents and  those consents, approvals or filings that are customarily obtained after the closing of an acquisition of Oil and Gas Properties,  will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Parent, OP LLC, the Borrower, any Subsidiary or any DevCo or any order of any Governmental Authority,  will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent, OP LLC, the Borrower, any Subsidiary or any DevCo or their respective Properties, or give rise to a right thereunder to require any payment to be made by the Parent, OP LLC, the Borrower, such Subsidiary or such DevCo,  will not result in the creation or imposition of any Lien on any Property of the Parent, OP LLC, the Borrower, any Subsidiary or any DevCo (other than the Liens created by the Loan Documents and the Permitted OMP Credit Facility Liens encumbering the Property of the DevCos to the extent that such Property consists solely of Collateral).
s.Financial Condition; No Material Adverse Change.
65.The Parent has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2019, reported on by PricewaterhouseCoopers LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.
66.Since the Petition Date,  there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and  the business of the Parent, OP LLC, the Borrower, the Subsidiaries and the DevCos has been conducted only in the ordinary course, in all material respects, consistent with past business practices.
67.None of the Parent, OP LLC, the Borrower, any Subsidiary or any DevCo has on the date hereof any material Debt (including Disqualified Capital Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are, in the aggregate, material to the balance sheet and statements of income, stockholders equity and cash flows of the Parent, OP LLC, the Borrower, the Subsidiaries and the DevCos on a consolidated basis and are not reflected on such balance sheets and statements of income, stockholders equity and cash flows (including in the footnotes to such financial statements) or otherwise permitted under Section 9.02.
t.Litigation.
68.Except as set forth on Schedule 7.05 and the Chapter 11 Cases or as expressly contemplated to be settled and resolved as part of an Acceptable Plan, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority, including the FERC or any equivalent state regulatory agency, pending against or, to the knowledge of the Parent, OP LLC or the Borrower, threatened against or affecting the Borrower or any Subsidiary or any DevCo  not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or  that involve any Loan Document or the Transactions.
69.Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
u.Environmental Matters. Except for such matters as set forth on Schedule 7.06 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Parent, OP LLC, the Borrower or the DevCos:
70.the Borrower and the Subsidiaries and the DevCos and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws;
71.the Borrower and the Subsidiaries and the DevCos have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and none of Borrower or the Subsidiaries or the DevCos has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied;
72.there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or to the knowledge of the Parent, OP LLC or the Borrower, threatened against the Borrower or the Subsidiaries or the DevCos or any of their respective Properties or as a result of any operations at the Properties;
73.none of the Properties of any Credit Party or any DevCo contain or have contained any:  underground storage tanks;  asbestos-containing materials; or  landfills or dumps;  hazardous waste management units as defined pursuant to RCRA or any comparable state law; or  sites on or nominated for the National Priority List promulgated pursuant to

CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law;
74.there has been no Release or threatened Release, of Hazardous Materials at, on, under or from any of Borrower’s or the Subsidiaries’ or the DevCos’ Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the knowledge of the Parent, OP LLC or the Borrower, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property;
75.neither the Borrower nor the Subsidiaries nor the DevCos has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Borrower’s or the Subsidiaries’ or the DevCo’s Properties and, to the knowledge of the Parent, OP LLC or the Borrower, there are no conditions or circumstances that would reasonably be expected to result in the receipt of such written notice.
76.there has been no exposure of any Person or property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Borrower’s or the Subsidiaries’ or the DevCos’ Properties that would reasonably be expected to form the basis for a claim for damages or compensation under Environmental Law and, to the knowledge of the Parent, OP LLC or the Borrower, there are no conditions or circumstances that would reasonably be expected to result in the receipt of notice regarding such exposure; and
77.the Borrower and the Subsidiaries and the DevCos have provided to Lenders complete and correct copies of all environmental site assessment reports, investigations, studies and analyses on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws or with respect to any Environmental Permits required for the operation of the Properties of the Borrower and the Subsidiaries and the DevCos) that are in any of the Borrower’s or the Subsidiaries’ or the DevCos’ possession or control and relating to their respective Properties or operations thereon.
v.Compliance with the Laws and Agreements; No Defaults.
78.Each of the Parent, OP LLC, the Borrower, each Subsidiary and each DevCo is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or where non-compliance therewith is permitted by any applicable Governmental Authority (including any order of the Bankruptcy Court) or as a result of the commencement of the Chapter 11 Cases.

79.No Default has occurred and is continuing.
w.Investment Company Act. None of the Parent, OP LLC, the Borrower, any Subsidiary nor any DevCo is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.
x.Taxes. Each of the Parent, OP LLC, the Borrower, the Subsidiaries and the DevCos has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except  Taxes for which payment is stayed or excused under the Bankruptcy Code or that are being contested in good faith by appropriate proceedings and for which the Parent, OP LLC, the Borrower, such Subsidiary or such DevCo, as applicable, has set aside on its books adequate reserves in accordance with GAAP or  to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent, OP LLC, the Borrower, the Subsidiaries and the DevCos in respect of Taxes and other governmental charges are, in the reasonable opinion of the Parent, OP LLC and the Borrower, adequate. No Tax Lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.
y.ERISA.
80.The Parent, OP LLC, the Borrower, the Subsidiaries, the DevCos and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.
81.Each Plan is, and has been, maintained in substantial compliance with its terms, ERISA and, where applicable, the Code.
82.No act, omission or transaction has occurred which could result in imposition on the Parent, OP LLC, the Borrower, any Subsidiary, any DevCo or any ERISA Affiliate (whether directly or indirectly) of  either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or  breach of fiduciary duty liability damages under section 409 of ERISA with civil penalty or tax could reasonably be expected to result in a Material Adverse Effect.
83.Full payment when due has been made of all amounts which the Parent, OP LLC, the Borrower, the Subsidiaries, the DevCos or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof.
84.None of the Parent, OP LLC, the Borrower, the Subsidiaries, the DevCos nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Parent,

OP LLC, the Borrower, a Subsidiary, a DevCo or any ERISA Affiliate in its sole discretion at any time without any material liability.
85.None of the Parent, OP LLC, the Borrower, the Subsidiaries, the DevCos nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.
z.Disclosure; No Material Misstatements. The Parent, OP LLC and the Borrower have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which they or any of the Subsidiaries or any of the DevCos is subject, and except for matters that could reasonably be expected to be known already by the Lenders, all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other written information furnished by or on behalf of the Parent, OP LLC, the Borrower or any Subsidiary or any DevCo to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) (other than information of a general industry nature or constituting projections, projected financial information, forward-looking information or prospect information) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projections, projected financial information, forward-looking information or information regarding future prospects, the Parent, OP LLC and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact peculiar to the Parent, OP LLC, the Borrower, any Subsidiary or any DevCo which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Parent, OP LLC, the Borrower, any Subsidiary or any DevCo prior to, or on, the date hereof in connection with the transactions contemplated hereby. There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Parent, OP LLC, the Borrower, the Subsidiaries and the DevCos do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.
aa.Insurance. The Parent, OP LLC and the Borrower have, and have caused all of their respective Subsidiaries and the DevCos to have,  all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and  insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Parent, OP LLC, the Borrower and their respective Subsidiaries and the DevCos. To the extent requested by the Administrative Agent, the Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance.
ab.Restriction on Liens. None of the Parent, OP LLC, the Borrower nor any of the Subsidiaries nor any DevCo is a party to any material agreement or arrangement (other than agreements in respect of Pre-Petition Debt entered into in accordance with the terms of the Pre-Petition Credit Agreement, including the Pre-Petition Loan Documents), or subject to any order, judgment, writ or decree (other than the DIP Order), which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent for the benefit of the Secured Parties on or in respect of their Properties to secure the Indebtedness and the Loan Documents.
ac.Subsidiaries. Except as set forth on Schedule 7.14, the Parent has no Subsidiaries and the Parent has no Foreign Subsidiaries. Each Subsidiary identified on Schedule 7.14 is a Wholly-Owned Subsidiary other than the General Partner. 100% of the Equity Interests in each DevCo is owned collectively directly or indirectly by OMS and directly or indirectly by OMP.
ad.Location of Business and Offices. The Borrower’s jurisdiction of organization is the State of Delaware; the name of the Borrower as listed in the public records of its jurisdiction of organization is “Oasis Petroleum North America LLC”; and the organizational identification number of the Borrower in its jurisdiction of organization is 4354265 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(m) in accordance with Section 12.01). The Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(m) and Section 12.01(c)). The jurisdiction of organization of OP LLC is the State of Delaware; the name of OP LLC as listed in the public records of its jurisdiction of organization is “Oasis Petroleum LLC”, and the organizational identification number of OP LLC in its jurisdiction of organization is 4307625 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(m) in accordance with Section 12.01). The principal place of business and chief executive offices of OP LLC are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(m) and Section 12.01(c)). The jurisdiction of organization of the Parent is the State of Delaware; the name of the Parent as listed in the public records of its jurisdiction of organization is “Oasis Petroleum Inc.”, and the organizational identification number of the Parent in its jurisdiction of organization is 4793429 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(m) in accordance with Section 12.01). The principal place of business and chief executive offices of the Parent are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(m) and Section 12.01(c)). Each Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(m)).

ae.Properties; Titles, Etc.
86.Except as set forth in Schedule 7.16, each of the Borrower and the Subsidiaries has good and defensible title to the Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all its material personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, the Borrower or the Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, other than reductions in such interests resulting from any actions permitted under Section 9.11 or from the election of the Borrower to not participate in any operation in respect of an Oil and Gas Property, and the ownership of such Properties shall not in any material respect obligate the Borrower or such Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Subsidiary’s net revenue interest in such Property, other than excesses  relating to customary provisions of operating agreements requiring parties thereto to pay to the operator the share of costs of a defaulting party,  resulting from the acquisition of the interest of any non-participating parties pursuant to customary provisions of joint operating agreements or  resulting from interests acquired pursuant to compulsory pooling statutes.
87.All material leases and agreements necessary for the conduct of the business of the Borrower and the Subsidiaries are valid and subsisting, in full force and effect, and, other than as a result of the commencement of the Chapter 11 Cases, there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect or the enforcement of which has not been stayed.
88.The rights and Properties presently owned, leased or licensed by the Borrower and the Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Borrower and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.
89.All of the Properties of the Borrower and the Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.
90.The Borrower and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower and the Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.
af.Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Borrower and the Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Borrower and the Subsidiaries. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect,  no Oil and Gas Property of the Borrower or any Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and  none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Borrower or any Subsidiary is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Borrower or such Subsidiary. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or any of its Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrower or any of its Subsidiaries, in a manner consistent with the Borrower’s or its Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expected to have a Material Adverse Effect).
ag.Gas Imbalances, Prepayments. Except as set forth on Schedule 7.18 or on the most recent certificate delivered pursuant to Section 8.12(b), on a net basis there are no gas imbalances, take or pay or other prepayments which would require the Borrower or any of the Subsidiaries to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding 75,000 Mcf of gas (on an Mcf equivalent basis) in the aggregate.
ah.Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 7.19, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrower represents that it or the Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on 60 days’ notice or less without penalty or detriment for the sale of production from the Borrower’s or the Subsidiaries’

Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that  pertain to the sale of production at a fixed price and  have a maturity or expiry date of longer than six (6) months from the date hereof.
ai.Swap Agreements and Qualified ECP Guarantor. Schedule 7.20, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(e), sets forth, a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) (other than the Loan Documents and the Pre-Petition Loan Documents) and the counterparty to each such agreement. The Parent, OP LLC and the Borrower are each Qualified ECP Guarantors.
aj.Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used strictly in accordance with the DIP Budget (subject to Permitted Variances). Notwithstanding anything to the contrary herein or elsewhere, neither this Agreement nor any other Loan Document shall restrict the payment of Allowed Professional Fees benefitting from the Carve Out. The Parent, OP LLC, the Borrower, the Subsidiaries and the DevCos are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board. None of the Parent, OP LLC or the Borrower nor any of their respective Subsidiaries will directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Affiliate, joint venture partner or other Person, for the purpose of financing the activities of any Person subject to any Sanctions or in violation of any Anti-Corruption Laws or will directly or indirectly use any proceeds of the Loans in violation of any Anti-Money Laundering Laws.
ak.[Reserved].
al.Anti-Corruption Laws. None of the Parent, OP LLC or the Borrower nor any of their respective Subsidiaries nor any DevCo, nor any director, officer, agent, employee or Affiliate of the Parent, OP LLC or the Borrower or any of their respective Subsidiaries or any DevCo is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of any Anti-Corruption Laws, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of any Anti-Corruption Law; and, the Parent, OP LLC and the Borrower, and their respective Subsidiaries and the DevCos and each of their respective Affiliates have conducted their business in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
am.Sanctions. None of the Parent, OP LLC, the Borrower nor any of their respective Subsidiaries nor any DevCo, nor any director, officer, agent, employee or, to knowledge of the Parent, OP LLC or the Borrower, any Affiliate of the Parent, OP LLC or the Borrower or any of their respective Subsidiaries or any DevCo is a Sanctioned Person, and the Parent, OP LLC and the Borrower will not directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, any DevCo joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any applicable Sanctions.
an.OP International. As of the Effective Date, OP International and its Subsidiaries own no assets other than Equity Interests in subsidiaries that do not own assets.
ao.EEA Financial Institutions. No Credit Party or any DevCo is an EEA Financial Institution.
ap.DevCo Properties.
91.Each DevCo has good and valid title to, valid leasehold interests in, or valid easements, rights of way or other property interests in all of the Midstream Properties owned by it free and clear of all Liens except Excepted Liens and Permitted OMP Credit Facility Liens.
92.The Gathering Systems of each DevCo are covered by valid and subsisting recorded fee deeds, leases, easements, rights of way, servitudes, permits, licenses and other instruments and agreements (collectively, “Rights of Way”) in favor of the DevCos (or their predecessors in interest), except where the failure of the Gathering Systems to be so covered, individually or in the aggregate,  does not interfere with the ordinary conduct of business of such DevCo,  does not materially detract from the value or the use of the portion of the Gathering Systems which are not covered and  could not reasonably be expected to have a Material Adverse Effect.
93.The Rights of Way of each DevCo establish a contiguous and continuous right of way for the Gathering Systems and grant the DevCos (or their predecessors in interest) the right to construct, operate, and maintain the Gathering Systems in, over, under, or across the land covered thereby in the same way that a prudent owner and operator would inspect, operate, repair, and maintain similar assets and in the same way as the DevCos have inspected, operated, repaired, and maintained the Gathering Systems prior to the Effective Date; provided, however,  some of the Rights of Way granted to the DevCos (or their predecessors in interest) by private parties and Governmental Authorities are revocable at the right of the applicable grantor,  some of the Rights of Way cross properties that are subject to liens in favor of third parties that have not been subordinated to the Rights of Way, and  some Rights of Way are subject to certain defects, limitations and restrictions; provided, further, none of the limitations, defects, and restrictions described in clauses (i), (ii) and (iii) above, individually or in the aggregate,  interfere with the ordinary conduct of business of the DevCos,  materially detract from the value or the use of the portion of the Gathering Systems which are covered or  could reasonably be expected to have a Material Adverse Effect.
94.Each Processing Plant of the DevCos is or will be located on lands covered by fee deeds, real property leases, or other instruments (collectively “Deeds”) in favor of the DevCos (or their predecessors in interest) and their respective successors and assigns. The Deeds grant the DevCos (or their predecessors in interest) the right to construct, operate, and maintain such Processing Plant on the land covered thereby in the same way that a prudent owner and operator would inspect, operate, repair, and maintain similar assets.
95.All Rights of Way and all Deeds necessary for the conduct of the business of the DevCos are valid and subsisting, in full force and effect, and there exists no breach, default or event or circumstance that, with the giving of notice or the passage of time or both, would give rise to a default under any such Rights of Way or Deeds that could reasonably be expected to have a Material Adverse Effect. All rental and other payments due under any Rights of Way or Deeds by the DevCos (and their predecessors in interest) have been duly paid in accordance with the terms thereof, except to the extent that a failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
96.The rights and Properties presently owned, leased or licensed by the DevCos, including all Rights of Way and Deeds, include all rights and Properties necessary to permit the DevCos to conduct their businesses in all material respects in the same manner as such businesses have been conducted prior to the date hereof.
97.Neither the businesses nor the Properties of the DevCos is affected in any manner that could reasonably be expected to have a Material Adverse Effect as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.
98.No eminent domain proceeding or taking has been commenced or, to the knowledge of the DevCos is contemplated with respect to all or any portion of the Midstream Properties of the DevCos, except for that which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
99.No portion of the Midstream Properties of the DevCos has, since the date of this Agreement, suffered any material damage by fire or other casualty loss except that which has heretofore been repaired or replaced or is in the process of being repaired or replaced.
100.Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the offices, plants, gas processing plants, pipelines, improvements, fixtures, equipment, and other Property owned, leased or used by each DevCo in the conduct of its business is being maintained in a state adequate to conduct normal operations, in good operating condition, subject to ordinary wear and tear, and routine maintenance or repair, sufficient for the operation of such business as currently conducted, and in conformity with all Governmental Requirements relating thereto.
aq.FERC. To the extent, if any, that any portion of the Gathering Systems of any DevCo is an interstate common carrier pipeline subject to the jurisdiction of the FERC (an “Interstate Pipeline”):
101.The rates on file with the FERC with respect to such Interstate Pipeline are just and reasonable pursuant to the Interstate Commerce Act and Energy Policy Act of 1992 and regulations enacted thereunder, and to the knowledge of the Parent and the Borrower, no provision of the tariff containing such rates is unduly discriminatory or preferential.
102.Each DevCo is in compliance, in all material respects, with all rules, regulations and orders of the FERC applicable to such Interstate Pipeline.
103.As of the date of this Agreement, no DevCo is liable for any refunds or interest thereon as a result of an order from the FERC.
104.Each applicable DevCo’s report, if any, on Form 6 filed with the FERC complies as to form with all applicable legal requirements and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements therein not misleading.
105.Without limiting the generality of Section 7.07(a) of this Agreement, no certificate, license, permit, consent, authorization or order (to the extent not otherwise obtained) is required by any DevCo from the FERC to construct, own, operate and maintain any such Interstate Pipeline or to transport and/or distribute Refined Products on such Interstate Pipeline under existing contracts and agreements as the Interstate Pipelines are presently owned, operated and maintained.
ar.State Regulation. Each DevCo is in compliance, in all material respects, with all rules, regulations and orders of all rules, regulations and orders of any State agency with jurisdiction to regulate its Midstream Properties, and as of the date of this Agreement, no DevCo is liable for any refunds or interest thereon as a result of an order from any such State agency.
as.Title to Refined Products. No DevCo has title to any of the Refined Products which are transported and/or distributed through the Gathering Systems, except pursuant to agreements under which the relevant DevCo does not have any exposure to commodity price volatility as a result of having title to such Refined Products.
at.[Reserved].
au.Beneficial Ownership Certification
. As of the Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

av.Security Interests.
106.This Agreement and the other Loan Documents, upon execution and delivery thereof by the parties thereto and entry of the DIP Order (and subject to the terms therein), and in the case of intellectual property, the recording of security agreements with the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable, will create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and the proceeds thereof, which security interest shall be deemed valid and perfected as of the Effective Date by entry of the DIP Order with respect to each Credit Party and which shall constitute continuing Liens on the Collateral having priority over all other Liens on the Collateral, securing all the Indebtedness, other than the Carve-Out and as such lien priority is otherwise set forth in the DIP Order. The Lenders shall not be required to file or record (but shall have the option and authority to file or record) any financing statements, mortgages, notices of Lien or similar instruments, in any jurisdiction or filing office or to take any other action in order to validate, perfect or establish the priority of the Liens and security interest granted by or pursuant to this Agreement, any other Loan Document or the DIP Order.
107.Pursuant to Section 364(c)(1) of the Bankruptcy Code, the Indebtedness of the Credit Parties shall at all times constitute allowed senior administrative expenses against each of the Credit Parties in the Chapter 11 Cases (without the need to file any proof of claim or request for payment of administrative expense), with priority over any and all other administrative expenses, adequate protection claims, diminution claims and all other claims against the Credit Parties, now existing or hereafter arising, of any kind or nature whatsoever, other than, as to priority, the Carve Out and as otherwise set forth in the DIP Order, but including, without limitation, all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, and over any and all other administrative expense claims arising under Sections 105, 326, 328, 330, 331, 503(b), 506(c) (with any claims arising under Section 506(c) only subject to the entry of the DIP Order), 507(a), 507(b), 546, 726, 1113 and 1114 of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment Lien or other non-consensual Lien, levy or attachment, which allowed claims shall for purposes of section 1129(a)(9)(A) of the Bankruptcy Code be considered administrative expenses allowed under section 503(b) of the Bankruptcy Code, and which shall be payable from and have recourse to all pre- and postpetition property of the Credit Parties and their estates and all proceeds thereof.
aw.Reorganization Matters.
108.The Chapter 11 Cases were commenced on the Petition Date in accordance in all material respects with applicable law and proper notice thereof and the proper notice of the motion seeking approval of the Loan Documents and the DIP Order were given; provided that the Borrower shall give, on a timely basis as specified in the DIP Order, all notices required to be given to all parties specified in the DIP Order.

109.The DIP Order is in full force and effect has not been reversed, stayed, modified or amended without the Majority Lenders’ consent. The Credit Parties are in compliance in all material respects with the DIP Order.
110.Each DIP Budget and all projected consolidated balance sheets, income statements and cash flow statements of the Credit Parties delivered to the Administrative Agent were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed in good faith by the Borrower to be fair in light of the conditions existing at the time of delivery of such report or projection.
Article VIII.
Affirmative Covenants
Until Payment in Full, each of the Parent, OP LLC and the Borrower covenants and agrees with the Lenders that:
ax.Financial Statements; Other Information
. The Parent, OP LLC and/or the Borrower will furnish to the Administrative Agent and each Lender:
111.Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each fiscal year of the Parent, its audited consolidated balance sheet and related statements of operations, members’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its Consolidated Subsidiaries and the DevCos on a consolidated basis in accordance with GAAP consistently applied, which opinion shall not be qualified other than with a “going concern” qualification.
112.Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, its consolidated balance sheet and related statements of operations, members’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its Consolidated Subsidiaries and the DevCos on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.
113.Monthly Financial Statements. As soon as available and in any event not later than 30 days after the end of each calendar month, commencing with the calendar month ending September 30, 2020, the Parent’s consolidated balance sheet and related statements of operations, members’ equity and cash flows as of the end of and for such calendar month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its Consolidated Subsidiaries and the DevCos on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.
114.Certificate of Financial Officer  Compliance. Concurrently with any delivery of financial statements under Section 8.01(a), Section 8.01(b) or Section 8.01(c), a certificate of a Financial Officer in substantially the form of Exhibit D hereto  certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and   stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.
115.Certificate of Financial Officer – Swap Agreements. Concurrently with any delivery of financial statements under Section 8.01(a), Section 8.01(b) or Section 8.01(c), a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business Day of such quarter or calendar month, as applicable, a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20 (other than the Loan Documents and the Pre-Petition Loan Documents), any margin required or supplied under any credit support document, and the counterparty to each such agreement.
116.Certificate of Insurer  Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.07, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.
117.Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to the Parent, OP LLC, the Borrower or any Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Parent, OP LLC, the Borrower or any such Subsidiary, and a copy of any response by the Parent, OP LLC, the Borrower or any such Subsidiary, or the board of directors or other appropriate governing body of the Parent, OP LLC, the Borrower or any such Subsidiary, to such letter or report.
118.SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent, OP LLC, the Borrower or any Subsidiary with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be.

119.Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.
120.Lists of Purchasers. Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.12, a list of all Persons purchasing Hydrocarbons from the Borrower or any Subsidiary in respect of the Oil and Gas Properties expected to account for 80% of the revenues for the sale of Hydrocarbons produced from the Oil and Gas Properties in the three month period immediately preceding the effective date of the most recent Reserve Report.
121.Notice of Sales of Oil and Gas Properties. Prior to entering into any legally binding agreement to sell, transfer, assign or otherwise dispose of any Oil or Gas Properties (as defined in subsections (a), (b), (c), (d) and (e) of the definition thereof (other than, with respect to clause (e), oil that would not otherwise be included but for the fact that it has been stored in tanks in the ordinary course of business for a short period of time pending collection and sale), prior written notice of such disposition, the price thereof and the anticipated date of closing and any other details thereof reasonably requested by the Administrative Agent or any Lender.
122.[Reserved].
123.Information Regarding Borrower and Guarantors. Prompt written notice of (and in any event at least twenty (20) days prior thereto) any change  in the Borrower’s, any Guarantor’s or any DevCo’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties,  in the location of the Borrower’s, any Guarantor’s or any DevCo’s chief executive office or principal place of business,  in the Borrower’s, any Guarantor’s or any DevCo’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed,  in the Borrower’s, any Guarantor’s or any DevCo’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and  in the Borrower’s, any Guarantor’s or any DevCo’s federal taxpayer identification number.
124.Production Report. Within 30 days after the end of each calendar month, a report setting forth the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for such calendar month from the Oil and Gas Properties. On the last day of each calendar month, a report providing guidance on forecasted volume of production and sales attributable to production (and the projected prices at which such sales are to be made and the projected revenues to be derived from such sales) from the Oil and Gas Properties for the next month.
125.Notice of Certain Changes. Promptly, but in no event more than five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws or any other organic document of the Parent, OP LLC, the Borrower, any Subsidiary or any DevCo.
126.Notice of Swap Agreement Modifications. Prompt written notice of any amendment to or other modification of any Swap Agreement or the terms thereof since the delivery of the last certificate pursuant to Section 8.01(e) (including a summary of the terms of such amendment or modification and the net mark-to-market value therefor).
127.Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent, OP LLC, the Borrower or any Subsidiary (including, without limitation, any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.
128.Regulatory Notices. Promptly, but in any event within five (5) Business Days after receipt thereof by any DevCo, a copy of any form of notice, summons, citation, proceeding or order received from the FERC asserting jurisdiction over any material portion of the Gathering Systems.
129.DIP Budget Reporting, Variance Reports and Thirteen Week Cash Flow Forecast.
xiii.DIP Budget. Not later than 12:00 p.m. Central Time on Thursday (or, if such Thursday is not a Business Day, not later than 12:00 p.m. Central Time on the immediately succeeding Business Day) (or such later date as may be agreed to by the Administrative Agent in its sole discretion) of every fourth full calendar week (or on a more frequent basis if agreed to by the Borrower and the Administrative Agent) commencing with the first such date following the Petition Date, a proposed DIP Budget for the following rolling 13-week period in form and substance satisfactory to the Administrative Agent, which proposed DIP Budget shall replace and supersede the most recently delivered DIP Budget upon the approval thereof in writing by the Administrative Agent. To the extent that the proposed DIP Budget is not approved in writing by the Administrative Agent as set forth above in this clause (i), the then-existing DIP Budget will remain as the DIP Budget until replaced by a proposed DIP Budget that is approved in writing by the Administrative Agent.
xiv.Variance Report. Not later than 12:00 p.m. Central Time on Thursday (or, if such Thursday is not a Business Day, not later than 12:00 p.m. Central Time on the immediately succeeding Business Day) (or such later date as may be agreed to by the Administrative Agent in its sole discretion) of each week commencing with the Thursday after the first full four calendar weeks following the Petition Date and on a weekly basis thereafter (each, a “Report Date”), a certificate which shall include a weekly variance report certified by a Responsible Officer, which variance report shall measure performance for all actual disbursements made (A) with respect to the first Report Date, during the period from and including the Petition Date through and including the Friday ending immediately prior to the first Report Date and (B) with respect to each Report Date thereafter, the prior four weeks ending on the Friday immediately preceding such Report Date (the periods described in the foregoing clauses (A) or (B), as applicable, the “Test Period”) on a rolling basis against the amount budgeted therefor in the DIP Budget, shall include calculations showing any discrepancies between anticipated and actual receipts, shall include calculations that demonstrate whether the Credit Parties are in compliance with Section 9.01(a) (for the avoidance of doubt, compliance with Section 9.01(a) shall be tested daily, but reported in the variance report) and Section 9.01(b), shall provide for disbursements and receipts items to be broken out as line items, but for the avoidance of doubt (other than those disbursements tested pursuant to Section 9.01(b)) shall not be tested.
xv.Thirteen Week Cash Flow Forecast. Not later than 12:00 p.m. Central Time on Thursday (or, if such Thursday is not a Business Day, not later than 12:00 p.m. Central Time on the immediately succeeding Business Day) (or such later date as may be agreed to by the Administrative Agent in its sole discretion) starting with the Thursday after the first full two calendar weeks following the Petition Date, and every four weeks thereafter, a thirteen week cash flow forecast.
130.[Reserved].
131.Acceptable Plan. Promptly following written notice from the Administrative Agent, telephonic weekly reports by the Credit Parties and their advisors regarding any Acceptable Plan and any other information regarding the Chapter 11 Cases reasonably requested by the Administrative Agent.
132.Sale Offers. Subject to any confidentiality requirements, the Credit Parties shall promptly deliver to the Administrative Agent any and all material documentation that constitutes a written, bona fide solicitation, offer, or proposed sale or disposition of a material amount of property of any of the Credit Parties’ estates actually received by a Responsible Officer of a Credit Party or its counsel or financial advisor, including, without limitation, letters of inquiry, solicitations, letters of intent, or asset purchase agreements.
133.Deposit Accounts, Etc. Promptly, and no later than prior to the deposit of any funds therein, written notice (such notice to include reasonably detailed information regarding the account number, purpose and applicable bank or other institution in respect of such Deposit Account, Commodity Account or Securities Account) to the Administrative Agent of any Deposit Account, Commodity Account or Securities Account opened by the Parent, OP LLC, the Borrower or any Domestic Subsidiary.
134.Notice of Extraordinary Receipts. Prompt written notice, and in any event within five Business Days, of the receipt of any Extraordinary Receipts to the extent the amount thereof since the Effective Date, on a combined basis with the amount of the Net Proceeds received from all Asset Sales since the Effective Date, is in excess of $5,000,000, individually or in the aggregate.
135.Beneficial Ownership Regulation. Promptly following any written request therefor, any information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation, including without limitation, any Beneficial Ownership Certification.
ay.Notices of Material Events
. The Parent, OP LLC and/or the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:
136.the occurrence of any Default;
137.other than the Chapter 11 Cases, the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Parent, OP LLC, the Borrower or any Affiliate thereof or any DevCo not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case could reasonably be expected to result in liability in excess of $2,500,000, not fully covered by insurance, subject to normal deductibles;
138.any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and
139.any change in the information provided in any relevant Beneficial Ownership Certification delivered hereunder that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.
Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
az.Existence; Conduct of Business
. The Parent, OP LLC and the Borrower will, and will cause each Subsidiary and DevCo to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties (or in the case of the DevCos, their Midstream Properties) are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.10.
ba.Payment of Obligations
. In accordance with the Bankruptcy Code and subject to any required approval by an applicable order of the Bankruptcy Court, the Parent, OP LLC and the Borrower will, and will cause each Subsidiary and each DevCo to, pay its obligations, including Tax liabilities of the

Parent, OP LLC, the Borrower, each Subsidiary and each DevCo before the same shall become delinquent or in default, except where  the validity or amount thereof is being contested in good faith by appropriate proceedings,  the Parent, OP LLC, the Borrower, such Subsidiary or such DevCo has set aside on its books adequate reserves with respect thereto in accordance with GAAP and  the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any material Property of the Parent, OP LLC, the Borrower, any Subsidiary or any DevCo, in each case, unless subject to the automatic stay under the Chapter 11 Cases, and in each case subject to rejection of agreements in accordance with the Bankruptcy Code.
bb.Performance of Obligations under Loan Documents
. The Parent, OP LLC and the Borrower will pay the Notes according to the reading, tenor and effect thereof, and the Parent, OP LLC and the Borrower will, and will cause each Subsidiary and each DevCo to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.
bc.Operation and Maintenance of Properties
. Subject to any necessary order or authorization of the Bankruptcy Court, the Borrower, at its own expense, will, and will cause each Subsidiary to (in accordance with and to the extent permitted by the DIP Budget and any Permitted Variance):
140.operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable proration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.
141.keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities.
142.promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

143.promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
144.to the extent the Borrower is not the operator of any Property, the Borrower shall use commercially reasonable efforts to cause the operator to comply with this Section 8.06.
bd.Insurance
. The Parent, OP LLC and the Borrower will, and will cause each of their respective Subsidiaries and each DevCo to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Upon the request of the Administrative Agent, the loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” and/or “lender loss payees” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.
be.Books and Records; Inspection Rights
. The Parent, OP LLC and the Borrower will, and will cause each Subsidiary and DevCo to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Parent, OP LLC and the Borrower will, and will cause each Subsidiary and DevCo to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.
bf.Compliance with Laws
. The Parent, OP LLC and the Borrower will, and will cause each Subsidiary and DevCo to, comply with all Governmental Requirements applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
bg.Environmental Matters
.

145.Subject to any necessary order or authorization of the Bankruptcy Court, the Parent, OP LLC and the Borrower shall at their sole expense:  comply, and shall cause their Properties and operations and each Subsidiary and each DevCo and each Subsidiary’s and each DevCo’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect;  not dispose of or otherwise release, and shall cause each Subsidiary and DevCo not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of the Borrower’s or its Subsidiaries’ or the DevCos’ Properties or any other Property to the extent caused by the Borrower’s or any of its Subsidiaries’ or any DevCo’s operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect;  timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or the Subsidiaries’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect and  promptly commence and diligently prosecute to completion, and shall cause each Subsidiary and DevCo to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required of Parent, OP LLC, the Borrower or any Subsidiary or DevCo under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of the Borrower’s or the Subsidiaries’ or the DevCos’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect.
146.The Parent, OP LLC and the Borrower will promptly, but in no event later than five days after the Borrower’s knowledge of the occurrence of a triggering event, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against the Borrower or the Subsidiaries or the DevCos or their respective Properties of which the Borrower has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if the Borrower reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $2,500,000, not fully covered by insurance, subject to normal deductibles.
147.The Parent, OP LLC and the Borrower will, and will cause each Subsidiary to, provide environmental audits and tests in accordance with American Society of Testing Materials standards upon reasonable request by the Administrative Agent and the Lenders in the event of any release or threatened release of any Hazardous Materials, any Event of Default (or as otherwise required to be obtained by the Administrative Agent or, to the extent obtained by or provided to the Parent, OP LLC or the Borrower, or the Lenders by any Governmental Authority), or in connection with any future acquisitions of Oil and Gas Properties or other Properties.

bh.Further Assurances
.
148.The Parent, OP LLC and the Borrower at their sole expense will, and will cause each Subsidiary and DevCo to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Parent, OP LLC, the Borrower, any Subsidiary or any DevCo, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.
149.Pursuant to the terms of the DIP Order, no filings or other action (including the taking of possession or control) will be necessary to perfect or protect the Liens and security interests created pursuant to this Agreement, the DIP Order or any other Security Instrument. Upon entry by the Bankruptcy Court, the Liens and security interests created by the DIP Order shall automatically constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the Credit Parties in the Collateral covered thereby (including after-acquired Collateral), in each case free of all Liens other than Liens permitted under Section 9.03, and prior and superior to all other Liens other than as provided in the DIP Order. Notwithstanding the foregoing, upon the request of the Administrative Agent, the Borrower and each of its Subsidiaries shall take any additional actions reasonably requested, with respect to any Property of the Borrower or any other Credit Party, in each case constituting Collateral, to cause such Property to be subject to a Lien pursuant to the Security Instruments or the DIP Order or to evidence the Lien on such Property, including to execute and deliver such Security Instruments (in proper form for filing, registration or recordation, as applicable) as are reasonably requested by the Administrative Agent, and take such actions necessary or advisable to subject such Property to a Lien or evidence of the Lien on such Property pursuant to the Security Instruments.
bi.Reserve Reports
.
150.On or before March 1st and September 1st of each year, commencing March 1, 2021, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Credit Parties as of the immediately preceding January 1 and July 1. The Reserve Report as of January 1 of each year shall be comprised of  a report prepared by one or more Approved Petroleum Engineers with regards to not less than 80% of the total value of the Oil and Gas Properties of the Credit Parties and  a report on the remainder of the Oil and Gas Properties of the Credit Parties prepared by or under the supervision of the chief engineer of the Borrower who shall certify that such portion of such Reserve Report (x) is true and correct in all material respects, and (y) has been prepared in accordance with the procedures used to prepare the portion of such Reserve Report that was prepared by one or more Approved Petroleum Engineers. The July 1 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report (x) to be true and accurate in all material respects and (y) to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report. For purposes of this Section 8.12(a), with respect to any Reserve Report (or portion thereof) prepared by or under the supervision of the chief engineer of the Borrower, it is understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that none of the Parent, OP LLC, the Borrower, the Subsidiaries or such Responsible Officer warrants that such opinions, estimates and projections will ultimately prove to have been accurate.
151.No later than (x) March 15 in the case of the Reserve Report required to be delivered on or prior to March 1 and (y) September 15 in the case of the Reserve Report required to be delivered on or prior to September 1, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that:  the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct in all material respects, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that none the Parent, OP LLC, the Borrower, the Subsidiaries or such Responsible Officer warrants that such opinions, estimates and projections will ultimately prove to have been accurate,  the Borrower or the Subsidiaries own good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03,  except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor,  none of their Oil and Gas Properties (as defined in subsections (a), (b), (c), (d) and (e) of the definition thereof) have been sold since the date of the last borrowing base determination under the Pre-Petition Credit Agreement except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties (as defined in subsections (a), (b), (c), (d) and (e) of the definition thereof) sold and in such detail as reasonably required by the Administrative Agent; provided that, this clause (iv) shall not apply to the sale of oil that would not otherwise be included in such certificate but for the fact that it has been stored in tanks in the ordinary course of business for a short period of time pending collection and sale and  attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the date hereof.

bj.Title Information
. Upon the request of the Administrative Agent, the Borrower will deliver, or make available for review at the Borrower’s offices, title information in the possession of the Credit Parties covering the proved Oil and Gas Properties of the Credit Parties.
bk.ERISA Compliance
. The Parent, OP LLC and the Borrower will promptly furnish and will cause their respective Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent  promptly after the filing thereof with the United States Secretary of Labor or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder, and  immediately upon becoming aware of the occurrence of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, the Parent, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower, the Parent, OP LLC, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto.
bl.DevCo Properties
. The Parent, OP LLC and the Borrower will cause each DevCo to:
152.operate its Midstream Properties and other material Properties or cause such Midstream and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable proration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.
153.keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Midstream Properties and other material Properties, including, without limitation, all equipment, machinery and facilities, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.
154.promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Midstream Properties and other material Properties, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

155.maintain or cause the maintenance of the interests and rights which are necessary to maintain the Rights of Way for the Gathering Systems and to maintain the other Midstream Properties, and which individually or in the aggregate, could, if not maintained, reasonably be expected to have a Material Adverse Effect.
156.subject to Excepted Liens, maintain the Gathering Systems within the confines of the Rights of Way without material encroachment upon any adjoining property and maintain the Processing Plants within the boundaries of the Deeds and without material encroachment upon any adjoining property.
157.maintain such rights of ingress and egress necessary to permit the DevCos to inspect, operate, repair, and maintain the Gathering Systems and the other Midstream Properties to the extent that failure to maintain such rights, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and provided that the DevCos may hire third parties to perform these functions.
158.maintain all material agreements, licenses, permits, and other rights required for any of the foregoing described in this Section 8.15 in full force and effect in accordance with their terms, timely make any payments due thereunder, and prevent any default thereunder which could result in a termination or loss thereof, except any such failure to pay or default that could not reasonably, individually or in the aggregate, be expected to cause a Material Adverse Effect.
159.to the extent any DevCo is not the operator of any Property, such DevCo shall use commercially reasonable efforts to cause the operator to comply with this Section 8.15, but failure of the operator to so comply will not constitute a Default or Event of Default hereunder.
bm.Marketing Activities
. The Parent, OP LLC and the Borrower will not, and will not permit any Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than  contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract,  contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and the Subsidiaries that the Borrower or one of the Subsidiaries has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and  other contracts for the purchase and/or sale of Hydrocarbons of third parties  which have generally offsetting provisions (i.e., corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and  for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.
bn.Commodity Exchange Act Keepwell Provisions

. Each of the Parent, OP LLC and the Borrower hereby guarantees the payment and performance of all Indebtedness of each Credit Party (other than itself) and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Credit Party (other than itself) in order for such Credit Party to honor its obligations under the Guarantee including obligations with respect to Swap Agreements (provided, however, that the Parent, OP LLC and the Borrower shall only be liable under this Section 8.17 for the maximum amount of such liability that can be hereby incurred (a) without rendering its obligations under this Section 8.17, or otherwise under this Agreement or any Loan Document, as it relates to such other Credit Parties, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount and (b) without rendering such Credit Party liable for amounts to creditors, other than the Secured Parties, that such Credit Party would not otherwise have made available to such creditors if this Section 8.17 was not in effect). The obligations of the Parent, OP LLC and the Borrower under this Section 8.17 shall remain in full force and effect until Payment in Full. Each of the Parent, OP LLC and the Borrower intends that this Section 8.17 constitute, and this Section 8.1 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
bo.DevCo Parent Undertaking
. Each of the Parent, OP LLC and the Borrower shall cause OMS (and any other Credit Party that holds Equity Interests in any DevCo) to comply with the covenants contained in each DevCo Parent Undertaking, and shall cause any Credit Party that owns Equity Interests in a DevCo to become party to the applicable DevCo Parent Undertaking.
bp.Ownership of DevCo Equity Interests
. The Parent, OP LLC and the Borrower  shall cause 100% of the Equity Interests in each DevCo to be owned collectively  directly by OMS and  directly or indirectly by OMP and  shall not permit any other Person to own any Equity Interest in any DevCo.
bq.Ownership of General Partner Equity Interests
. The Parent, OP LLC and the Borrower  shall cause 100% of the Equity Interests in the General Partner (other than the Class B Units) to be owned directly or indirectly by the Parent and  shall not permit any other Person to own any Equity Interest in the General Partner (other than the Class B Units).
br.Accounts
. Upon the request of the Administrative Agent with respect to any Deposit Account, Securities Account or Commodity Account (other than De Minimis Accounts) that a Credit Party at any time maintains, such Credit Party will, pursuant to a Control Agreement in form and substance reasonably satisfactory to the Administrative Agent, cause the depository bank that maintains such Deposit Account, securities intermediary that maintains such Securities Account, or commodities intermediary that maintains such Commodity Account, as applicable, to agree at any time during the continuance of an Event of Default, to comply with instructions from the Administrative Agent to such depository bank, securities intermediary or commodities intermediary directing the disposition of funds from time to time credited to such Deposit Account, Securities Account or Commodity Account, without further consent of such Credit Party, or take such other action as the Administrative Agent may approve in order to perfect the Administrative Agent’s security interest in such Deposit Account, Securities Account or Commodity Account.
bs.Case Milestones
. Each Credit Party shall ensure that each of the milestones set forth below (the “Case Milestones”) is achieved in accordance with the applicable timing referred to below; provided that when the performance of any covenant, duty or obligation is stated to be due or performance required under this Section 8.22 falls on a day which is not a Business Day, the date of such performance shall extend to the immediately succeeding Business Day:
160.Not later than the date that is thirty (30) days following the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order and such Final DIP Order shall be in full force and effect and shall not have been  vacated, reversed, or stayed, or  amended or modified except as otherwise agreed to in writing by the Administrative Agent; provided that the foregoing Case Milestone shall automatically be extended to forty-five (45) days after the Petition Date in the event the Credit Parties commence the Chapter 11 Cases on a “prepackaged” basis by commencing solicitation of a chapter 11 plan of reorganization prior to the Petition Date; provided further, however, that in no event shall such Case Milestone be later than immediately preceding the hearing on confirmation of the Chapter 11 Plan.
161.Not later than the date that is thirty (30) days following the Petition Date, the Credit Parties shall have filed in the Bankruptcy Court a motion, in form and substance acceptable to the Administrative Agent, to establish a bar date for filing proof of claims; provided that the foregoing Case Milestone shall not apply in the event the Credit Parties commence the Chapter 11 Cases on a “prepackaged” basis by commencing solicitation of a chapter 11 plan of reorganization prior to the Petition Date.
162.The following Case Milestones in respect of an Acceptable Plan shall be achieved:
xvi.Not later than the date that is thirty (30) days following the Petition Date, the Credit Parties shall have filed in the Bankruptcy Court an Acceptable Plan, a corresponding disclosure statement (the “Disclosure Statement”), and a motion seeking approval of the Disclosure Statement and the related solicitation procedures, in each case in form and substance satisfactory to the Administrative Agent.
xvii.Not later than the date that is sixty-five (65) days following the Petition Date, the Bankruptcy Court shall have entered an order (the “Disclosure Statement Order”) (i) approving the adequacy of the Disclosure Statement and (ii) approving the related solicitation procedures, in each case, in form and substance satisfactory to the Administrative Agent.

xviii.Not later than the date that is one hundred ten (110) days following the Petition Date, the Bankruptcy Court shall have entered an order (the “Confirmation Order”) confirming the Acceptable Plan and the Disclosure Statement, in each case, in form and substance satisfactory to the Administrative Agent.
xix.Not later than December 20, 2020, the effective date of the Acceptable Plan shall have occurred.
The Credit Parties covenant and agree that they will use their best efforts to comply with each of the Case Milestones. Each of the Case Milestones may be extended or waived in writing by the Administrative Agent acting at the direction of the Majority Lenders. The Credit Parties shall promptly file with the Bankruptcy Court a notice of any such extension or waiver.
bt.Cash Management
. The Credit Parties shall maintain the cash management of the Credit Parties in accordance in all respects with the Cash Management Order.
bu.Pleadings
. The Credit Parties shall provide the Administrative Agent with drafts of all pleadings (together with proposed orders attached thereto, as applicable), including all “first day” and “second day” pleadings to be filed in the Chapter 11 Cases, in each case before filing and with reasonable time (in any event no less than five Business Days) for the Administrative Agent to comment thereon, and all such pleadings shall not conflict with the terms of the Loan Documents.
bv.Bankruptcy Related Matters
. The Credit Parties shall:
163.deliver to the Administrative Agent, as soon as practicable in advance of filing with the Bankruptcy Court of any document, motion or pleading relating to or impacting (1) any rights or remedies of the Administrative Agent or any Lender, (2) the DIP Facility, the Roll-Up, the DIP Order, the Loan Documents, the Pre-Petition Loan Documents (including the Credit Parties’ obligations thereunder), (3) the Collateral, any Liens thereon or any Superpriority Claims (including, without limitation, any sale or other disposition of Collateral or the priority of any such Liens or Superpriority Claims), (4) use of cash collateral, (5) debtor-in-possession financing, (6) adequate protection or otherwise relating to the Pre-Petition Secured Indebtedness, (7) any Chapter 11 Plan, (8) any sale pursuant to Section 363 of the Bankruptcy Code, or (9) any transaction outside of the ordinary course of business with any Credit Party, all such documents to be filed and provide the Administrative Agent and the Lenders with a reasonable opportunity to review and comment on all such documents;
164.comply with each order entered by the Bankruptcy Court in connection with the Chapter 11 Cases; and

165.except as otherwise is permitted by the DIP Order or the Acceptable Plan, the Credit Parties shall provide prior written notice as soon as reasonably practicable to the Administrative Agent prior to any rejection of any intercompany midstream contracts between any Credit Party and Midstream MLP or any of its subsidiaries that provide for, or may reasonably be expected to result in, aggregate payments by the applicable Credit Party, or aggregate payments to the applicable Credit Party, in either case greater than or equal to $5,000,000 during any consecutive twelve (12)-month period pursuant to Section 365 of the Bankruptcy Code, and no such contract shall be rejected if such rejection adversely impacts the Collateral, any Liens thereon or any Superpriority Claims payable therefrom (including, without limitation, any sale or other disposition of Collateral or the priority of any such Liens or Superpriority Claims), if the Administrative Agent informs the Borrower in writing within three (3) Business Days after receipt of the notice from the applicable Credit Party that it objects to such rejection.
Article IX.
Negative Covenants
Until Payment in Full, each of the Parent, OP LLC and the Borrower covenants and agrees with the Lenders that:
bw.Financial Covenants.
1.
2.Minimum Liquidity. The Credit Parties will not permit Liquidity (i) as of the end of any Business Day the Interim DIP Order is in effect, to be less than $15,000,000 and (ii) as of the end of any Business Day the Final DIP Order is in effect, to be less than $20,000,000.
3.Permitted Variance. On each Report Date, the Credit Parties shall demonstrate in each variance report delivered pursuant to Section 8.01(s)(ii) that the actual disbursements made in the prior Test Period, excluding (i) any fluctuations in royalty payments, payments to working interest holders, or similar payments or ad valorem or other taxes due on account of production of oil and gas interests that are attributable to changes in commodity prices, (ii) adequate protection payments to the Pre-Petition Agent and the Pre-Petition Lenders, (iii) reimbursements to Midstream MLP and its subsidiaries for capital expenditures, (iv) Allowed Professional Fees, (v) settlement payments to Approved Counterparties and (vi) payments in respect of the Indebtedness, do not exceed the sum of the aggregate amount budgeted therefor in the DIP Budget for the applicable Test Period by more than fifteen percent (15%) of the budgeted amount for such Test Period (the “Permitted Variance”) on a cumulative basis for all disbursements made during such Test Period.
bx.Debt
. The Parent, OP LLC, the Borrower will not, and will not permit any Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

4.the Notes or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes or other Indebtedness arising under the Loan Documents.
5.Pre-Petition Debt of the Borrower and the Subsidiaries existing on the date hereof that is reflected in the Financial Statements.
6.accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than sixty (60) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.
7.Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties.
8.intercompany Debt between the Parent, OP LLC, the Borrower and any Subsidiary or between Subsidiaries to the extent permitted by Section 9.05(g); provided that  such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Parent, OP LLC, the Borrower or one of its Wholly-Owned Subsidiaries,  any such Debt owed by the Parent, OP LLC, the Borrower or a Guarantor shall be subordinated to the Indebtedness on terms set forth in the Guarantee.
9.endorsements of negotiable instruments for collection in the ordinary course of business.
10.Debt of Foreign Subsidiaries to non-Affiliated Persons that is not secured by liens on any property of, not guaranteed by and not otherwise of recourse to the Borrower or any Guarantor.
11.unsecured Senior Notes of the Parent and any guarantees thereof, in each case, outstanding as of the Effective Date and any accrued but unpaid interest thereon during the Chapter 11 Cases.
12.Pre-Petition Secured Indebtedness.
13.other Debt not to exceed $5,000,000 in the aggregate at any one time outstanding.
14.Debt under those certain existing surety bonds issued by a third party surety securing certain obligations under transportation agreements entered into between Oasis Petroleum Marketing, LLC and certain counterparties with the following effective dates and amounts:

Effective Date	Current Amount
May 20, 2015	$36,000,000
August 13, 2018	$22,400,000
February 1, 2019	$6,000,000

by.Liens
. The Parent, OP LLC and the Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:
15.Liens securing the payment of any Indebtedness.
16.Excepted Liens.
17.Liens granted pursuant to the DIP Order in favor of the Administrative Agent.
18.Liens securing intercompany Debt under Section 9.02(e), provided that such Liens are subordinated on terms satisfactory to the Administrative Agent and the Majority Lenders.
19.the Carve Out.
20.Liens securing Pre-Petition Debt, provided that such Liens were permitted under the Pre-Petition Credit Agreement and are subordinated to the Liens securing the Indebtedness pursuant to the DIP Order on terms satisfactory to the Administrative Agent and the Majority Lenders.
21.Adequate protection Liens securing Pre-Petition Debt, provided that such Liens are subordinated to the Liens securing the Indebtedness pursuant to the DIP Order on terms satisfactory to the Administrative Agent and the Majority Lenders.
bz.Dividends, Distributions and Redemptions; Repayment of Debt
.
22.Restricted Payments. The Parent, OP LLC and the Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital or make any distribution of its Property to its Equity Interest holders, except:
xx.The Parent and OP LLC may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock),

xxi.Subsidiaries (other than the General Partner) of the Parent may declare and pay dividends ratably with respect to their Equity Interests,
xxii.the Parent, OP LLC and the Borrower may make payments to former employees in connection with the termination of such former employee’s employment in an aggregate amount not to exceed $250,000 in any calendar year for the purpose of repurchasing Equity Interests in any member of the Parent, OP LLC or the Borrower, as applicable, issued to such former employee pursuant to stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries,
xxiii.the General Partner may declare and make Restricted Payments to any other Credit Party,
xxiv.the Parent and OP LLC may make Restricted Payments in the ordinary course of business, pursuant to and in accordance with stock option plans or other benefit plans in existence on the Effective Date for management or employees of the Borrower and its Subsidiaries, and
xxv.so long as no Default or Event of Default has occurred and is continuing, upon a distribution in cash to the General Partner from Midstream MLP, the General Partner may declare Restricted Payments in cash ratably with respect to all of its Equity Interests (inclusive of the Class A Units (as defined in the General Partners LLC Agreement)) and the Class B Units; provided that any such Restricted Payments made to the Class B Units may not exceed an aggregate amount of $125,000 per fiscal quarter;
23.Repayment of Debt; Amendment to Terms of Senior Notes and Convertible Notes.
xxvi.The Parent, OP LLC and the Borrower will not, and will not permit any Subsidiary to, prior to the date that is 91 days after the Maturity Date, call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the Senior Notes, the Convertible Notes or any other Debt other than Indebtedness or in connection with the Roll-Up, unless approved by the Administrative Agent in writing and authorized by the Bankruptcy Court after notice and hearing; and
xxvii.The Parent, OP LLC and the Borrower will not, and will not permit any Subsidiary to, amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes or the Senior Notes Indenture or the terms of the Convertible Notes or the Convertible Notes Indenture except to the extent that any such amendment, modification, waiver or other change, taken as a whole, would not be adverse to the Lenders in any material respect (as determined by the Administrative Agent in good faith).
ca.Investments, Loans and Advances

. The Parent, OP LLC and the Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:
24.Investments made prior to the Effective Date reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.05 or reflected in the DIP Budget.
25.accounts receivable arising in the ordinary course of business consistent with past practice.
26.direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof.
27.commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s.
28.deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively or, in the case of any Foreign Subsidiary, a bank organized in a jurisdiction in which the Foreign Subsidiary conducts operations having assets in excess of $500,000,000 (or its equivalent in another currency).
29.deposits in money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e).
30.Investments made by any Credit Party in or to any other Credit Party; provided that, with respect to this clause (g), no such Investment shall be made unless  both prior to and after giving effect to such Investment no Default or Event of Default exists and  after giving effect to such Investment the Total Commitment then in effect exceeds the total Revolving Credit Exposures by at least an amount equal to ten percent (10%) of the then current Total Commitment less cash then maintained by the Borrower.
31.loans or advances to employees, officers or directors in the ordinary course of business of the Borrower or any Subsidiary, in each case only as permitted by applicable law, including Section 402 of the Sarbanes Oxley Act of 2002, but in any event not to exceed $500,000 in the aggregate at any time.
32.Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Borrower or any Subsidiary as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Borrower or any of its Subsidiaries; provided that the Borrower shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 9.05(i) exceeds $1,000,000.
33.guarantees of Debt permitted by Section 9.02(a).
34.to the extent constituting an Investment, Swap Agreements permitted under Section 9.17 and guarantees thereof.
35.Investments in any DevCo in the ordinary course of business to fund capital expenditures to the extent such Investment constitutes a Budget Expenditure.
36.other Investments not to exceed $5,000,000 in the aggregate at any time.
cb.Nature of Business; International Operations
. Subject to any restrictions arising on account of the Parent’s, OP LLC’s and the Borrower’s status as “debtors-in-possession” under the Bankruptcy Code and entry of the DIP Order, the Parent, OP LLC and the Borrower will not, and will not permit any Subsidiary to, allow any material change to be made in the character of its business as an independent oil and gas exploration and production company. From and after the date hereof, the Borrower and the Domestic Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States.
cc.Proceeds of Notes
. The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.21. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be. The Parent, OP LLC and the Borrower will not, and will not permit any of their respective Subsidiaries to, use the proceeds of any Loans or Letters of Credit, whether directly or indirectly, in contravention of the DIP Budget, as updated from time to time in accordance with this Agreement, subject only to Permitted Variances.
cd.ERISA Compliance
. The Parent, OP LLC and the Borrower will not, and will not permit any of their respective Subsidiaries to, at any time:

37.engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower, a Subsidiary or any ERISA Affiliate could be subjected to either a material civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a material tax imposed by Chapter 43 of Subtitle D of the Code.
38.fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all material amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto.
39.permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan.
40.contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to,  any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability or  any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.
ce.Sale or Discount of Receivables
. Except for receivables obtained by the Borrower or any Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Parent, OP LLC and the Borrower will not, and will not permit any Subsidiary to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.
cf.Mergers, Etc
. The Parent, OP LLC and the Borrower will not, and will not permit any Subsidiary to, merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions and including by division of such Person) all or substantially all of its Property to any other Person (including by division of such Person), except that  any Wholly-Owned Domestic Subsidiary may merge with any other Wholly-Owned Domestic Subsidiary; provided that if only one of such Wholly-Owned Domestic Subsidiaries is a Guarantor, the survivor shall be the Wholly-Owned Subsidiary that is a Guarantor,  the Parent, OP LLC and/or Borrower may merge with any Wholly-Owned Domestic Subsidiary so long as the Parent, OP LLC and/or Borrower is the survivor,  any Foreign Subsidiary may merge with any other Foreign Subsidiary; provided that if one of such Foreign Subsidiaries is a Wholly-Owned Subsidiary, the survivor shall be a Wholly-Owned Subsidiary, and  OP International may merge with and into any Credit Party so long as such Credit Party is the survivor. In no event shall the Parent, OP LLC, the Borrower or any other Credit Party divide itself pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any corresponding provision of any successor statute thereof).
cg.Sale of Properties and Liquidation of Swap Agreements
. The Parent, OP LLC and the Borrower will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Property (including any transfer that is effected through the division of a Person) or to Liquidate any Swap Agreement in respect of commodities except for:
41.the sale of Hydrocarbons in the ordinary course of business;
42.the sale or transfer of equipment that is no longer necessary for the business of the Borrower or such Subsidiary or is replaced by equipment of at least comparable value and use;
43.exchanges, swaps or trades of Oil and Gas Properties; provided that (i) no Default or Event of Default has occurred and is continuing or would result from such exchange, swap or trade, (ii) the consideration received in respect of such exchange, swap or trade shall be equal to or greater than the fair market value of the Oil and Gas Property (or interest therein) subject of such exchange, swap or trade (in each case, as reasonably determined by the Borrower, and if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect) and (iii) to the extent consisting of Proved Reserves, such Oil and Gas Properties exchanged, swapped or traded shall not have a fair market value greater than $5,000,000 in the aggregate during the term of this Agreement; and
44.the sale of Property pursuant to an order of the Bankruptcy Court, so long as (i) no Default has occurred and is continuing or would result therefrom and (ii) the aggregate fair market value of all such sales or transfers does not exceed $1,000,000 in the aggregate during the term of this Agreement.
ch.Environmental Matters
. The Parent, OP LLC and the Borrower will not, and will not permit any of their Subsidiaries or DevCos to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.
ci.Transactions with Affiliates

. The Parent, OP LLC and the Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Guarantors) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.
cj.Subsidiaries
. The Parent, OP LLC and the Borrower will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary after the Effective Date. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary. The Credit Parties shall not sell, assign or otherwise dispose of any Equity Interests in any DevCo. The Parent and OP LLC shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in the General Partner. The Parent and OP LLC shall not, and shall not permit any of its Domestic Subsidiaries to, sell, assign or otherwise dispose of any Equity Interests in any Domestic Subsidiary. The Parent, OP LLC and the Borrower will not permit any Equity Interests of any DevCo or the General Partner (other than the Class B Units) to be directly owned by any Person other than the Parent or a Subsidiary that is a Guarantor, and in the case of the DevCos, the Midstream MLP and its subsidiaries.
ck.Negative Pledge Agreements; Dividend Restrictions
. The Parent, OP LLC and the Borrower will not, and will not permit any Subsidiary or the DevCos to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than  this Agreement, the Security Instruments,  any leases or licenses or similar contracts as they affect any Property or Lien subject to a lease or license,  the Pre-Petition Loan Documents,  agreements in respect of Pre-Petition Debt entered into in accordance with the terms of the Pre-Petition Credit Agreement or  in the case of the DevCos, agreements governing the OMP Credit Facility) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith.
cl.Gas Imbalances, Take-or-Pay or Other Prepayments
. The Parent, OP LLC and the Borrower will not, and will not permit any Subsidiary to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any Subsidiary that would require the Borrower or such Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed 75,000 Mcf of gas (on an Mcf equivalent basis) in the aggregate.

cm.Swap Agreements.
45.The Parent, OP LLC and the Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than  Swap Agreements in respect of commodities  with an Approved Counterparty and  the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed (and for each month during the period during which such Swap Agreement is in effect), for each full calendar month during the forthcoming sixty (60) consecutive full calendar months following the date of determination, eighty-five percent (85%) of the reasonably anticipated production for each of crude oil and natural gas, calculated separately, in each case, as such production is projected from the Borrower’s and its Subsidiaries’ Oil and Gas Properties as set forth on the most recent Reserve Report delivered pursuant to the terms of this Agreement; provided, that (x) the Borrower may update such projections by providing the Administrative Agent an internal report prepared by or under the supervision of the chief engineer of the Borrower and any additional informational reasonably requested by the Administrative Agent that is, in each case, reasonably satisfactory to the Administrative Agent (and shall include new reasonably anticipated Hydrocarbon production from new wells or other production improvements and any dispositions, well shut-ins and other reductions of, or decreases to, production) and (y) the Borrower may purchase puts and floors the notional volumes for which exceed the foregoing percentage limitations (but which do not cause all notional volumes hedged to exceed 100% of the Current Production for any period beyond the last day of the second calendar year following the calendar year in which such puts and/or floors are purchased),  Swap Agreements in respect of interest rates with an Approved Counterparty, as follows:  Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a fixed rate and  Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate,  any Permitted Bond Hedge Transaction(s), and  any Permitted Warrant Transaction. In no event shall any Swap Agreement contain any requirement for the Borrower or any Subsidiary to post, during the term of this Agreement, collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures, and in no event shall  any Swap Agreements in respect of interest rates have a term beyond 48 months from the date of execution thereof or  any Swap Agreements in respect of commodities have a term beyond 60 months from the date of execution thereof.
46.The Parent, OP LLC and the Borrower will not, and will not permit any Subsidiary to Liquidate, or create any off-setting positions in respect of any hedge position in respect of commodities (whether evidenced by a floor, put or Swap Agreement), without the prior written consent of the Majority Lenders.

cn.Covenants of Parent, OP LLC and the General Partner
. The Parent and OP LLC covenant and agree with the Administrative Agent and the Lenders that neither the Parent nor OP LLC shall own or lease any Oil and Gas Properties nor be the operator under any operating agreement governing operations thereon. The Parent and OP LLC covenant and agree with the Administrative Agent and the Lenders that neither the Parent nor OP LLC shall directly own any Equity Interest in any DevCo. The Parent and OP LLC covenant and agree that the General Partner shall not  engage any operating or business activities other than ownership of the general partner interests of the Midstream MLP and other related and incidental activities related to the ownership of such general partnership interests and  own any Property or assets other than such general partnership interests and such rights or other interests incidental to such ownership.
co.Changes to Organizational Documents of General Partner, DevCos and Credit Parties
. The Parent, OP LLC and the Borrower shall not permit the General Partner to amend, supplement or otherwise modify its certificate of formation, limited liability company agreement or any other organic document of the General Partner in any manner that would be adverse to the Lenders in any material respect; provided that any amendment, supplement or other modification to the General Partner LLC Agreement that  materially alters the definition of “Available Cash” contained therein in a way that results in an increase in such “Available Cash” or  grants any additional rights or power to the Class B Units shall, in each case, be deemed to be adverse to Lenders in a material respect. The Parent, OP LLC and the Borrower shall not permit OMS or any DevCo to amend, supplement or otherwise modify its certificate of formation, limited liability company agreement or any other organic document of any DevCo in any manner that would  be adverse to the Lenders or  permit any DevCo to take any action that would violate the DevCo Parent Undertaking without the consent of OMS and any other Credit Party that owns Equity Interests in such DevCo. Each of the Parent, OP LLC and the Borrower shall not, and shall not permit any Subsidiary to, amend, supplement or otherwise modify its certificate of formation, limited liability company agreement or any other organic document of such Person in any manner that would be adverse to the Lenders.
cp.Chapter 11 Claims
. Other than (a) any valid, perfected, and non-avoidable liens and security interests in the Collateral in existence immediately prior to the Petition Date and any such valid and non-avoidable liens in existence immediately prior to the Petition Date that are perfected subsequent to the Petition Date pursuant to section 546(b) of the Bankruptcy Code, in each case that are senior in priority under applicable law to the Liens of the Pre-Petition Agent in such Collateral and (b) the Carve Out, the Parent, OP LLC and the Borrower will not, and will not permit any Subsidiary to, incur, create, assume, suffer to exist, or permit any claim in the Chapter 11 Cases (including without limitation any claim under Section 506(c) of the Bankruptcy Code and any deficiency claim remaining after the satisfaction of a Lien that secures a claim) to be on a parity with or senior to the claims of the Administrative Agent for the benefit of the Lenders against the Credit Parties hereunder, or apply to the Bankruptcy Court for authority to do so unless such relief, if granted, would cause the Indebtedness to be Paid in Full. The Credit Parties shall not pay fees and expenses to any Professional Person (as defined in the DIP Order) until such Professional Person is authorized to be paid pursuant to any fee procedure approved by the Bankruptcy Court.
cq.Other Financings
. The Parent, OP LLC and the Borrower will not, and will not permit any Subsidiary to, obtain any financing or credit pursuant to Section 364 of the Bankruptcy Code from any Person other than the Lenders.
cr.Superpriority Claims
. The Parent, OP LLC and the Borrower will not, and will not permit any Subsidiary to, create or permit to exist any superpriority claim (including any superpriority administrative claim and all other benefits and protections allowable under Sections 507(b) and 503(b)(1) of the Bankruptcy Code) other than (a) with respect to the Pre-Petition Secured Indebtedness or the Indebtedness, (b) as permitted by the DIP Orders, (c) as contemplated by the RSA or (d) as expressly permitted in writing by the Administrative Agent.
Article X.
Events of Default; Remedies
cs.Events of Default
. One or more of the following events shall constitute an “Event of Default”:
47.the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.
48.the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days.
49.any representation or warranty made or deemed made by or on behalf of the Parent, OP LLC, the Borrower, any Subsidiary or any DevCo in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects).

50.the Parent, OP LLC, the Borrower, any Subsidiary or any DevCo shall fail to observe or perform any covenant, condition or agreement contained in Section 2.08(j), Section 8.01(i), Section 8.01(m), Section 8.01(s), Section 8.02, Section 8.03, Section 8.18, Section 8.19, Section 8.20, Section 8.22, Section 8.23 or in Article IX.
51.the Parent, OP LLC, the Borrower, any Subsidiary or any DevCo shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of  notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or  a Responsible Officer of the Borrower or such Subsidiary otherwise becoming aware of such default.
52.Except with respect to obligations that are unenforceable as a result of the commencement of the Chapter 11 Cases and defaults that occur solely as a result of the filing of the Chapter 11 Cases, the Borrower, any Guarantor or any DevCo shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure continues beyond any applicable grace period.
53.Except with respect to obligations that are unenforceable as a result of the commencement of the Chapter 11 Cases and defaults that occur solely as a result of the filing of the Chapter 11 Cases, any event or condition (other than customary change of control or asset sale tender offer provisions of the Senior Notes Indenture or the Convertible Notes Indenture) occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Parent, OP LLC the Borrower, any Subsidiary or any DevCo to make an offer in respect thereof and such event or condition continues beyond any applicable grace period.
54.[reserved].
55. one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) or  any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered against the Parent, OP LLC, the Borrower, any Subsidiary, and DevCo or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed (including as a result of the pendency of the Chapter 11 Cases).
56.the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof or as otherwise acceptable to the Administrative Agent in its sole discretion, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Guarantor or a DevCo party thereto, or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Parent, OP LLC, the Borrower, any Subsidiary or any DevCo or any of their Affiliates shall so state in writing.
57.a Change in Control shall occur.
58.the Chapter 11 Cases concerning the Credit Parties shall be dismissed or converted to cases under chapter 7 of the Bankruptcy Code or any Credit Party shall file a motion or other pleading or support a motion or other pleading filed by any other Person seeking the dismissal or conversion of any of the Chapter 11 Cases concerning the Credit Parties under Section 1112 of the Bankruptcy Code or otherwise; or a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code or an examiner under Section 1106(b) of the Bankruptcy Code with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) shall be appointed in any of the Chapter 11 Cases or any Credit Party shall file a motion or other pleading or shall consent to a motion or other pleading filed by any other Person seeking any of the foregoing, in each case, without the prior written consent of the Administrative Agent and the Pre-Petition Agent.
59.an order of the Bankruptcy Court shall be entered without the consent of the Administrative Agent granting any other Superpriority Claim or any Lien (other than the Carve Out and those approved by the DIP Order) which is pari passu with or senior to the claims of the Administrative Agent and the other Secured Parties against any other Credit Party hereunder, or there shall arise or be granted any such pari passu or senior Superpriority Claim (other than the Carve Out and those approved by the DIP Order) or any Credit Party shall file a motion or other pleading or support a motion or other pleading filed by any other Person requesting any of the foregoing (other than in connection with any financing pursuant to which the Indebtedness would be Paid in Full).
60.the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code (i) to the holder or holders of any security interest (other than in favor of the Administrative Agent, the Pre-Petition Agent, the Lenders or the Pre-Petition Lenders) to proceed against, including foreclosure (or the granting of a deed in lieu of foreclosure or the like) on, any assets of any Credit Party that have a value in excess of $5,000,000 in the aggregate or (ii) to any state or local environmental or regulatory agency or authority to proceed against, including foreclose (or the granting of a deed in lieu of foreclosure or the like) on, any assets of any Credit Party that have a value in excess of $5,000,000.
61.an order of the Bankruptcy Court (or any other court of competent jurisdiction) shall be entered, whether on appeal or otherwise, (i) without the written consent of the Administrative Agent, reversing, staying, revoking or vacating the DIP Order that would otherwise be in effect, (ii) without the written consent of the Administrative Agent, amending, supplementing or modifying the DIP Order then in effect or (iii) denying or terminating the use of cash collateral by the Credit Parties pursuant to either of the DIP Orders; or any Credit Party shall file a motion or other pleading or shall support a motion or other pleading filed by any other Person seeking any of the foregoing.
62.any of the Credit Parties shall fail to comply in any respect with any provision of the DIP Order (subject to any applicable notice periods set forth therein).
63.subject to entry of the DIP Order, the Bankruptcy Court shall enter an order imposing, surcharging or assessing against (i) the Administrative Agent’s or any Lender’s interest in the Collateral or (ii) the Pre-Petition Agent’s or any Pre-Petition Lender’s interest in the Pre-Petition Collateral any costs or expenses, whether pursuant to sections 506(c) or 552 of the Bankruptcy Code or otherwise, or any Credit Party shall file a motion or other pleading or support a motion or other pleading filed by any other Person requesting the foregoing.
64.the Credit Parties shall obtain court authorization to commence, or shall commence, join in, assist or otherwise participate as an adverse party in any suit or other proceeding against the Administrative Agent or any of the Lenders, provided, however, that the Credit Parties may comply with discovery requests in connection with any such suit or other proceeding in accordance with applicable law.
65.an order of the Bankruptcy Court (or any other court of competent jurisdiction) shall be entered approving any financing under Section 364 of the Bankruptcy Code (other than under the Loan Documents) without the written consent of the Majority Lenders that does not result in Payment in Full of the Indebtedness or any Credit Party shall file a motion or other pleading or shall support a motion or other pleading filed by any other Person seeking any of the foregoing.
66.any Credit Party contests the validity or enforceability of any provision of any Loan Document or any Pre-Petition Loan Document or the validity, extent, perfection or priority of a Lien granted in favor of the Administrative Agent and the Lenders on the Collateral or in favor of the Pre-Petition Agent and the Pre-Petition Lenders on the Pre-Petition Collateral pursuant to the DIP Order or shall support or consent to any other Person concerning the foregoing.
67.the filing by any Credit Party of any plan of reorganization that is not an Acceptable Plan without the consent of the Administrative Agent.
68.an order of the Bankruptcy Court shall be entered approving a sale of substantially all of the Credit Parties’ assets that does not propose for all Indebtedness to be Paid in Full on the effective date of such sale or any Credit Party shall file a motion or other pleading or shall support a motion or other pleading filed by any other Person seeking the foregoing.
69.an order of the Bankruptcy Court shall be entered pursuant to section 363(k) of the Bankruptcy Code limiting the ability of the Lenders, either individually or together with one or more Lenders, to credit bid the full amount of their claims in the Chapter 11 Cases in connection with any asset sale process or plan sponsorship process or any sale of assets (in whole or part) by any Credit Party, including without limitation sales occurring pursuant to Section 363 of the Bankruptcy Code or included as part of any restructuring plan subject to confirmation under Section 1129(b)(2)(A)(ii)-(iii) of the Bankruptcy Code.
70.an order shall have been entered by the Bankruptcy Court without the consent of the Administrative Agent providing for a change in venue with respect to the Chapter 11 Cases.
71.The Parent, OP LLC, the Borrower or any of its Subsidiaries shall be enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any part of the business affairs of the Parent, OP LLC, the Borrower and their respective Subsidiaries, taken as a whole, which would reasonably be expected to have a Material Adverse Effect; provided that the Parent, OP LLC, the Borrower or such Subsidiary shall have five (5) Business Days after the entry of such an order to obtain a court order vacating, staying or otherwise obtaining relief from the Bankruptcy Court or another court to address any such court order.
72.an RSA Termination Event occurs.
ct.Remedies.
73.At any time thereafter during the continuance of such Event of Default, but subject to the terms and conditions of the DIP Order, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  terminate the Commitments, and thereupon the Commitments shall terminate immediately, and  declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.
74.In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.
75.All proceeds realized from the liquidation or other disposition of Collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:
xxviii.first, to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

xxix.second, pro rata to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Lenders;
xxx.third, pro rata to payment of accrued interest on the Loans;
xxxi.fourth, pro rata to payment of  principal outstanding on the Loans,  LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time and  Secured Swap Indebtedness owing to Secured Swap Parties;
xxxii.fifth, pro rata to any other Indebtedness owing to the Secured Parties and to cash collateral to be held by the Administrative Agent to secure the remaining LC Exposure in an amount equal to 105% of such remaining LC Exposure; and
xxxiii.sixth, any excess, after all of the Indebtedness shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.
Notwithstanding the foregoing, amounts received from the Borrower or any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Indebtedness other than Excluded Swap Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause fourth above from amounts received from “eligible contract participants” under the Commodity Exchange Act or any regulations promulgated thereunder to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Indebtedness described in clause fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Indebtedness pursuant to clause fourth above).
Article XI.
The Agents
cu.Appointment; Powers. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (excluding Section 11.10) are solely for the benefit of the Administrative Agent and the Lenders, and no Credit Party shall have rights as a third-party beneficiary of any of such provisions (other than in respect of Sections 11.01, 11.06 and 11.10). Each of the Lenders, by its execution hereof, authorizes and directs the Administrative Agent to execute and deliver the Security Instruments, binding the Lenders to the terms thereof.
cv.Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.

Without limiting the generality of the foregoing,  the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties),  the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and  except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent, OP LLC, the Borrower or any of its Subsidiaries or any DevCo that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Parent, OP LLC, the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into  any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document,  the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith,  the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document,  the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document,  the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction,  the existence, value, perfection or priority of any collateral security or the financial or other condition of the Parent, OP LLC, the Borrower and its Subsidiaries or any DevCo or any other obligor or guarantor, or  any failure by the Parent, OP LLC, the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.
cw.Action by Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall  receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and  be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise no Agent shall be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.
cx.Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Parent, OP LLC, the Borrower, the Lenders and the Issuing Bank hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.
cy.Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

cz.Resignation of Administrative Agent
. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower, and the Administrative Agent may be removed at any time by the Majority Lenders if the Administrative Agent, in its capacity as a Lender, is a Defaulting Lender at such time. Upon any such resignation or removal, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.
da.Agents as Lenders
. Each bank serving as an Agent hereunder shall have the same rights, powers and obligations in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent, OP LLC, the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.
db.No Reliance
. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Borrower or any of its Subsidiaries or any DevCo of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or its Subsidiaries or the DevCos. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent or the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of such Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.
dc.Administrative Agent May File Proofs of Claim
. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries or any DevCo, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
76.to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and
77.to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
dd.Authority of Administrative Agent to Release Collateral and Liens. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to release any Collateral or

Guarantor or DevCo that is permitted to be sold or released pursuant to the terms of the Loan Documents or upon Payment in Full. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any sale or other disposition of Property or release of a Guarantor or of a DevCo to the extent such sale or other disposition or release of Guarantor or of a DevCo is authorized by the terms of the Loan Documents.
de.The Arranger; Syndication Agent. The Arranger and the Syndication Agent shall have no duties, responsibilities or liabilities under this Agreement.
Article XII.
Miscellaneous
df.Notices.
78.Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail, as follows:
xxxiv.if to the Borrower or the Parent, OP LLC, to it at 1001 Fannin, Suite 1500, Houston, Texas 77002, Attention of Michael Lou (Facsimile No. (713) 574-1759, e-mail address: mlou@oasispetroleum.com);
xxxv.if to the Administrative Agent, to it at 1000 Louisiana, Suite 900, Houston, Texas, 77002; Attention of Ed Pak (Facsimile No. (713) 651-8101, e-mail address: Edward.Pak@wellsfargo.com), with a copy to WLS Charlotte Agency Services (Facsimile No. (704) 590-2782, email address: Donna.Verwold@wellsfargo.com), 1525 W. WT Harris Blvd., Charlotte, NC 28262;
xxxvi.[reserved].
xxxvii.if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
79.Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

80.Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
81.Nothing in this Agreement or in any other Loan Document shall be construed to limit or affect the obligation of the Borrower or any other Person to serve upon the Administrative Agent and the Lenders in the manner prescribed by the Bankruptcy Code any pleading or notice required to be given to the Administrative Agent and the Lenders pursuant to the Bankruptcy Code.
dg.Waivers; Amendments.
82.No failure on the part of the Administrative Agent, any other Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any other Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
83.Neither this Agreement nor any provision hereof nor any other Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall  increase the Commitment of any Lender without the written consent of such Lender,  [reserved],  reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby,  postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date or amend Section 2.08(c) in a manner that would permit the expiration of any Letter of Credit to occur after the Maturity Date without the written consent of each Lender affected thereby,  change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender,  waive or amend Section 3.04(c), Section 6.01, Section 10.02(c) or Section 12.14 or change the definition of the terms “Domestic Subsidiary”, “Foreign Subsidiary”, “Subsidiary” or “Applicable Percentage”, without the written consent of each Lender (other than any Defaulting Lender),  release any Guarantor (except as set forth in Section 11.10 or in Article XIII), or release all or substantially all of the collateral (other than as provided in Section 11.10), without the written consent of each Lender (other than any Defaulting Lender), or  change any of the provisions of this Section 12.02(b) or the definitions of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender; provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent or the Issuing Bank, as the case may be. Notwithstanding the foregoing, any supplement to Schedule 7.14 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders. Notwithstanding anything herein to the contrary, the Administrative Agent may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Replacement Rate or otherwise effectuate the terms of Section 3.03(b) in accordance with the terms of Section 3.03(b).
dh.Expenses, Indemnity; Damage Waiver.
84.The Borrower shall pay  all reasonable and documented (in summary form) out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental assessments and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated),  all costs, expenses, Taxes, assessments and other charges incurred by any Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein,  all reasonable and documented (in summary form) out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and  all out-of-pocket expenses incurred by any Agent, the Issuing Bank or any Lender, including the reasonable and documented (in summary form) fees, charges and disbursements of any counsel for any Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, except in the case of out-of-pocket expenses described in this clause (iv) to the extent that Section 12.03(b) expressly provides that the Borrower shall not indemnify such party for such out-of-pocket expenses.
85.THE BORROWER SHALL INDEMNIFY EACH AGENT, THE ARRANGER, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF  THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY (OTHER THAN EXPENSES IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS DATED OF EVEN DATE HEREWITH, WHICH EXPENSES SHALL ONLY BE PAID BY THE BORROWER TO THE EXTENT PROVIDED IN SECTION 12.03(a)),  THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT,  THE FAILURE OF THE PARENT, OP LLC, THE BORROWER, ANY SUBSIDIARY OR ANY DEVCO TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT,  ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR OR ANY DEVCO SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH,  ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION,  ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR  THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH,  ANY OTHER ASPECT OF THE LOAN DOCUMENTS,  THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES AND THE DEVCOS BY THE BORROWER AND ITS SUBSIDIARIES AND THE DEVCOS,  ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED

PURSUANT TO THE SECURITY INSTRUMENTS,  ANY LIABILITY UNDER ENVIRONMENTAL LAW RELATED TO THE BORROWER OR ANY SUBSIDIARY OR ANY DEVCO OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS MATERIALS ON ANY OF THEIR PROPERTIES,  THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY OR ANY DEVCO WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY DEVCO,  THE PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OR ANY DEVCO OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY,  THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY OR ANY DEVCO OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY DEVCO,  ANY LIABILITY UNDER ENVIRONMENTAL LAWS RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY DEVCO,  ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR  ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, INCLUDING ITS OWN ORDINARY NEGLIGENCE, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE; PROVIDED THAT THE BORROWER SHALL NOT INDEMNIFY ANY INDEMNITEE FOR (I) ANY FINANCIAL LIABILITIES OF A LENDER TO THE PARENT, OP LLC, THE BORROWER OR ANY SUBSIDIARY PURSUANT TO AND IN ACCORDANCE WITH THE TERMS OF A SWAP AGREEMENT, (II) CLAIMS AMONG LENDERS OR BETWEEN LENDERS AND THEIR RELATED PARTIES TO THE EXTENT NOT RELATED TO A BREACH OF AN

OBLIGATION OF THE PARENT, OP LLC, THE BORROWER OR ANY SUBSIDIARY AND (III) LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES THAT ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO BE A DIRECT RESULT OF A MATERIAL BREACH OF THIS AGREEMENT BY SUCH INDEMNITEE. THIS SECTION 12.03(B) SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, OR DAMAGES ARISING FROM A NON-TAX CLAIM.
86.To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent, the Arranger or the Issuing Bank under Section 12.03(a) or (b), each Lender severally agrees to pay to such Agent, the Arranger or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Arranger or the Issuing Bank in its capacity as such.
87.To the extent permitted by applicable law, the Parent, OP LLC and the Borrower shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby except to the extent such damages result from the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction by final and nonappealable judgment.
88.All amounts due under this Section 12.03 shall be payable not later than 10 days after written demand therefor.
di.Successors and Assigns.
89.The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that  the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and  no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
90. Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
c.the Borrower, provided that no consent of the Borrower shall be required if such assignment is to a Lender, an Affiliate of a Lender, an Approved Fund, or, if an Event of Default has occurred and is continuing, is to any other assignee; and
d.the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender or an Affiliate of a Lender immediately prior to giving effect to such assignment.
xxxviii.Assignments shall be subject to the following additional conditions:
e.except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
f.each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
g.the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;
h.the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;
i.no such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or an Industry Competitor, the Borrower or any of the Borrower’s Affiliates or Subsidiaries;
j.in no event may any Lender assign all or a portion of its rights and obligations under this Agreement to the Borrower or any Affiliate of the Borrower; and

k.the assignee, if it shall not be a Lender, shall execute and deliver to the Administrative Agent and the Borrower a joinder to the RSA (unless the RSA is no longer in effect at such time).
xxxix.Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).
xl.The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Bank and each Lender.
xli.Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).
91. Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that  such Lender’s obligations under this Agreement shall remain unchanged,  such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,  the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and  no such participation may be sold to a natural Person or an Industry Competitor. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
xlii.A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless such Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(f) as though it were a Lender.
92.Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
93.Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower and the Guarantors to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.
dj.Survival; Revival; Reinstatement.
94.All covenants, agreements, representations and warranties made by Parent and the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect for a period of 180 days following the Maturity Date, regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.
95.To the extent that any payments on the Indebtedness or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Parent, OP LLC and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.
dk.Counterparts; Integration; Effectiveness
.

96.This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
97.This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
98.Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
dl.Severability
. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
dm.Right of Setoff
. If an Event of Default shall have occurred and be continuing, subject to the DIP Order and the First Day Orders, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Parent, OP LLC, the Borrower or any Subsidiary or any DevCo against any of and all the obligations of the Parent, OP LLC, the Borrower or any Subsidiary or any DevCo owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. Subject to the DIP Order and the First Day Orders, the rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

dn.GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS
.
99.THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW PROVISIONS THAT WOULD REQUIRE THE APPLICATION OF LAW OF ANOTHER JURISDICTION AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE, EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED.
100.BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT AND IF THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EITHER CASE LOCATED IN NEW YORK COUNTY, NEW YORK. EACH PARTY HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.
101.EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.
102.EACH PARTY HEREBY  IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS

AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN;  IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; provided that nothing contained in this Section 12.09(d)(ii) shall limit the Borrower’s indemnification obligations to the extent set forth in Section 12.03 to the extent such special, exemplary, punitive or consequential damages are included in any third party claim in connection with which such INDEMNITEE is otherwise entitled to indemnification hereunder;  CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND  ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.
do.Headings
. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
dp.Confidentiality
. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed  to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), provided, that for purposes of this clause, the term “Affiliate” shall not include any Industry Competitor,  to the extent requested by any regulatory authority,  to the extent required by applicable laws or regulations or by any subpoena or similar legal process,  to any other party to this Agreement or any other Loan Document,  in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,  subject to an agreement containing provisions substantially the same as those of this Section 12.11, to  any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or  any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Parent, OP LLC or the Borrower and its obligations,  with the consent of the Borrower, to any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or to any collector of market data or to the extent such Information becomes publicly available other than as a result of a breach of this Section 12.11 or becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Parent, OP LLC or the Borrower. For the purposes of this Section 12.11, “Information” means all information received from the Parent, OP LLC, the Borrower, any Subsidiary or any DevCo relating to the Parent, OP LLC, the Borrower, any Subsidiary or any DevCo and their businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Parent, OP LLC, the Borrower, a Subsidiary or a DevCo; provided that, in the case of information received from the Parent, OP LLC, the Borrower, any Subsidiary or any DevCo after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, “Information” shall not include, and the Borrower, the Borrower’s Subsidiaries, the Administrative Agent, each Lender and the respective Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of the aforementioned Persons), and any other party, may disclose to any and all Persons, without limitation of any kind  any information with respect to the United States federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding the United States federal or state income tax treatment of such transactions (“tax structure”), which facts shall not include for this purpose the names of the parties or any other person named herein, or information that would permit identification of the parties or such other persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or tax structure, and  all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower, the Administrative Agent or such Lender relating to such tax treatment or tax structure.
dq.Interest Rate Limitation
. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows:  the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and  in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time  the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and  in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder.
dr.EXCULPATION PROVISIONS
. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY

PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”
ds.Collateral Matters; Swap Agreements
. The benefit of the Security Instruments and of the provisions of this Agreement relating to any Collateral securing the Indebtedness shall also extend to and be available to Secured Swap Parties on a pro rata basis (but subject to the terms of the Loan Documents, including, without limitation, provisions thereof relating to the application and priority of payments to the Persons entitled thereto) in respect of any obligations of the a Parent, the Borrower or any of its Subsidiaries which arise under Secured Swap Agreements. No Secured Swap Party shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Swap Agreements.
dt.No Third Party Beneficiaries
. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, the Issuing Bank or any Lender for any reason whatsoever. There are no third party beneficiaries.
du.USA Patriot Act Notice
. Each Lender hereby notifies the Parent, OP LLC and the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Parent, OP LLC and the Borrower, which information includes the name, tax identification and address of the Parent, OP LLC and the Borrower and other information that will allow such Lender to identify the Parent, OP LLC and the Borrower in accordance with the Act.
dv.[Reserved].
dw.[Reserved].
dx.Acknowledgement and Consent to Bail-In of Affected Financial Institutions
. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

103.the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
104.the effects of any Bail-In Action on any such liability, including, if applicable:
xliii.a reduction in full or in part or cancellation of any such liability;
xliv.a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
xlv.the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
dy.No Advisory or Fiduciary Responsibility
. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Parent, OP LLC and the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that:   no fiduciary, advisory or agency relationship between the Parent, OP LLC, the Borrower and their respective Subsidiaries and the Administrative Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent or any Lender has advised or is advising the Parent, the Borrower or any Subsidiary on other matters;  the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Parent, the Borrower and their Subsidiaries, on the one hand, and the Administrative Agent and the Lenders, on the other hand;  each of the Parent OP LLC and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate; and  each of the Parent, OP LLC and the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and   the Administrative Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Parent, OP LLC, the Borrower or any of their Subsidiaries, or any other Person;  neither the Administrative Agent nor the Lenders has any obligation to the Parent, OP LLC, the Borrower or any of their Subsidiaries with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and  the Administrative Agent and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Parent, OP LLC, the Borrower and their Subsidiaries, and neither the Administrative Agent nor the Lenders has any obligation to disclose any of such interests to the Parent, OP LLC, the Borrower or their respective Subsidiaries. To the fullest extent permitted by Governmental Requirement, each of the Parent, OP LLC and the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
dz.Acknowledgement Regarding Any Supported QFCs
. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, "QFC Credit Support", and each such QFC, a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
ea.Incorporation of DIP Order by Reference
. Each of the Credit Parties, the Administrative Agent and the Lenders agrees that any reference contained herein to the DIP Order shall include all terms, conditions and provisions of such DIP Order and that the DIP Order is incorporated herein for all purposes. To the extent there is any conflict or inconsistency between the terms of any of the Loan Documents and the terms of the DIP Order, the terms of the DIP Order shall govern.
eb.CREDIT PARTY RELEASE

. IN PARTIAL CONSIDERATION FOR THE AGREEMENT OF THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS PARTY HERETO TO ENTER INTO THIS AGREEMENT, EACH CREDIT PARTY HEREBY KNOWINGLY AND UNCONDITIONALLY WAIVES AND FULLY AND FINALLY RELEASES AND DISCHARGES THE ADMINISTRATIVE AGENT, EACH LENDER PARTY HERETO, THE ISSUING BANK, THE PRE-PETITION AGENT, THE PRE-PETITION LENDERS, ANY OF THEIR RESPECTIVE AFFILIATES (INCLUDING ANY SECURED PARTY AND ANY PRE-PETITION SECURED PARTY) OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS OR REPRESENTATIVES OR ANY OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS OR ASSIGNS (COLLECTIVELY, THE “LENDER-RELATED PARTIES”) FROM, AND COVENANTS NOT TO SUE THE LENDER-RELATED PARTIES FOR, ANY AND ALL SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, CLAIMS, CAUSES OF ACTION, ACTIONS, GROUNDS, CAUSES, DAMAGES, COSTS AND EXPENSES OF EVERY NATURE AND CHARACTER, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT OR INDIRECT, IN EACH CASE, SOLELY ARISING OUT OF OR FROM OR RELATED TO ANY OF THE LOAN DOCUMENTS OR PRE-PETITION LOAN DOCUMENTS, WHICH ANY CREDIT PARTY NOW OWNS AND HOLDS, OR HAS AT ANY TIME HERETOFORE OWNED OR HELD, OR OWNS OR HOLDS ON THE DATE ON WHICH ANY BORROWING (OR DEEMED BORROWING) IS MADE HEREUNDER OR ANY LETTER OF CREDIT IS ISSUED (OR DEEMED ISSUED) HEREUNDER, SUCH WAIVER, RELEASE AND DISCHARGE BEING MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CIRCUMSTANCES AND EFFECTS OF SUCH WAIVER, RELEASE AND DISCHARGE AND AFTER HAVING CONSULTED LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT THERETO. THIS SECTION IS IN ADDITION TO ANY OTHER RELEASE OF ANY OF THE LENDER-RELATED PARTIES BY ANY CREDIT PARTY AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER MADE BY ANY CREDIT PARTY IN FAVOR OF ANY OF THE LENDER-RELATED PARTIES.
Article XIII.
Guarantee
ec.Guarantee; Limitation of Liability.
105.Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees (this “Guarantee”) the performance and punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Indebtedness of each other Credit Party now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise, and agrees to pay any and all reasonable out-of-pocket expenses

(including reasonable out-of-pocket fees and expenses of counsel to the extent reimbursable pursuant to Section 12.03 but excluding allocated costs of in-house counsel) incurred by the Administrative Agent in enforcing any rights under this Guarantee or any other Loan Document.
106.Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to the Administrative Agent or any Lender under this Guarantee, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Administrative Agent and the Lenders under or in respect of the Loan Documents.
ed.Guarantee Absolute
. Each Guarantor guarantees that the Indebtedness will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto. The Indebtedness of each Guarantor under or in respect of this Guarantee are independent of the Indebtedness of any other Credit Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Borrower or any other Credit Party or whether the Borrower or any other Credit Party is joined in any such action or actions. The liability of each Guarantor under this Guarantee shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:
107.any lack of validity or enforceability of any provision under this Agreement, any Credit Document or any agreement or instrument relating thereto;
108.any change in the time, manner or place of payment of, or in any other term of, all or any of the Indebtedness under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Credit Document, including any increase in the Obligations resulting from the extension of additional credit to any Credit Party or otherwise;
109.any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Indebtedness;
110.any manner of application of Collateral, or proceeds thereof, to all or any of the Indebtedness, or any manner of sale or other disposition of any Collateral for all or any of the Indebtedness under the Loan Documents or any other assets of any Credit Party;
111.any change, restructuring or termination of the corporate structure or existence of any Credit Party;

112.any failure of the Administrative Agent or any Lender to disclose to any Credit Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Credit Party now or hereafter known to the Administrative Agent or such Lender, as the case may be (each Guarantor waiving any duty on the part of the Administrative Agent and the Lenders to disclose such information);
113.the failure of any other Person to execute or deliver this Guarantee or the release or reduction of liability of any Guarantor or surety with respect to the Indebtedness; or
114.any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, any Credit Party or any other guarantor or surety, in its capacity as a guarantor or surety (other than payment or performance).
This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indebtedness is rescinded or must otherwise be returned by the Administrative Agent or any Lender or any other Person, for whatever reason, all as though such payment had not been made.
ee.Waivers and Acknowledgments
.
115.Each Guarantor hereby unconditionally and irrevocably waives (to the extent permitted by applicable law) any right to revoke this Guarantee and acknowledges that this Guarantee is continuing in nature and applies to all Obligations, whether existing now or in the future.
116.Each Guarantor hereby unconditionally and irrevocably waives (to the extent permitted by applicable law) (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Credit Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.
117.Each Guarantor acknowledges that the Administrative Agent may, to the extent permitted by applicable law and the DIP Order, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guarantee, foreclose under any Credit Document by non-judicial sale, and each Guarantor hereby waives (to the extent permitted by applicable law) any defense to the recovery by the Administrative Agent and the Lenders against such Guarantor of any deficiency after such non-judicial sale and any defense or benefits that may be afforded by applicable law.
118.Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any Lender to disclose to such Guarantor any matter,

fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Credit Party or any of its Subsidiaries now or hereafter known by the Administrative Agent or such Lender, as the case may be.
119.Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 13.01 and this Section 13.03 are knowingly made in contemplation of such benefits.
ef.Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower or any other Credit Party that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under or in respect of this Guarantee or any Credit Document, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender against the Borrower or any other Credit Party, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Borrower or any other Credit Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Indebtedness (other than inchoate indemnity obligations and similar obligations that survive the termination of this Agreement) and all other amounts payable under this Guarantee shall have been Paid in Full. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of (a) the Payment in Full and (b) the Termination Date, such amount shall be received and held in trust for the benefit of the Administrative Agent and the Lenders, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Indebtedness and all other amounts payable under this Guarantee, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Indebtedness or other amounts payable under this Guarantee thereafter arising. If (i) any Guarantor shall make payment to the Administrative Agent of all or any part of the Obligations, (ii) all of the Indebtedness shall have been Paid in Full and (iii) the Termination Date shall have occurred, the Administrative Agent and the Lenders will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Indebtedness resulting from such payment made by such Guarantor pursuant to this Guarantee.
eg.Continuing Guaranty; Assignment
. This Guarantee is a continuing guaranty and shall (a) remain in full force and effect until Payment in Full, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any assignee that has been assigned or transferred all or any portion of a Lender’s advances, Commitments or rights and obligations under this Agreement in accordance with Section 12.04, shall thereupon become vested with all the benefits granted to such transferring Lender under this Guarantee. No Guarantor shall have the right to assign its rights hereunder or any interest herein or delegate any of its duties, liabilities or obligations hereunder or under any other Credit Document without the prior written consent of the Majority Lenders, except as otherwise permitted hereby.
eh.Release.
1.A Credit Party shall automatically be released from its obligations hereunder and the security interest in the Collateral of such Credit Party shall be automatically released as it relates to the Indebtedness, upon the consummation of any transaction permitted under this Agreement as a result of which such Credit Party ceases to be a Credit Party.
2.The security interest granted hereby in any Collateral shall automatically and without further action be released upon (i) any disposition of such Collateral in a transaction not prohibited by this Agreement, (ii) Payment in Full, and (iii) the effectiveness of any written consent to the release of the security interest granted hereby in such Collateral pursuant to Section 14.01 of this Agreement. Any such release in connection with any sale, transfer or other disposition of such Collateral shall result in such Collateral being sold, transferred or disposed of, as applicable, free and clear of the Lien and security interest created hereby.
3.In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 13.06, so long as the Borrower shall have provided the Administrative Agent and Lenders such certifications or documents as the Administrative Agent or the Majority Lenders shall reasonably request, the Administrative Agent shall execute and deliver to any Credit Party, at such Credit Party’s expense, all documents that such Credit Party shall reasonably request to evidence such termination or release.
Article XIV.

ei.Grant of Security Interest
a.. Each Credit Party hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a continuing first priority (subject to the Carve Out and as otherwise set forth in the DIP Order) security interest in all of its right, title and interest in, to and under all of the following items, categories and types of property and assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Credit Party (including under any trade name or derivations thereof), and whether now owned or existing or hereafter acquired or arising or consigned by or to, or leased from or to, such Credit Party, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:
1.all Accounts;

2.all contract rights;
3.all Chattel Paper;
4.all Documents;
5.all Instruments;
6.all letters of credit, Letter-of-Credit Rights and Supporting Obligations;
7.all General Intangibles (including payment intangibles, intercompany accounts, Intellectual Property and software);
8.all Inventory and other Goods;
9.all motor vehicles, Equipment and Fixtures;
10.all Investment Property, financial assets and all Securities Accounts;
11.all money, cash, cash equivalents, and Securities;
12.all Deposit Accounts and Commodity Accounts;
13.all notes and documents of title;
14.all Commercial Tort Claims;
15.all Hydrocarbons and other real property owned or leased by such Credit Party;
16.all other personal property of such Credit Party;
17.all Swap Agreements;
18.all Copyrights, Patents and Trademarks;
19.all “Collateral” (or any equivalent or similar term describing property in which Liens are granted as security for the Indebtedness) under and as defined in the DIP Order; and
20.all accessions to, substitutions for, and replacements, products and Proceeds (including Equity Interests) of any of the foregoing, including, but not limited to, dividends or distributions on Investment Property, rents, profits, income and benefits, proceeds of any insurance policies, claims against third parties, condemnation or requisition payments with respect to all or any of the foregoing, together with all books and records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and other property and any General Intangibles at any time evidencing or relating to any of the foregoing.

All of the foregoing is herein collectively referred to as the “Collateral”.
Notwithstanding any provision in any of the Loan Documents to the contrary, (a) in no event shall any Excluded Assets be encumbered by any Security Instrument or deemed to constitute Collateral hereunder and (b) in no event is any Building (as defined in the applicable Flood Insurance Regulations) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations) owned by any Credit Party included in the Mortgaged Property or the Collateral and no Building or Manufactured (Mobile) Home shall be encumbered by any Security Instrument; provided, that (A) the applicable Credit Party’s interests in all lands and Hydrocarbons situated under any such Building or Manufactured (Mobile) Home shall be included in the Mortgaged Property and shall be encumbered by the Security Instruments and (B) the Borrower shall not, and shall not permit any of its Subsidiaries to, permit to exist any Lien on any Building or Manufactured (Mobile) Home except Excepted Liens.
In each case, subject to the Final DIP Order and upon the Final DIP Order Entry Date, (x) no cost or surcharge shall be imposed against any Collateral under Section 506(c) of the Bankruptcy Code and (y) the Collateral shall not be subject to the doctrine of marshalling or Section 552 of the Bankruptcy Code “equities of the case” arguments, in each case, as provided in the DIP Order.
b.Assignment of As-Extracted Collateral
.
1.Each Credit Party has absolutely and unconditionally assigned, transferred, conveyed and granted a security interest, and does hereby absolutely and unconditionally assign, transfer, convey and grant a security interest unto the Administrative Agent, for the benefit of the Secured Parties, in and to:
a.all of its As-Extracted Collateral located in or relating to the Mortgaged Properties owned by such Credit Party, including without limitation, all As-Extracted Collateral relating to the Hydrocarbon Interests, the Hydrocarbons and all products obtained or processed therefrom;
b.the revenues and proceeds now and hereafter attributable to such Mortgaged Properties, including the Hydrocarbons, and said products and all payments in lieu, such as “take or pay” payments or settlements; and
c.all amounts and proceeds hereafter payable to or to become payable to such Credit Party or now or hereafter relating to any part of such Mortgaged Properties and all amounts, sums, monies, revenues and income which become payable to such Credit Party from, or with respect to, any of such Mortgaged Properties, present or future, now or hereafter constituting a part of the Hydrocarbon Interests.
2.The Hydrocarbons and products are to be delivered into pipelines connected with the Mortgaged Property, or to the purchaser thereof, to the credit of the Administrative Agent,

for its benefit and the benefit of the other Secured Parties, free and clear of all taxes, charges, costs and expenses; and all such revenues and proceeds shall be paid directly to the Administrative Agent, with no duty or obligation of any party paying the same to inquire into the rights of the Administrative Agent to receive the same, what application is made thereof, or as to any other matter. Each Credit Party hereby appoints the Administrative Agent as its attorney-in-fact to pursue any and all rights of such Credit Party to Liens in the Hydrocarbons securing payment of proceeds of runs attributable to the Hydrocarbons. The power of attorney granted to the Administrative Agent in this Section 14.02(b), being coupled with an interest, shall be irrevocable until the Indebtedness has been Paid In Full. This subsection, however, is subject in all respects to the limitations set forth in Section 4.04.
3.The Administrative Agent hereby grants a license to the Credit Parties to receive Hydrocarbons and proceeds or revenues thereof, and the purchasers or other Persons obligated to make such payments shall continue to make payments to the Credit Parties until such time as written demand has been made upon them by the Administrative Agent that payment be made directly to the Administrative Agent. Such failure to notify such purchasers or other Persons shall not in any way waive, remit, or release the right of the Administrative Agent to receive any payments not theretofore paid over to the Credit Parties before the giving of written notice. In this regard, in the event payments are made direct to the Administrative Agent, and then, at the request of the Administrative Agent payments are, for a period or period of time, paid to the Credit Parties, the Administrative Agent shall nevertheless have the right, effective upon written notice, to require future payments be again made to it.
c.Perfection of Security Interest
.
1.Notwithstanding the perfection of any security interest granted hereunder pursuant to the order of the Bankruptcy Court under the DIP Order, to the fullest extent permitted by applicable law, the Administrative Agent may file or authorize the filing of one or more financing statements disclosing the Liens granted by the Credit Parties hereunder on the Collateral.
2.In the event that a motion for dismissal from any of the Chapter 11 Cases is filed with respect to any Subsidiary without the consent of the Administrative Agent and equity interests of such Subsidiary are owned by a Credit Party, and to the extent the capital stock of such Subsidiary is in certificated form, such Credit Party shall promptly deliver all certificates or instruments at any time representing or evidencing such capital stock in such Subsidiary to the Administrative Agent, and shall be in suitable form for transfer by delivery, or shall be accompanied by instruments of transfer or assignment, duly executed in blank, all in form and substance sufficient to transfer such instruments to the Administrative Agent (or otherwise reasonably satisfactory to the Administrative Agent). The Administrative Agent shall have the right, at any time, after the occurrence and during the continuance of an Event of Default, to transfer to or to register in the name of the Administrative Agent or its nominee any capital stock in such wholly-owned Subsidiary. In addition, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing capital stock of such Subsidiaries for certificates or instruments of smaller or larger denominations during the continuance of an Event of Default.
d.Right to Cure. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to (but not the obligation to), at the written direction of the Majority Lenders (accompanied by sufficient funds to pay any such amounts) and upon ten (10) days’ notice to the applicable Credit Party, pay any amount or do any act required of any Credit Party hereunder or under any other Loan Document (other than in respect of principal, interest or fees on the Loans) in order to preserve, protect, maintain, or enforce the Indebtedness, the Collateral, or the Liens granted by the Credit Parties hereunder, and which any Credit Party fails to pay or do, including payment of any judgment against any Credit Party, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord’s or bailee’s claim, and any other obligation secured by a Lien upon or with respect to the Collateral; provided that the Administrative Agent shall not pay any amount being diligently contested by appropriate proceedings. All payments that the Administrative Agent or any Lender makes under this Section 14.04 and all out-of-pocket costs and reasonable expenses that the Administrative Agent pays or incurs in connection with any reasonable action taken by it hereunder shall be considered part of the Indebtedness. Any payment made or other action taken by the Administrative Agent under this Section 14.04 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.
e.The Administrative Agent’s and Lenders’ Rights, Duties, and Liabilities. The Credit Parties assume all responsibility and liability arising from or relating to the use, sale, or other disposition of the Collateral. The Indebtedness shall not be affected by any failure of the Secured Parties to take any steps to perfect the Liens under the Facility or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Credit Party from any of the Indebtedness. Nothing in this Agreement shall be interpreted as giving the Administrative Agent responsibility for or any duty concerning the validity, perfection, priority or enforceability of the Liens granted hereunder or giving the Administrative Agent any obligation to take any action to procure or maintain such validity, perfection, priority or enforceability, including, without limitation, any duty to file any financing statements, amendments, continuation statements, mortgages or other documents to perfect or maintain the perfection of the security interest granted hereunder.
f.Rights in Respect of Investment Property. During the existence of an Event of Default, subject to any order of the Bankruptcy Court (including the DIP Order), (i) the Administrative Agent at the direction of the Majority Lenders may, upon written notice to the relevant Credit Party, transfer or register in the name of the Administrative Agent or any of its nominees, for the benefit of the Secured Parties, any or all of the Collateral consisting of Investment Property, the proceeds thereof (in cash or otherwise), and all liens, security, rights, remedies and claims of any Credit Party with respect thereto (as used in this Section 14.06 collectively, the “Pledged Collateral”) held by the Administrative Agent hereunder, and the Administrative Agent or its nominee may thereafter, after written notice to the applicable Credit Party, exercise all voting and corporate rights at any meeting of any corporation, partnership, or other business entity issuing any of the Pledged Collateral and any and all rights of conversion, exchange, subscription, or any other rights, privileges, or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization, or other readjustment of any corporation, partnership, or other business entity issuing any of such Pledged Collateral or upon the exercise by any such issuer or the Administrative Agent of any right, privilege or option pertaining to any of the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to exercise any of the aforesaid rights, privileges or options, and the Administrative Agent shall not be responsible for any failure to do so or delay in so doing, (ii) to the extent permitted under applicable law, after the Administrative Agent’s giving of the notice specified in clause (i) of this Section 14.06, all rights of any Credit Party to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and to receive the dividends, interest and other distributions which it would otherwise be authorized to receive and retain thereunder shall be suspended until such Event of Default shall no longer exist, and all such rights shall, until such Event of Default shall no longer exist, thereupon become vested in the Administrative Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, interest, and other distributions (provided that any such Pledged Collateral the Administrative Agent shall collect shall promptly be returned to each applicable Credit Party after such Event of Default is cured or waived to the extent such Pledged Collateral was not applied to repay the Indebtedness), and (iii) each Credit Party shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies and other instruments that the Administrative Agent or a Lender may reasonably request for the purpose of enabling the Administrative Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 14.06 and to receive the dividends, interest, and other distributions which it is entitled to receive and retain pursuant to this Section 14.06.
g.Remedies.
1.Each Credit Party recognizes that the Administrative Agent may be unable to effect a public sale of any or all of the Collateral that constitutes securities to be sold by reason of certain prohibitions contained in the laws of any jurisdiction outside the United States or in applicable federal, provincial, territorial or state securities laws but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral to be sold for their own account for investment and not with a view to the distribution or resale thereof. Each Credit Party acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent permitted by law, be deemed to have been made in a commercially reasonable manner. Unless required by applicable law, the Administrative Agent shall not be under any obligation to delay a sale of any of such Collateral to be sold for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States or under any applicable federal, provincial, territorial or state securities laws, even if such issuer would agree to do so. Each Credit Party further agrees to do or cause to be done, to the extent that such Credit Party may do so under applicable law, all such other acts and things as the Administrative Agent may reasonably request to make such sales or resales of any portion or all of such Collateral or other property to be sold valid and binding and in compliance with any and all applicable laws at the Credit Parties’ expense. Each Credit Party further agrees that a breach of any of the covenants contained in this Section 14.07(a) will cause irreparable injury to the Secured Parties for which there is no adequate remedy at law and, as a consequence, agrees that each covenant contained in this Section 14.07(a) shall be specifically enforceable against such Credit Party, and each Credit Party hereby waives and agrees, to the fullest extent permitted by law, not to assert as a defense against an action for specific performance of such covenants that (i) such Credit Party’s failure to perform such covenants will not cause irreparable injury to the Secured Parties or (ii) the Secured Parties have an adequate remedy at law in respect of such breach. Each Credit Party further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Secured Parties by reason of a breach of any of the covenants contained in this Section 14.07(a) and, consequently, agrees that, if such Credit Party shall breach any of such covenants and the Secured Parties shall sue for damages for such breach, such Credit Party shall pay to the Administrative Agent, for the benefit of the Secured Parties, as liquidated damages and not as a penalty, an aggregate amount equal to the value of the Collateral or other property to be sold on the date the Administrative Agent shall demand compliance with this Section 14.07(a).
2.Subject to the terms of the DIP Order, if an Event of Default has occurred and is continuing, the Administrative Agent shall have for the benefit of the Secured Parties, in addition to all other rights of the Secured Parties, the rights and remedies of a secured party under the UCC, and without limiting the generality of the foregoing, the Administrative Agent may, and at the request of the Majority Lenders shall: (i) take possession of, foreclose on and/or request a receiver of the Collateral and keep it on any Credit Party’s premises at any time, at no cost to the Secured Parties, or remove any part of it to such other place or places as the Administrative Agent may desire, or the Credit Parties shall, upon the Administrative Agent’s or the Majority Lender’s demand, at the Credit Parties’ cost, assemble the Collateral and make it available to the Administrative Agent at a place reasonably convenient to the Administrative Agent; (ii) exercise of set-off rights on cash collateral or deposits; (iii) sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion, and may postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale; (iv) hold, lease, develop, manage, operate, control and otherwise use the Collateral upon such terms and conditions as may be reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as may be reasonably necessary or desirable), exercise all such rights and powers of each Credit Party with respect to the Collateral, whether in the name of such Credit Party or otherwise, including without limitation the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all rents, in each case, in accordance with the standards applicable to the Administrative Agent under the

Loan Documents, and (v) take any other reasonable actions, as may be reasonably necessary or desirable, in connection with the Collateral (including preparing for the disposition thereof), and all actual, reasonable, out-of-pocket fees and expenses incurred in connection therewith shall be borne by the Credit Parties. Subject to the terms of the DIP Order, if an Event of Default has occurred and is continuing, promptly following written demand from the Administrative Agent, the applicable Credit Party shall direct the grantor or licensor of, or the contracting party to, any property agreement with respect to any property to recognize and accept the Administrative Agent, for the benefit of and on behalf of the Secured Parties, as the party to such agreement for any and all purposes as fully as it would recognize and accept such Credit Party and the performance of such Credit Party thereunder and, in such event, without further notice or demand and at such Credit Party’s sole cost and expense, the Administrative Agent, for the benefit of and on behalf of the Secured Parties, may exercise all rights of such Credit Party arising under such agreements. Without in any way requiring notice to be given in the following manner, each Credit Party agrees that any notice by the Administrative Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to such Credit Party if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) days prior to such action to the Credit Parties’ address specified in or pursuant to Section 12.01. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Indebtedness until the Administrative Agent or the Lenders receive payment, and if the buyer defaults in payment, the Administrative Agent may resell the Collateral. In the event the Administrative Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Credit Party irrevocably waives (to the extent permitted by applicable law): (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Administrative Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Credit Party agrees that the Administrative Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Administrative Agent is hereby granted a license or other right to use, without charge, each Credit Party’s labels, patents, copyrights, name, trade secrets, trade names, trademarks and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and each such Credit Party’s rights under all licenses and all franchise agreements shall inure to the Administrative Agent’s benefit for such purpose; provided that the Administrative Agent shall not exercise such license or rights unless an Event of Default has occurred and is continuing. The Administrative Agent will return any excess proceeds to the applicable Credit Party and the Credit Parties shall remain liable for any deficiency. The proceeds of any sale shall be applied as required pursuant to Section 10.02(c) hereof.
3.Notwithstanding anything herein to the contrary, (i) neither the Administrative Agent nor any Lender shall take any action under this Section 14.07 (or similar provisions of any Loan Document) except after compliance with any applicable requirements set forth in the DIP Order and (ii) following the occurrence and during the continuance of an Event of Default, all amounts received by the Administrative Agent on account of the Indebtedness, from the

Credit Parties and/or all amounts with respect to the proceeds of any Collateral shall be promptly disbursed by the Administrative Agent as required pursuant to Section 10.02(c) hereof.

[Remainder of page intentionally left blank; signature pages follow]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
BORROWER:    OASIS PETROLEUM NORTH AMERICA LLC
By:
Name:    Michael Lou
    Title: Executive Vice President and Chief
     Financial Officer

PARENT:    OASIS PETROLEUM INC.

By:
Name:    Michael Lou
    Title: Executive Vice President and Chief
     Financial Officer

OP LLC:    OASIS PETROLEUM LLC

    By:                                Name:    Michael Lou
    Title: Executive Vice President and Chief
     Financial Officer

Signature Page
Senior Secured Superpriority Debtor-In-Possession Revolving Credit Agreement

ADMINISTRATIVE AGENT
AND LENDER:    WELLS FARGO BANK, N.A.,
    as Administrative Agent and as a Lender
By:
Name:
Title:

Signature Page
Senior Secured Superpriority Debtor-In-Possession Revolving Credit Agreement

Signature Page
Senior Secured Superpriority Debtor-In-Possession Revolving Credit Agreement

LENDERS: CITIBANK, N.A.,
as a Lender

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
Signature Page
Senior Secured Superpriority Debtor-In-Possession Revolving Credit Agreement

as a Lender

By:
Name:
Title:

Signature Page
Senior Secured Superpriority Debtor-In-Possession Revolving Credit Agreement

    ROYAL BANK OF CANADA,
    as a Lender

By:
Name:
Title:
CAPITAL ONE, NATIONAL ASSOCIATION,
Signature Page
Senior Secured Superpriority Debtor-In-Possession Revolving Credit Agreement

as a Lender

By:
Name:
Title:

Signature Page
Senior Secured Superpriority Debtor-In-Possession Revolving Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
as a Lender

By:
Name:
Title:
CITIZENS BANK, N.A.,
Signature Page
Senior Secured Superpriority Debtor-In-Possession Revolving Credit Agreement

as a Lender

By:
Name:
Title:

BBVA USA,
Signature Page
Senior Secured Superpriority Debtor-In-Possession Revolving Credit Agreement

as a Lender

By:
Name:
Title:

ING CAPITAL LLC,
Signature Page
Senior Secured Superpriority Debtor-In-Possession Revolving Credit Agreement

as a Lender

By:
Name:
Title:

Signature Page
Senior Secured Superpriority Debtor-In-Possession Revolving Credit Agreement

BOKF, NA dba BANK OF TEXAS,
as a Lender

By:
Name:
Title:

TRUIST BANK, FORMERLY BRANCH BANK & TRUST,
Signature Page
Senior Secured Superpriority Debtor-In-Possession Revolving Credit Agreement

as a Lender

By:
Name:
Title:

COMERICA BANK,
Signature Page
Senior Secured Superpriority Debtor-In-Possession Revolving Credit Agreement

as a Lender

By:
Name:
Title:

Signature Page
Senior Secured Superpriority Debtor-In-Possession Revolving Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:
Name:
Title:

GOLDMAN SACHS BANK USA,
Signature Page
Senior Secured Superpriority Debtor-In-Possession Revolving Credit Agreement

as a Lender

By:
Name:
Title:

Signature Page
Senior Secured Superpriority Debtor-In-Possession Revolving Credit Agreement

IBERIABANK, A DIVISION OF FIRST HORIZON BANK,
as a Lender

By:
Name:
Title:

Signature Page
Senior Secured Superpriority Debtor-In-Possession Revolving Credit Agreement

REGIONS BANK,
as a Lender

By:
Name:
Title:

ZIONS BANCORPORATION, N.A. dba AMEGY BANK,
Signature Page
Senior Secured Superpriority Debtor-In-Possession Revolving Credit Agreement

as a Lender

By:
Name:
Title:

Signature Page
Senior Secured Superpriority Debtor-In-Possession Revolving Credit Agreement

MIZUHO BANK, LTD.,
as a Lender

By:
Name:
Title:

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:

Signature Page
Senior Secured Superpriority Debtor-In-Possession Revolving Credit Agreement

ELLIOTT ASSOCIATES, L.P.,
as a Lender

By:
Name:
Title:

Signature Page
Senior Secured Superpriority Debtor-In-Possession Revolving Credit Agreement

ELLIOTT INTERNATIONAL, L.P.,
as a Lender

By:
Name:
Title:

Signature Page
Senior Secured Superpriority Debtor-In-Possession Revolving Credit Agreement

1.
LIST OF COMMITMENTS

Name of Lender	Applicable Percentage	Commitment
Wells Fargo Bank, N.A.	10.00000000%	$45,000,000.06
JPMorgan Chase Bank, N.A.	9.25925926%	$41,666,666.67
Royal Bank of Canada	9.25925926%	$41,666,666.67
Citibank, N.A.	9.25925926%	$41,666,666.64
Citizens Bank, N.A.	5.18518519%	$23,333,333.31
ING Capital LLC	5.18518519%	$23,333,333.31
Canadian Imperial Bank Of Commerce, New York Branch	5.18518519%	$23,333,333.31
Capital One, National Association	5.18518519%	$23,333,333.31
BBVA USA	5.18518519%	$23,333,333.31
Fifth Third Bank, National Association	4.07407407%	$18,333,333.36
Mizuho Bank, Ltd.	4.07407407%	$18,333,333.36
Regions Bank	4.07407407%	$18,333,333.36
Truist Bank, formerly Branch Banking & Trust	4.07407407%	$18,333,333.36
BOKF, NA dba Bank of Texas	3.18518519%	$14,333,333.34
Comerica Bank	3.18518519%	$14,333,333.34
Credit Suisse AG, Cayman Islands Branch	3.18518519%	$14,333,333.34
Goldman Sachs Bank USA	3.18518519%	$14,333,333.31
Zions Bancorporation, N.A. dba Amegy Bank	2.59259259%	$11,666,666.67
Elliott International, L.P.	2.22962963%	$10,033,333.32
IBERIABANK, a division of First Horizon Bank	1.48148148%	$6,666,666.66
Elliott Associates, L.P.	0.95555556%	$4,299,999.99
TOTAL	100.00%	$450,000,000.00

Annex I
Senior Secured Superpriority Debtor-In-Possession Revolving Credit Agreement